As filed with the United States Securities and Exchange Commission on June 17, 2022

Registration No. 333-264981

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7373	87-0613716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James F. DeSocio

President and Chief Executive Officer

Intellinetics, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin C. Herbst, Esq.

Kegler Brown Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

Tel No.: (614) 462-5400

Fax No.: (614) 464-2634

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicated by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 17, 2022

PROSPECTUS

INTELLINETICS, INC.

1,366,846 Shares of Common Stock

The selling stockholders identified in this prospectus may, from time to time, offer and sell up to 1,366,846 shares of our common stock consisting of:

●	1,242,588 shares of our common stock, issued to investors in a private placement of securities completed on April 1, 2022 (which we refer to as our “2022 private placement”); and

●	up to 124,258 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2022 private placement.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from the sale of the shares by the selling stockholders. We may receive proceeds on the exercise for cash of outstanding warrants for shares of our common stock covered by this prospectus.

The selling stockholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will pay all expenses of the registration of the shares, and the selling stockholders will pay any broker-dealer or underwriter fees, discounts or commissions and other selling expenses of the shares.

Our common stock is quoted on the OTCQB under the symbol “INLX.” The closing price of our common stock as reported on the OTCQB on May 13, 2022, was $4.37 per share.

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors beginning on page 6 of this prospectus before you consider buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________ , 2022.

This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission (the “SEC.”) Under this registration process, the selling stockholders may, from time to time, offer and sell up to 1,366,846 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement.

As used in this prospectus, unless the context indicates otherwise:

●	the terms “Intellinetics,” “Company,” “we,” “our” and similar terms refer to Intellinetics, Inc., a Nevada corporation, and its subsidiaries,
●	“Intellinetics Ohio” refers to Intellinetics, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company, and
●	“Graphic Sciences” refers to Graphic Sciences, Inc., a Michigan corporation and a wholly-owned subsidiary of the Company.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes.

Our Company

Our History

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., is a Nevada holding company incorporated in 1997, with two subsidiaries: (i) Intellinetics, Inc., an Ohio corporation that is wholly-owned by the Company, and (ii) Graphic Sciences, Inc., a Michigan corporation that is also wholly-owned by the Company. Intellinetics Ohio was incorporated in 1996, and in 2012, Intellinetics Ohio became the sole operating subsidiary of the Company as a result of a reverse merger and recapitalization. In March 2020, we purchased all the outstanding capital stock of Graphic Sciences, Inc.

Our Company

We are a document services and software solutions company serving both the small-to-medium business and governmental sectors with their digital transformation and process automation initiatives.

Our products and services are provided through two reporting segments: Document Management and Document Conversion. Our Document Management segment consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our Document Conversion segment provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as long-term storage and retrieval services. Solutions are sold both directly to end-users and through resellers.

Our customers use our software by one of two methods: purchasing our software and installing it onto their own equipment, which we refer to as a “premise” model, or licensing and accessing our platform via the Internet, which we refer to as a “software as a service” or “SaaS” model and also as a “cloud-based” model. We expect to continue to benefit from our select niche leadership market positions, innovative product offering, growing customer base, and the impact of our sales and marketing programs.

Recent Developments

On April 1, 2022, we acquired substantially all of the assets of Yellow Folder, LLC, (“Yellow Folder”), a document solutions company that specializes in the K-12 education market, located in Dallas, Texas. More details regarding the acquisition of Yellow Folder are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on April 5, 2022.

Also on April 1, 2022, we completed a private offering with certain accredited investors to raise aggregate gross proceeds of $2,964,500 in 12% subordinated notes and $5,740,756 in shares of common stock, referred to herein as the 2022 private placement. We used a portion of the net proceeds to finance the acquisition of Yellow Folder, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially debt reduction or other future acquisitions. More details are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on April 5, 2022.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our telephone number is (614) 921-8170 and our website address is www.intellinetics.com. The information contained on our website is not part of this prospectus.

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The Offering

Common stock offered by selling stockholders	Up to 1,366,846 shares

Common stock to be outstanding after the offering	4,198,015 shares, assuming full exercise of all warrants held by selling stockholders

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of the common stock. To the extent that the selling Stockholders exercise for cash all of the warrants covering the 124,258 shares of common stock issuable upon exercise of all the warrants held by such selling stockholders, we may receive a maximum of $574,072 from such exercises. We intend to use any such proceeds for general corporate and working capital purposes. See “Use of Proceeds” for a complete description.

OTCQB Symbol	INLX

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” beginning on page 6.

The selling stockholders identified in this prospectus may offer and sell up to 1,366,846 shares of our common stock consisting of:

●	1,242,588 shares of our common stock, issued to investors in the 2022 private placement;

●	up to 124,258 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2022 private placement.

The number of shares of our common stock outstanding after the offering is based on 4,073,757 shares of our common stock outstanding as of May 13, 2022, but this amount excludes the following shares reserved for issuance:

●	497,330 shares of our common stock reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan

●	255,958 shares of our common stock, issuable upon exercise of warrants outstanding as of May 13, 2022, all of which are immediately exercisable and consist of the following:

	○	five-year warrants to purchase 3,000 shares of our common stock at an exercise price of $15.00 per share, issued to investors in connection with bridge financing prior to a private placement in 2017;

	○	five-year warrants to purchase 17,200 shares of our common stock at an exercise price of $12.50 per share, issued to the placement agent in connection with a private placement with investors on November 17, 2017, and November 29, 2017;

	○	five-year warrants to purchase 16,000 shares of our common stock at an exercise price of $9.00 per share, issued to the placement agent in connection with a private placement with investors on September 20, 2018, and September 26, 2018; and

	○	five-year warrants to purchase 95,500 shares of our common stock at an exercise price of $4.00 per share, issued to the placement agent in connection with the 2020 private placement.

	○	five-year warrants to purchase 124,258 shares of our common stock at an exercise price of $4.62 per share, issued to the placement agent in connection with the 2022 private placement.

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Summary Historical Financial Data

The following table summarizes our recent financial data. We have derived the following summary of our statements of operations data for the three months ended March 31, 2022 and 2021 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. We have derived the following summary of our statements of operations data for the fiscal years ended December 31, 2021 and 2020, and the following summary of our balance sheet data as of December 31, 2021 and 2020, from our audited consolidated financial statements appearing elsewhere in this prospectus. The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	(Unaudited)		Audited
	2022	2021	2021	2020
Statement of Operations Data:

Revenues	$2,703,512	$2,635,219	$11,460,265	$8,253,391
Cost of Revenues	1,071,675	1,030,315	4,517,283	3,262,653
Gross Profit	1,631,837	1,604,904	6,942,982	4,990,738
Operating expenses:
General and administrative	938,883	1,039,026	4,044,296	3,499,440
Change in fair value of earnout liabilities	64,204	69,950	141,414	1,554,800
Significant Transaction Costs	70,051	-	-	636,440
Sales and marketing	352,114	290,311	1,378,352	1,041,367
Depreciation and amortization	114,110	94,884	413,932	296,935
Total operating expenses	1,539,362	1,494,171	5,977,994	7,028,982
Income from operations	92,475	110,733
Other income (expenses):
Gain on extinguishment of debt	-	845,083	845,083	287,426
Interest expense, net	(112,601)	(113,044)	(452,120)	(637,683)

Income (loss) before income taxes	$(20,126)	$842,772	$1,357,951	$(2,388,501)

Income tax benefit	-	-	-	188,300

Net income (loss)	$(20,126)	$842,772	$1,357,951	$(2,200,201)

Balance Sheet Data:

Current assets	$3,908,546		$3,684,268	$3,465,734
Working capital (deficit)	(1,517,958)		126,944	(159,254)
Total assets	12,000,042		11,962,132	10,344,633
Long-term liabilities	3,851,468		5,743,072	5,565,613
Total stockholders’ equity	2,722,070		2,661,736	1,154,032

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RISK FACTORS

Investing in our shares involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors and information relating to our business, condition and operating results, including those set forth below and those contained elsewhere in this prospectus. If any of the following risks were to occur, our business, affairs, assets, financial condition, results of operations, cash flows, liquidity and prospects could be materially and adversely affected, the trading price of our shares could decline, and you could lose all or part of your investment in our shares. When we say that something could have a material adverse effect on us or on our business, we mean that it could have one or more of these effects.

Risks Relating to Our Business

General inflation and increases in the minimum wage and general labor costs, could adversely affect our business, financial condition and results of operations.

Labor is a significant portion of our cost structure and is subject to many external factors, including minimum wage laws, prevailing wage rates, unemployment levels, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the federal minimum wage in the United States, as well as the minimum wage in Michigan and Ohio and municipalities, and to reform entitlement programs, such as health insurance and paid leave programs. On April 27, 2021, President Biden issued an Executive Order, effective January 30, 2022, requiring certain federal contractors to pay a $15 minimum wage to workers who work on federal contracts and to adjust that rate annually according to the consumer price index. While we do not currently have any federal contracts and are not directly affected by the Executive Order, the Executive Order will mostly likely significantly contribute to the overall increase in prevailing wage rates and increase in current general levels of inflation. Further, the Executive Order may influence other state and municipal jurisdictions to increase their statutory minimum wage. As minimum wage rates increase or related laws and regulations change, we will need to increase not only the wage rates of our minimum wage employees, but also the wages paid to our other hourly or salaried employees. Increases in the cost of our labor could have an adverse effect on our business, financial condition and results of operations, or if we fail to pay such higher wages we could suffer increased employee turnover. Increases in labor costs generally could force us to increase prices for other customers, which could adversely impact our sales. For some customers with multi-year fixed pricing contracts, increases in the minimum wage could decrease our profit margins or result in losses and could have a material adverse effect on our business, financial condition and results of operations.

We have been and could continue to be negatively impacted by the novel coronavirus pandemic (COVID-19) and related governmental actions and orders and market effects.

The coronavirus pandemic (COVID-19) and related economic downturn continues to pose various and interrelated risks to our customers, our employees, our vendors and the communities in which we operate, which have all negatively impacted, and may continue to negatively impact, our business. From March 24, 2020 to current, customers have responded with varying levels of project postponements, particularly in our document conversion segment, which generally requires picking up boxes from customer sites. Our level of customer engagement in document conversion has varied with the ebb and flow of the initial virus and the subsequent variants and outbreaks. The State of Michigan, our largest customer, has yet to return a majority of its agencies and departments to on site work. In addition, our business, financial condition and results of operations could be materially adversely affected by future outbreaks of COVID-19 generally or in our facilities. We are also likely to be impacted further by decreased customer demand and/or subscription terminations as a result of a reduction in customer spending (especially customers that are state and local governmental entities) or as a result of government-imposed restrictions on businesses. In particular, governmental budget reductions in the State of Michigan, our largest customer, may have a material adverse effect on our business. If the pandemic or its recovery continues to reduce customer’s budgets and restrict business operations, the pandemic may have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our common stock.

Any significant reduction in the sales efforts or cooperative efforts from our partners could materially impact our revenues.

We rely on close cooperation with our resellers for sales and product development as well as for the optimization of opportunities that arise in our competitive environment. In particular, the success of our reseller program is entirely dependent upon our relationships with resellers of multi-functional devices, which are currently being purchased by current and potential customers in our target markets. Our success will depend, in part, upon our ability to maintain access to existing channels of distribution and to gain access to new channels if and when they develop. We may not be able to retain a sufficient number of our existing partners or develop a sufficient number of future partners. We are unable to predict the extent to which our partners will be successful in marketing and licensing our products. A reduction in partner cooperation or sales efforts, or a decline in the number of channels, could materially reduce revenues.

If we are unable to continue to attract new customers and increase market awareness of our company and solutions, our revenue growth could be slower than we expect or could decline.

We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenue in the future will depend, in part, upon continually attracting new customers and obtaining subscription renewals to our solutions from those customers. Market awareness of our capabilities and solutions is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in attracting new customers by creating market awareness of our company and solutions, our business may be harmed.

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If our existing customers fail to renew their support agreements, or if customers do not license updated products on terms favorable to us, our revenues could be adversely affected.

We currently derive a significant portion of our overall revenues from maintenance services and software subscriptions, and we depend on our installed customer base for future revenue from maintenance services and software subscriptions and licenses of updated products. The IT industry generally has been experiencing increasing pricing pressure from customers when purchasing or renewing support agreements. Moreover, the trend towards consolidation in certain industries that we serve, such as financial services, could result in a reduction of the software under agreement and put pressure on our maintenance and support terms with customers who have merged. Given this environment, there can be no assurance that our current customers will renew their maintenance agreements or agree to the same terms when they renew, which could result in our reducing or losing maintenance fees. If our existing customers fail to renew their maintenance agreements, or if we are unable to generate additional maintenance fees through the licensing of updated products to existing or new customers, our business and future operating results could be adversely affected.

Reduced IT or enterprise software spending may adversely impact our business.

Our business depends on the overall demand for IT and enterprise software spend and on the economic health of our current and prospective customers. Any meaningful reduction in IT or enterprise software spending or weakness in the economic health of our current and prospective customers could harm our business in a number of ways, including longer sales cycles and lower prices for our solutions.

Current and future competitors could have a significant impact on our ability to generate future revenues and profits.

The markets for our products are intensely competitive, and are subject to rapid technological change and other pressures created by changes in our industry. The convergence of many technologies has resulted in unforeseen competitors arising from companies that were traditionally not viewed as threats to our marketplace. We expect competition to increase and intensify in the future as the pace of technological change and adaptation quickens, and as additional companies enter our markets, including those competitors who offer similar products and services to ours, but offer them through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) introduce new competitive products, (ii) add new functionality to existing products, (iii) acquire competitive products, (iv) reduce prices, or (v) form strategic alliances with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increased bargaining power by the consumers of our products and services, we would need to lower the prices we charge for the products we offer. This could result in lower revenues or reduced margins, either of which could materially and adversely affect our business and operating results. Additionally, if prospective consumers choose other methods of document solutions delivery, different from those that we offer, our business and operating results could also be materially and adversely affected.

Consolidation in the industry, particularly by large, well-capitalized companies, could place pressure on our operating margins which could, in turn, have a material adverse effect on our business.

Acquisitions by large, well-capitalized technology companies have changed the marketplace for our goods and services by replacing competitors that are comparable in size to our company with companies that have more resources at their disposal to compete with us in the marketplace. In addition, other large corporations with considerable financial resources either have products that compete with the products we offer, or have the ability to encroach on our competitive position within our marketplace. These companies have considerable financial resources, channel influence, and broad geographic reach; thus, they can engage in competition with our products and services on the basis of sales price, marketing, services, or support. They also have the ability to introduce items that compete with our maturing products and services. The threat posed by larger competitors and their ability to use their better economies of scale to sell competing products and services at a lower cost may materially reduce the profit margins we earn on the goods and services we provide to the marketplace. Any material reduction in our profit margin may have a material adverse effect on the operations or finances of our business, which could hinder our ability to raise capital in the public markets at opportune times for strategic acquisitions or general operational purposes, which may prevent effective strategic growth or improved economies of scale or put us at a disadvantage to our better-capitalized competitors.

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We must manage our internal resources during periods of company growth, or our operating results could be adversely affected.

The document solutions market has continued to evolve at a rapid pace. If we are successful with our growth plans, any growth will place significant strains on our administrative and operational resources, and increase demands on our internal systems, procedures and controls. Our administrative infrastructure, systems, procedures and controls may not adequately support our operations. In addition, our management may not be able to achieve a rapid, effective execution of the product and business initiatives necessary to successfully implement our operational and competitive strategy. If we are unable to manage growth effectively, our operating results will likely suffer which may, in turn, adversely affect our business.

We may be unable to acquire other businesses, technologies or companies or engage in other strategic transactions, and we may not be able to successfully realize the benefits of and may be exposed to a variety of risks from any such strategic transactions.

The acquisitions of Graphic Sciences and CEO Imaging Systems, Inc., both in 2020, were our first strategic business acquisitions. As part of our growth strategy, we also expect to continue to evaluate and consider potential strategic transactions, including business combinations, acquisitions and strategic alliances, to enhance our existing businesses and to develop new products and services. At any given time, we may be engaged in discussions or negotiations with respect to one or more of these types of transactions, and any of these transactions could be material to our financial condition and results of operations. However, we do not know if we will be able to identify any future opportunities that we believe will be beneficial for us. Even if we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction, and even if we do consummate such a transaction we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Any future acquisition involves risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, technologies, finance and accounting functions, internal controls, business policies, and products and services of the acquired business;

●	technologies, products or businesses that we acquire may not achieve expected levels of revenue, profitability, benefits or productivity;

●	we may not be able to achieve the expected synergies from an acquisition, or it may take longer than expected to achieve those synergies;

●	unexpected costs and liabilities and unknown risks associated with the acquisition;

●	diversion of management’s time and resources away from our daily operations;

●	risks of entering markets in which we have no or limited direct prior experience;

●	potential need for restructuring operations or reductions in workforce, which may result in substantial charges to our operations;

●	incurring future impairment charges related to diminished fair value of businesses acquired as compared to the price we paid for them; and

●	issuing potentially dilutive equity securities, or incurring debt or contingent liabilities, which could harm our financial condition.

We cannot assure you that we will make any additional acquisitions, or that any future acquisitions will be successful, will assist us in the accomplishment of our business strategy, or will generate sufficient revenues to offset the associated costs and other adverse effects or will otherwise result in us receiving the intended benefits of the acquisition. In addition, we cannot assure you that any future acquisition of new businesses or technology will lead to the successful development of new or enhanced customer relationships, products, and services, or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

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Risks Related to Product Development

We need to continue to develop new technologically-advanced products that successfully integrate with the software products and enhancements used by our customers.

Our success depends upon our ability to design, develop, test, market, license, and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, networking, browser, and software as a service. In addition, software products and enhancements must remain compatible with standard platforms and file formats. Often, we must integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third-party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third-party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

If our products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our document solutions software offerings through our proprietary research and the development of new product offerings. In response to customer demand, it is important to our success that we continue: (i) to enhance our products, and (ii) to seek to set the standard for document solutions capabilities in the small-to-medium market. The primary market for our software and services is rapidly evolving, due to the nature of the rapidly changing software industry, which means that the level of acceptance of products and services that have been released recently or that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our current products and services, (ii) develop new software products, services and enhancements to current products and services, (iii) complete customer installations on a timely basis, or (iv) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products, which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

Our investment in our current research and development efforts may not provide a sufficient, timely return.

The development of document solutions software products is a costly, complex, and time-consuming process, and the investment in document solutions software product development often involves a long wait until a return is achieved on such an investment. When cash is available, we make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by increased revenues. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

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Product development is a long, expensive, and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses, and this may negatively impact our business operating results or financial condition.

Our products may contain defects that could harm our reputation, be costly to correct, delay revenues, and expose us to litigation.

Our products are highly complex and sophisticated and, from time to time, may contain design defects or software errors that are difficult to detect and correct. Errors may be found in new software products or improvements to existing products after delivery to our customers. If these defects are discovered, we may not be able to successfully correct such defects in a timely manner. In addition, despite the tests we conduct on all of our products, we may not be able to fully simulate the environment in which our products will operate and, as a result, we may be unable to adequately detect the design defects or software errors which may become apparent only after the products are installed in an end-user’s network. The occurrence of errors and failures in our products could result in the delay or the denial of market acceptance of our products, and alleviating such errors and failures may require us to make significant expenditure of our resources. The harm to our reputation resulting from product errors and failures may be materially damaging. Because we regularly provide a warranty with our products, the financial impact of fulfilling warranty obligations may be significant in the future. Our agreements with our strategic partners and end-users typically contain provisions designed to limit our exposure to claims. These agreements regularly contain terms such as the exclusion of all implied warranties and the limitation of the availability of consequential or incidental damages. However, such provisions may not effectively protect us against claims and the attendant liabilities and costs associated with such claims. Accordingly, any such claim could negatively affect our business, operating results or financial condition.

The use of open-source software in our products may expose us to the risk of having to disclose the source code to our product, rendering our software no longer proprietary and reducing or eliminating its value.

Certain open-source software is licensed pursuant to license agreements that require a user who distributes the open-source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software open-source software. As competition in our markets increases, we must strive to be cost-effective in our product development activities. Many features we may wish to add to our products in the future may be available as open-source software, and our development team may wish to make use of this software to reduce development costs and speed up the development process. While we carefully monitor the use of all open-source software and try to ensure that no open-source software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third party has incorporated certain types of open-source software into its software but has failed to disclose the presence of such open-source software, and we embed that third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have a material adverse effect on our business.

The loss of licenses to use third-party software or the lack of support or enhancement of such software could adversely affect our business.

We currently depend upon a limited number of third-party software products. If such software products were not available, we might experience delays or increased costs in the development of our products. In certain instances, we rely on software products that we license from third parties, including software that is integrated with internally-developed software, and which is used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such software, could result in increased costs or in delays or reductions in product shipments until equivalent software is developed or licensed and integrated with internally-developed software. Such increased costs or delays or reductions in product shipments could adversely affect our business.

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Financial Risks

We need to continue to maintain an effective system of internal controls, in order to be able to report our financial results accurately and timely and prevent fraud.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. We maintain a small accounting and reporting staff, concentrated in a few individuals. Any future weaknesses in our internal controls and procedures over financial reporting could result in material misstatements in our consolidated financial statements not being prevented or detected. We may experience difficulties or delays in completing remediation or may not be able to successfully remediate material weaknesses at all. Any material weakness or unsuccessful remediation could affect our ability to file periodic reports on a timely basis and investor confidence in the accuracy and completeness of our consolidated financial statements, which in turn could harm our business and have an adverse effect on our stock price and our ability to raise additional funds.

We may not be able to generate sufficient cash to service any indebtedness or contingent transaction consideration that we may incur from time to time, which could force us to sell assets, cease operations, or take other detrimental actions for our business.

Our ability to make scheduled payments on or to refinance any debt or contingent transaction obligations that we have or may incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We currently have a total of $5 million in debt principal, with $2 million maturing in February of 2023 and $3 million maturing in March of 2025. In addition, we have operated with a history of losses. For 2021, we had a net income of $1.4 million, but for 2020, we had a net loss of $2.2 million, including a change in fair value of earnout liabilities of $1.6 million. We have an accumulated deficit of $21.6 million as of December 31, 2021. Our ability to meet our capital needs in the future will depend on many factors, including maintaining and enhancing our operating cash flow, successfully managing the transition of our recent acquisitions of Yellow Folder, Graphic Sciences, and CEO Imaging Systems, Inc., successfully retaining and growing our client base in the midst of general economic uncertainty, and managing the continuing effects of the COVID-19 pandemic on our business. We cannot ensure that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on any indebtedness or the contingent transaction consideration.

If our cash flows and capital resources are at any time insufficient to fund our obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, or reduce or cease operations. There can be no assurance that additional capital or debt financing will be available to us at any time. Even if additional capital is available, we may not be able to obtain debt or equity financing on terms favorable to us. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to reduce or curtail our operations.

The terms of our promissory notes will restrict our financing flexibility.

The terms of promissory notes we issued in 2022 and 2020 contain standard negative covenants customary for transactions of this type. These negative covenants may preclude or restrict our ability to effect future debt and convertible debt financings without the prior approval of holders of the previous notes. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the convertible note and other transaction documents, the commencement of bankruptcy or insolvency proceedings, and failure to timely file Exchange Act filings.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” in this prospectus, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in our stock price. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, deferred contract costs and commission expense, accounting for business combination, troubled debt restructuring and stock compensation.

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The loss of a major customer or the failure to collect a large account receivable could negatively affect our results of operations and financial condition.

Revenues from a limited number of customers have accounted for a substantial percentage of our total revenues. Our two largest clients account for approximately 47% and 9%, and 47% and 8%, of our revenues for the years ending December 31, 2021 and 2020, respectively. For the years ended December 31, 2021, and 2020, government contracts represented approximately 62% and 64% of our net revenues, respectively. The loss of one of our clients or the loss of a meaningful percentage of government contracts could materially affect our business and operating results.

A significant downturn in our business may not be immediately reflected in our operating results because of the way we recognize revenue.

We recognize revenue from subscription agreements ratably over the terms of these agreements, which are typically one year. As a result, a significant portion of the revenue we report in each quarter is generated from customer agreements entered into during previous periods, which is reflected as deferred revenue on our balance sheet. Consequently, a decline in new or renewed subscriptions, or a downgrade of renewed subscriptions to less-expensive editions, in any one quarter may not be fully reflected in our revenue in that quarter, and may negatively affect our revenue in future quarters. If contracts having significant value expire and are not renewed or replaced at the beginning of a quarter or are downgraded, our revenue may decline significantly in that quarter and subsequent quarters.

Legal and Regulatory Risks

Our contracts with government clients subject us to risks including early termination, audits, investigations, sanctions, and penalties.

A significant portion of our revenues comes from contracts with state and local governments, and their respective agencies, which may terminate most of these contracts at any time, without cause. As discussed above, government contracts constitute a significant portion of our total revenues. At this time, governments and their agencies are operating under increased pressure to reduce spending. Contracts at the state and local levels are subject to government funding authorizations. Additionally, government contracts are generally subject to audits and investigations that could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions, or debarment from future government business.

We are subject to the reporting requirements of federal securities laws, causing us to make significant compliance-related expenditures that may divert resources from other projects, thus impairing its ability to grow.

We are subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission and furnishing audited reports to stockholders causes our expenses to be higher than most other similarly-sized companies that are privately held. As a public company, we expect these rules and regulations to continue to keep our compliance costs high in 2022 and beyond, and to make certain activities more time-consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

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The elimination of monetary liability against our directors, officers, agents and employees under Nevada law, and the existence of indemnification rights to such persons, may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, agents and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors, officers, agents and employees to the Company and our stockholders for damages for breach of fiduciary duty to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, agents and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against certain individuals for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers, agents and employees even though such actions, if successful, might otherwise benefit us and our stockholders.

Security breaches may harm our business.

Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations or other liabilities. Our clients may use our products and services to handle personally identifiable information, sensitive personal information, protected health information, or information that is otherwise confidential. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business may suffer and we could incur significant liability.

The United States has laws and regulations relating to data privacy, security, and retention and transmission of information. We have certain measures to protect our information systems against unauthorized access and disclosure of our confidential information and confidential information belonging to our customers. We have policies and procedures in place dealing with data security and records retention. However, there is no assurance that the security measures we have put in place will be effective in every case.

There has been an increase in the number of private privacy-related lawsuits filed against companies in recent years. There has also been an increase in the incidence of data breaches in public companies operating in the US, resulting in unfavorable publicity and high amounts of damages against the breached companies, including the cost of obtaining credit monitoring services for all persons whose information was compromised. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

Breaches, or perceived breaches, in security could result in a negative impact for us and for our customers, potentially affecting our business, assets, revenues, brand, and reputation, and resulting in penalties, fines, litigation, and other potential liabilities, in each case depending upon the nature of the information disclosed. These risks to our business may increase as we expand the number of products and services we offer.

We may become involved in litigation that may materially adversely affect us.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action, and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us or of the services offered by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes, or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. There can be no assurance that any insurance coverage we may have in place will be adequate or that current coverages will remain available at acceptable costs. Such matters can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results, or financial condition.

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Any claim that we infringe on a third party’s intellectual property could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents are applied to software products. Although we are not aware of any infringement on the rights of third parties, third parties may assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third-party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may assert infringement claims against us in the future. The third parties making these assertions and claims may include non-practicing entities (known as “patent trolls”) whose business model is to obtain patent-licensing revenues from operating companies, such as ours. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities, and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third-party rights to ensure they comply with judicial decisions. Our agreements with our partners and end-users typically contain provisions that require us to indemnify them, with certain limitations on the total amount of such indemnification, for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results, as well as our ability to generate future revenues and profits.

Risks Relating to Our Common Stock

We may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences, and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations, and financial condition.

Shares of our common stock that have not been registered under the Securities Act, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144.

Pursuant to Rule 144 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a shell company pursuant to Rule 144 prior to 2012. Even though we are no longer a shell company, investors may be reluctant to invest in our securities because securities of a former shell company may not be as freely tradable as securities of companies that are not former “shell companies.” In addition, since we are a former shell company, shareholders with restricted securities cannot rely upon Rule 144 for sales of restricted securities in the event that we are not current in our filing obligations under the Exchange Act.

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Our shares are quoted on the OTCQB and are subject to limited trading, a high degree of volatility, and liquidity risk.

Our common stock is currently quoted on the OTCQB. Shares of our common stock have had very limited and sporadic trading in the past. As such, we believe our stock price to be more volatile and the share liquidity characteristics to be of higher risk than if we were listed on one of the national exchanges. Due to this volatility, our stock price as quoted by the OTCQB may not reflect an actual or perceived value of our common stock. In the past, several days have passed between trades in our common stock, meaning that at any given time, there may be few or no investors interested in purchasing our common stock at or near ask prices. This limited trading, volatility, and liquidity risk is attributable to the fact that we are a small company relatively unknown to stock analysts, brokers, and institutional or other investors. Finally, if our stock were no longer quoted on the OTCQB, the ability to trade our stock would become even more limited and investors might not be able to sell their shares. Consequently, investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time. There is no assurance that a more active market for our common stock will develop or be sustained, which limits the liquidity of our common stock, and could have a material adverse effect on the price of our common stock and our ability to raise capital.

The market price of our common stock may limit the appeal of certain alternative compensation structures that we might offer to the high-quality employees we seek to attract and retain.

If the market price of our common stock performs poorly, such performance may adversely affect our ability to retain or attract critical personnel. For example, if we were to offer options to purchase shares of our common stock as part of an employee’s compensation package, the attractiveness of such a compensation package would be highly dependent upon the performance of our common stock.

In addition, any changes made to any of our compensation practices which are made necessary by governmental regulations or competitive pressures could adversely affect our ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government, or any significant increases in personal income tax levels in the United States, may hurt our ability to attract or retain our executive officers or other employees whose efforts are vital to our success.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act, subject to certain limitations. Any substantial sale of our common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

The price of our common stock may fluctuate significantly and lead to losses by stockholders.

The common stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our business or companies in our industry could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

●	Variations in operating results;
●	Announcements of technological innovations, new products or product enhancements, strategic alliances, or significant agreements by us or by competitors;
●	Recruitment or departure of key personnel;
●	Litigation, legislation, regulation, or technological developments that adversely affect our business; and
●	Market conditions in our industry, the industries of our customers, and the economy as a whole.

Further, the stock market in general, and securities of smaller companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. You should also be aware that price volatility might be worse if the trading volume of our common stock is low. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. Due to the volatility of our stock price, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

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FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock may be subject to the “penny stock” rules of the SEC, which makes transactions in our common stock more cumbersome and could adversely affect trading in our common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a market price of less than $5.00 per share, subject to exceptions. The rules require that a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that before a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Recently, our common stock has fluctuated both above and below $5.00 per share, and as such the holders of our common stock or other of our securities may find it more difficult to sell their securities.

We have outstanding warrants that contain a “cashless exercise” feature.

As part of our offerings of equity and debt in the past five years, we issued warrants to purchase an aggregate of 255,958 shares of common stock. The warrants have a cashless exercise feature giving the holders the option of not paying cash to exercise the warrants but gives the holder the right to surrender a portion of the warrants to us as full payment of the exercise price and receive shares equal to the difference between the exercise price and the price of the shares at the time of exercise. We would not receive any proceeds from the exercise of warrants issued to the holder, causing dilution to existing stockholders with no corresponding influx of capital. This may affect our ability to raise additional equity capital.

We do not expect to pay any dividends on our common stock for the foreseeable future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. The declaration, payment, and amount of any future dividends, if any, will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. We currently are subject to loan covenants that would require consent from our lenders in order to pay any dividends prior to repayment of certain outstanding loans. In addition, any future credit facilities we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock.

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General Risks

Global economic conditions and uncertainty are likely to adversely affect our operating results or financing in ways that are hard to predict or to defend against.

Our overall performance depends on economic conditions. The United States’ and world economies are currently suffering from uncertainty, inflation, volatility, disruption, and other adverse conditions, primarily caused by global sanctions on Russia and the current outbreak of and containment strategies for the coronavirus disease (COVID-19), and those conditions will continue to adversely impact the business community and financial markets for some time. Moreover, instability in the global economy affects countries, including the United States, with varying levels of severity, which makes the impact on our business complex and unpredictable. During adverse economic conditions, many customers delay or reduce technology purchases. Contract negotiations are likely to become more protracted, or conditions could result in reductions in sales of our products, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivable, slower adoption of new technologies, and increased price competition. In addition, a curtailment of the United States and global credit markets could adversely impact our ability to complete sales of our products and services, including maintenance and support renewals. Any of these prolonged events, are likely to cause a curtailment in government or corporate spending and delay or decrease customer purchases, and adversely affect our business, financial condition, and results of operations.

Businesses and industries throughout the world are very tightly connected to each other. Thus, financial developments seemingly unrelated to us or to our industry may adversely affect us over the course of time. For example, credit contraction in financial markets may hurt our ability to access credit in the event that we require significant access to credit for other reasons. Similarly, volatility in our stock price could hurt our ability to raise capital for the financing of acquisitions or other reasons. Any of these events, or any other events caused by the current turmoil in domestic or international financial markets, may have a material adverse effect on our business, operating results, and financial condition.

Any disruption of service at data centers that house our equipment and deliver our solutions could harm our business.

Our users expect to be able to access our solutions 24-hours a day, seven-days a week, without interruption. We have computing and communications hardware operations located in data centers owned and operated by third parties. We do not control the operation of these data centers and we are therefore vulnerable to any security breaches, power outages or other issues the data centers experience. We expect that we will experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, we may be required to move to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

These data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, or a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our solutions.

Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our solutions could harm our reputation and may damage our customers’ businesses. Interruptions in availability of our solutions might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

If we are not able to attract and retain top employees, our ability to compete may be harmed.

Our performance is substantially dependent on the performance of our executive officers and key employees. The loss of the services of any of our executive officers or other key employees could significantly harm our business. Our success is also highly dependent upon our continuing ability to identify, hire, train, retain, and motivate highly-qualified management, technical, sales, and marketing personnel. In particular, the recruitment of top software developers and experienced salespeople remains critical to our success. Competition for such people is intense, substantial, and continuous, especially in the current environment of labor shortage, and we may not be able to attract, integrate, or retain highly-qualified technical, sales, or managerial personnel in the future. In addition, in our effort to attract and retain critical personnel, we may experience increased compensation costs that are not offset by either improved productivity or higher prices for our products or services.

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Our products rely on the stability of infrastructure software that, if not stable, could negatively impact the effectiveness or reliability of our products, resulting in harm to our reputation and business.

Our development of internet and intranet applications depends and will continue to depend on the stability, functionality, and scalability of the infrastructure software of the underlying internet and intranet. If weaknesses in such infrastructure exist, we may not be able to correct or compensate for such weaknesses. If we are unable to address weaknesses resulting from problems in the infrastructure software such that our products do not meet customer needs or expectations, our reputation and, consequently, our business may be significantly harmed.

In addition, our business and operations are highly automated, and a disruption or failure of our systems may delay our ability to complete sales and to provide services. A major disaster or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could severely affect our ability to conduct normal business operations, which may materially and adversely affect our future operating results.

Failure to protect our intellectual property could harm our ability to compete effectively.

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of intellectual property laws, trademark laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will be successful. Enforcement of our intellectual property rights may be difficult or cost prohibitive. While U.S. copyright laws may provide meaningful protection against unauthorized duplication of software, software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Certain of our license arrangements may require us to make a limited confidential disclosure of portions of the source code for our products, or to place such source code into escrow for the protection of another party. Although we will take considerable precautions, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products, or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference contain, and we may from time to time make, forward-looking statements. From time to time in the future, we may make additional forward-looking statements in presentations, at conferences, in press releases, in other reports and filings and otherwise. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may”, “could”, “should”, “would”, “will”, “project”, “intend”, “continue”, “believe”, “anticipate”, “estimate”, “forecast”, “expect”, “plan”, “potential”, “opportunity”, “scheduled”, “goal”, “target” and “future”, variations of such words, and other comparable terminology and similar expressions and references to future periods are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:

●	the ongoing effect of the novel coronavirus pandemic (“COVID-19”), including its macroeconomic effects on our business, operations, and financial results; and the effect of governmental lockdowns, restrictions and new regulations on our operations and processes;

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●	our prospects, including our future business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the effects of inflation and the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies, and systems;

●	our expectation that the shift from an offline to online world will continue to benefit our business;

●	our markets, including our market position and our market share;

●	our ability to integrate our three recent acquisitions and any future acquisitions, grow their businesses and obtain the expected financial and operational benefits from those businesses;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, capital expenditures, liquidity, financial condition and results of operations;

●	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

●	the amount and timing of revenue recognition from customer contracts with commitments for performance obligations, including our estimate of the remaining amount of commitments and when we expect to recognize revenues;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems; and

●	the nature and intensity of our competition, and our ability to successfully compete in our markets.

Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” as well as other risks, uncertainties and factors discussed elsewhere in this prospectus, in documents that we include as exhibits to or incorporate by reference in this prospectus, and in other reports and documents we from time to time file with or furnish to the SEC. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

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Any forward-looking statements contained in this prospectus speak only as of the date of this prospectus, and any other forward-looking statements we make from time to time in the future speak only as of the date they are made. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own accounts. We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling stockholders. To the extent that the selling stockholders exercise for cash all of the warrants covering the 124,258 shares of common stock issuable upon exercise of all of the warrants held by such selling stockholders, we may receive $574,072 from such exercises. The warrants may be exercised on a cashless basis, or they may expire without having been exercised. Even if some or all of these warrants are exercised for cash, we cannot predict when they will be so exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for cash general corporate and working capital purposes.

MARKET INFORMATION REGARDING Common Stock and dividends

Our common stock is quoted on the OTCQB under the symbol “INLX.” The closing price of our common stock as reported on the OTCQB on May 13, 2022, was $4.37 per share.

As of May 10, 2022, we had 267 stockholders of record. Such number of record stockholders does not include additional stockholders whose shares are held in street or nominee name by banks, brokerage firms, and other institutions on their behalf.

Dividends may be declared and paid out of legally available funds at the discretion of our board of directors (“Board of Directors,” or “Board”). We have never declared or paid any cash dividends on our common stock. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial conditions and results of operations of the Company for the fiscal years ended December 31, 2021 and 2020, and the fiscal quarter ended March 31, 2022, should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Historical results and percentage relationships among any amounts in the financial statements are not necessarily indicative of trends in operating results for any future periods. Any forward-looking statements in this discussion and analysis should be read in conjunction with the information set forth in “Note Regarding Forward-Looking Statements” elsewhere herein. In this prospectus, we sometimes refer to the twelve month period ended December 31, 2021 as 2021, to the twelve month period ended December 31, 2020 as 2020, to the three month period ended March 31, 2022 as the first quarter 2022, and to the three month period ended March 31, 2021 as the first quarter 2021.

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Company Overview

We are a document services and solutions software company serving both the small-to-medium business and governmental sectors. Our products and services are provided through two reporting segments: Document Management and Document Conversion. Our products and services are provided through two reporting segments: Document Management and Document Conversion. Our Document Management segment consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our Document Conversion segment provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as long-term storage and retrieval services. Our solutions create value for customers by making it easy to connect business-critical documents to the people and processes who need them by making those documents easy to find and act upon, while also being secure, compliant, and audit-ready. Solutions are sold both directly to end-users and through resellers.

Our customers use our software by one of two methods: purchasing our software and installing it onto their own equipment, which we refer to as a “premise” model, or licensing and accessing our platform via the Internet, which we refer to as a “software as a service” or “SaaS” model and also as a “cloud-based” model. Licensing of our software through our SaaS model has become increasingly popular among our customers, especially in light of the increased deployment of remote workforce policies, and is a key ingredient in our revenue growth strategy. Our SaaS products are hosted with Amazon Web Services and Expedient, providing our customers with reliable hosting services that we believe are consistent with industry best practices in data security and performance.

We operate a U.S.-based business with concentrated sales to the State of Michigan for our Document Conversion segment, complemented by our diverse set of document management software solutions and services. We hold or compete for leading positions regionally in select markets and attribute this leadership to several factors including the strength of our brand name and reputation, our comprehensive offering of innovative solutions, and the quality of our service support. Net growth in sales of software as a service in recent years reflects market demand for these solutions over traditional sales of on-premise software. We expect to continue to benefit from our select niche leadership market positions, innovative product offering, growing customer base, and the impact of our sales and marketing programs. Examples of these programs include identifying and investing in growth and expanded market penetration opportunities, more effective products and services pricing strategies, demonstrating superior value to customers, increasing our sales force effectiveness through improved guidance and measurement, and continuing to optimize our lead generation and lead nurturing processes.

For further information about our consolidated revenue and earnings, please see our condensed consolidated financial statements included elsewhere in this prospectus.

How We Evaluate our Business Performance and Opportunities

The major qualitative and quantitative factors we consider in the evaluation of our operating results include the following:

●	With respect to our Document Management segment, including the solutions recently acquired from CEO Image, our current strategy is to focus on cloud-based delivery of our software products. Historically, our revenues have mostly resulted from premise-based software licensing revenue and professional services revenue. Our observation of industry trends leads us to anticipate that cloud-based delivery will become our principal software business and a primary source of revenues for us, and we are seeing our customers migrate to cloud-based services. When we evaluate our results, we assess whether our cloud-based software revenues are increasing, relative to prior periods and relative to other sources of revenue.

●	With respect to our Document Conversion segment, our strategy is to maintain and grow our core document conversion, storage, and retrieval business, while simultaneously leveraging our software products and services to provide more attractive total digital transformation solutions for the customers of our Document Conversion segment. Accordingly, when we evaluate our results for Document Conversion, we will assess whether our revenues increase with respect to the segment’s services, relative to prior periods, but we will also be assessing whether Document Conversion customers begin to make purchases of other products or services.

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●	We are focused upon sales of our document services and software solutions through resellers and directly to our customers, with a further focus on select vertical markets. We assess whether our sales resulting from relationships with resellers are increasing, relative to prior periods and relative to direct sales to customers, and whether reseller or direct efforts offer the best opportunities for growth in our targeted vertical markets.

●	Our customer engagements often involve the development and licensing of customer-specific document solutions and related consulting and software maintenance services or tailoring a document conversion program to meet customer requirements. When analyzing whether to undertake a particular customer engagement, we often consider the following factors as part of our overall strategy to grow the business: (i) the profit margins the project may yield, and (ii) whether the project would help to develop new product and service features that we could integrate into our suite of products, resulting in an overall product portfolio that better aligns with the needs of our target customers.

●	Our software sales cycle averages 1-2 months; however, large projects can be longer, lasting 3-6 months. When a software project begins, we generally perform pre-installation assessment, project scoping, and implementation consulting. On the other hand, our document conversion services typically contain a very short sales cycle, but we can have a backlog of work orders not yet processed. Therefore, when we plan our business and evaluate our results, we consider the revenue we expect to recognize from projects in our late-stage software pipeline and in our document conversion services backlog queue.

●	We monitor our costs and capital needs to ensure efficiency as well as an adequate level of support for our business plan.

●	While we are constantly focused on organic growth, we also continually monitor potential acquisitions of complementary solutions and expertise that are consistent with our core business. We look for acquisitions that can add value for our customers and are expected to be accretive to our financial performance.

Recent Developments

On April 1, 2022, we acquired substantially all of the assets of Yellow Folder, LLC, a Texas limited liability company (“Yellow Folder”). Located in Dallas, Yellow Folder is a document solutions company that specializes in the K-12 education market. The purchase price for Yellow Folder was approximately $6.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. More details regarding the Yellow Folder acquisition are set forth in Note 15 to our quarterly financial statement included elsewhere herein: Subsequent Events.

Also on April 1, 2022, we completed a private offering with certain accredited investors, pursuant to which we issued and sold (i) 1,242,588 shares of our common stock, at a price of $4.62 per share, for aggregate gross proceeds of $5,740,756 and (ii) $2,964,500 in 12% subordinated notes, for aggregate gross proceeds of $8,705,256 for the combined private placement (the “2022 Offering”). We used a portion of the net proceeds of the 2022 Offering to finance the acquisition of Yellow Folder described above, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially debt reduction or other future acquisitions. More details regarding the 2022 Offering are set forth in Note 15 to our quarterly financial statement included elsewhere herein: Subsequent Events.

On April 14, 2022, we issued incentive stock option awards to purchase an aggregate of 220,587 shares, with an exercise price of $6.08 per share, to seven members of our executive and management teams, subject to three-year vesting and in accordance with the terms and conditions of our 2015 Equity Incentive Plan. More details regarding the stock option awards are set forth in Note 15 to our quarterly financial statement included elsewhere herein: Subsequent Events.

Financial Impact of COVID-19

The spread of the COVID-19 pandemic and developments surrounding this global pandemic have had, and we expect will continue to have, a significant impact on our business, operations, financial condition and results of operations.

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Since the initial shutdowns, our level of customer engagement in Document Conversion has varied with the ebb and flow of the initial virus and the subsequent variants and outbreaks. In particular, we experienced slow-downs in workflow and corresponding revenues during the fourth quarter of 2021 and first quarter 2022 due to the Omicron variant outbreak. The State of Michigan, our largest customer, has yet to return a majority of its agencies and departments to on site work, resulting in a decrease in the volume of work orders for our Document Conversion segment. We are seeing inconsistent demand in certain other areas of our operations, even though those operations are still currently open for business with mostly remote staff.

Looking ahead, the ongoing impact of COVID-19 on our business continues to evolve and be unpredictable. The majority of our Ohio employees continue to work remotely. Many of our clients operate in a variety of other states, which had differing time periods in which their operations have been, currently or may in the future be restricted due to COVID-19. Our business, financial condition and results of operations could be affected by future outbreaks of COVID-19 generally or in our facilities. We are also likely to be impacted further by decreased customer demand and/or subscription terminations as a result of a reduction in customer spending (especially customers that are state and local governmental entities) or as a result of government-imposed restrictions on businesses. In particular, governmental budget reductions in the State of Michigan, our largest customer, may have a material adverse effect on our business. The extent of the impact will depend on a number of factors, including the duration and severity of the outbreak(s); the uneven impact to certain industries; vaccination rates; the effect that any governmental vaccine mandates might have on our ability to attract and retain talent; the macroeconomic impact of government measures to contain the spread of the virus and related government stimulus measures. To address the potential impact to our business, we have engaged, and continue to assess and engage, in aggressive efforts to reduce expenses and preserve cash flow in order to address the effects of COVID-19 on our business, operations and results. Additionally, we have instituted safe distancing practices and additional cleaning procedures for all our company offices, as well as established work-from-home policies wherever feasible, in order to prevent or mitigate future outbreaks and disruptions to our business. At the same time, we believe the current environment is accelerating digital transformation and we remain focused on innovating and investing in the services we offer to our customers. Accordingly, the ongoing impact of COVID-19 and the extent of these measures we may implement have and are likely to continue to have a material impact on our financial results.

Executive Overview of Results

2021 Compared with 2020

The biggest factors in the changes in our results of operations during 2021 compared to 2020 were our acquisitions of Graphic Sciences on March 2, 2020 and, to a much lesser extent, CEO Image on April 21, 2020, and the impact of the COVID-19 stay-at-home orders in Michigan and Ohio during most of the second quarter 2020 which did not fully resume in the third quarter 2020. Our results for 2021 include the results of Graphic Sciences and CEO Image operations for the full period, while our twelve month period 2020 include only approximately ten month’s results of Graphic Sciences operations, and eight month’s results of CEO Image. We faced challenges in the fourth quarter 2021 due to the Omicron variant of COVID-19 and general inflationary pressures, but this did not outweigh our strong performance for 2021 year-over-year.

Below are our key financial results for 2021 (consolidated unless otherwise noted):

●	Revenues were $11,460,265, representing revenue growth of 39% year over year.

●	Cost of revenues was $4,517,283.

●	Operating expenses (excluding cost of revenues) were $5,977,994.

●	Income from operations was $964,988.

●	Net income was $1,357,951 with basic and diluted net income per share of $0.48 and $0.44, respectively, including $845,083 gain on PPP loan forgiveness.

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●	Operating cash flow was $1,389,966.

●	Capital expenditures were $590,485.

●	As of December 31, 2021, we had 114 employees, including 13 part-time employees.

First Quarter 2022 Compared with First Quarter 2021

We faced challenges in the first quarter 2022 due to the Omicron variant of COVID-19 and general inflationary pressures. An increase in Document Management revenues helped to defray the effects of Omicron on our Document Conversion revenues, resulting in a modest increase in total revenues over the first quarter 2021.

Below are our key financial results for the first quarter 2022 (consolidated unless otherwise noted):

●	Revenues were $2,703,512, representing revenue growth of 3% year over year.

●	Cost of revenues was $1,071,675, an increase of 4% year over year.

●	Operating expenses (excluding cost of revenues) were $1,539,362, an increase of 3% year over year.

●	Income from operations was $92,475, a decrease of 16% year over year.

●	Net loss was $20,126 with basic and diluted net income per share of ($0.01), compared to net income of $842,772 in Q1 2021.

●	Q1 2021 included other income of $845,083 for forgiveness of the PPP loan and interest.
●	Q1 2022 included $70,051 of transaction costs.

●	Operating cash flow was $476,171, compared to $326,869 in Q1 2021.

●	Capital expenditures were $56,043, compared to $231,699 in Q1 2021.

●	As of March 31, 2022, we had 107 employees, including 12 part-time employees, compared to 100 employees as of March 31, 2021.

Reportable Segments

We have two reportable segments: Document Management and Document Conversion. These reportable segments are discussed above under “Company Overview.”

Results of Operations - 2021 Compared with 2020

Revenues

The following table sets forth our revenues by reportable segment for the periods indicated:

	For the years ended December 31,
	2021	2020
Revenues
Document Management	$3,089,669	$2,816,848
Document Conversion	8,370,596	5,436,543
Total revenues	$11,460,265	$8,253,391

Gross profit
Document Management	$2,542,135	$2,160,807
Document Conversion	4,400,847	2,829,931
Total gross profit	$6,942,982	$4,990,738

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The following table sets forth our revenues by revenue source for the periods indicated:

	For the years ended December 31,
	2021	2020

Revenues:
Sale of software	$78,450	$194,787
Software as a service	1,441,683	1,055,016
Software maintenance services	1,350,470	1,257,446
Professional services	7,468,716	5,007,617
Storage and retrieval services	1,120,946	738,525
Total revenues	$11,460,265	$8,253,391

The increase in total revenues for 2021 is driven primarily by two factors: 2020 COVID-19 impact and acquisitions. The COVID-19 stay-at-home orders in Michigan and Ohio, which were in place for the majority of the second quarter 2020, significantly affected our professional services revenues for that quarter. We estimate the impact of COVID-19 on our Document Conversion segment to be approximately $655,000 reduced revenue for the second quarter 2020. The remaining increase in total revenues for 2021 is driven primarily by the acquisition of our Graphic Sciences subsidiary and the associated expansion of our revenues from professional services and the addition of storage and retrieval services. Graphic Sciences, which was acquired towards the end of the first quarter 2020, accounted for $1,843,221 of our revenues in the first quarter 2021 compared to $556,254 in the first quarter 2020, constituting 91% of the increase in revenues. In addition, the CEO Image business line that we acquired after the first quarter 2020 accounted for $132,605 of our first quarter revenues, or 9% of the total increase.

Sale of Software Revenues

Revenues from the sale of software principally consist of sales of additional or upgraded software licenses and applications to existing customers and resellers. Revenues from the sale of software, which are reported as part of our Document Management segment decreased by $116,337, or 60% during 2021 compared to 2020.

This decrease was due to timing of large direct sales projects, with unfavorable comparisons to the high project volume the same periods in 2020. We expect the volatility of this revenue line item to continue as project timing is unpredictable and we expect the frequency of on-premise software solution sales to decrease over time.

Software as a Service Revenues

We provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into our software as a service agreement for periods of one year or more. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Revenues from the sale of software as a service, which are reported as part of our Document Management segment increased by $386,667, or 37% in 2021 compared to 2020. This increase was primarily the result of most new customers choosing a cloud-based solution, as well as expanded data storage, user seats, and hosting fees for existing customers.

Software Maintenance Services Revenues

Software maintenance services revenues consist of fees for post-contract customer support services provided to license (premise-based) holders through support and maintenance agreements. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. A substantial portion of these revenues were generated from renewals of maintenance agreements, which typically run on a year-to-year basis. Revenues from the sale of software maintenance services, which are reported as part of our Document Management segment, increased by $93,024, or 7%, in 2021 compared to 2020. This increase was primarily the result of maintenance and support agreements acquired with CEO Image, augmented by expansion of services with existing customers and price increases more than offsetting normal attrition.

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Professional Services Revenues

Professional services revenues consist of revenues from document scanning and conversion services, consulting, discovery, training, and advisory services to assist customers with document management needs, as well as repair and maintenance services for customer equipment. These revenues include arrangements that do not involve the sale of software. Revenues from our professional services offerings were significantly enhanced with our acquisition of Graphic Sciences. Of our professional services revenues during 2021, $7,249,650 was derived from our Document Conversion operations and $219,066 was derived from our Document Management operations. Our overall professional services revenues increased by $2,461,099, or 49%, in 2021 compared to 2020. This increase is largely the net result of two key factors limiting professional service sales during 2020: the acquisition of Graphic Sciences late in the first quarter 2021 and the COVID-19 stay-at-home orders. The increase is also due to a solid pipeline and favorable mix of project work during 2021.

Storage and Retrieval Services Revenues

Graphic Sciences provides document storage and retrieval services to customers, primarily in Michigan. Revenues from storage and retrieval services, which are reported as part of our Document Conversion segment, increased by $382,421, or 52%, during 2021 compared to 2020. This increase was the result of a contract extension, including improved pricing, with our largest storage and retrieval customer, as well as unusually high project work including shredding of documents approved for destruction, and also the timing of the acquisition of Graphic Sciences in March 2020.

Costs of Revenues and Gross Profits

The following table sets forth our cost of revenues, by revenue source, for the periods indicated:

	For the years ended December 31,
	2021	2020

Cost of revenues:
Sale of software	$14,828	$56,664
Software as a service	333,001	273,368
Software maintenance services	81,641	159,122
Professional services	3,709,348	2,553,053
Storage and retrieval services	378,465	220,446
Total cost of revenues	$4,517,283	$3,262,653

The following table sets forth our cost of revenues by reportable segment for the periods indicated:

	For the years ended December 31,
	2021	2020
Cost of revenues by segment
Document Management	$547,534	$656,041
Document Conversion	3,969,749	2,606,612
Total cost of revenues	$4,517,283	$3,262,653

Our total cost of revenues increased by $1,254,630, or 38%, during 2021 over 2020 primarily due to the corresponding increase in revenues for professional services and storage and retrieval services. The increase was also due to the acquisition of Graphic Sciences at the end of the first quarter 2020 and the 2020 COVID-19 stay-at-home orders, plus to a lesser degree, the acquisition of CEO Image in April 2020. Our cost of revenues for our Document Management segment decreased $108,507, or 17%, in 2021 compared to 2020 primarily due to more efficient execution of the software maintenance services in that segment as well as generally more standardized solutions sales. Our cost of revenues for our Document Conversion segment increased by $1,363,137, or 52%, during 2021 compared to 2020 due to the acquisition of Graphic Sciences at the end of the first quarter 2020 and corresponding sales growth in that segment.

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Our overall gross profit increased to 61% for 2021 from 60% for 2020. Strong margin professional services projects as well as margin improvements software-related revenue sources were partially offset by an increase in the mix of professional services revenue driving a decrease in gross margin.

Cost of Software Revenues

Cost of software revenues consists primarily of labor costs of our software engineers and implementation consultants and third-party software licenses that are sold in connection with our core software applications. During 2021, cost of software revenues decreased by $41,836, or 74%, from 2020, due to the decrease in revenues and implementations. Our gross margin for software revenues increased to 81% from 71% in 2020. The improved 2021 margins were driven by license expansions and similar favorable solutions with lesser costs to deliver the solution.

Cost of Software as a Service

Cost of software as a service, or SaaS, consists primarily of technical support personnel, hosting services, and related costs. Cost of software as a service increased by $59,633, or 22%, during 2021 over 2020. This increase in the cost of SaaS was less than the increase in associated SaaS revenues, so our gross margin increased to 77% in 2021 compared to 74% during 2020, as a result of more standard projects and scaling of hosting infrastructure.

Cost of Software Maintenance Services

Cost of software maintenance services consists primarily of technical support personnel and related costs. Cost of software maintenance services decreased by $77,481, or 49%, in 2021 over 2020, due primarily to reduced support activity, especially compared to the unusually high support volumes in first and third quarter 2020. As a result, our gross margin for software maintenance services increased to 94% in 2021 compared to 87% in 2020.

Cost of Professional Services

Cost of professional services consists primarily of compensation for employees performing the document conversion services, compensation of our software engineers and implementation consultants, and related third-party costs. Cost of professional services increased in 2021 by $1,156,295, or 45%, over 2020, following the increased revenue volume primarily due to the acquisition of Graphic Sciences late in the first quarter 2020 and the 2020 COVID-19 stay-at-home orders. As a result, our gross margin for professional services increased to 50% during 2021 compared to 49% in 2020. Gross margins related to professional services may vary widely, depending upon the nature of the projects completed in a period, driven by the amount of labor it takes to complete a project.

Cost of Storage and Retrieval Services

Cost of storage and retrieval services consists primarily of compensation for employees performing the document storage and retrieval services, including logistics, provided by Graphic Sciences. Cost of storage and retrieval services increased by $158,019, or 72%, during 2021 compared to 2020, due to additional labor costs associated with our 2021 warehouse consolidation, which began in the third quarter, as well as costs for additional project work including shredding and the inclusion of storage and retrieval services during the entire period of the first quarter 2021 compared to approximately one full month during the first quarter 2020. Gross margins for our storage and retrieval services, which exclude the cost of facilities rental, maintenance, and related overheads, decreased to 66% during twelve month period 2021 compared to 70% in 2020 primarily as a result of increased use of subcontractors for certain projects, including shredding, labor associated with consolidating warehouses in 2021, and expanded services offered to customers.

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Operating Expenses

The following table sets forth our operating expenses for the periods indicated:

	For the years ended December 31,
	2021	2020

Operating expenses:
General and administrative	$4,044,296	$3,499,440
Change in fair value of earnout liabilities	141,414	1,554,800
Significant transaction costs	-	636,440
Sales and marketing	1,378,352	1,041,367
Depreciation and amortization	413,932	296,935

Total operating expenses	$5,977,994	$7,028,982

General and Administrative Expenses

General and administrative expenses increased in 2021 by $544,856, or 16%, over 2020, principally related to the full year addition of Graphic Sciences expenses combined with the impact of certain furloughed hourly workers and management salary reductions in 2020. This was primarily reflected in our Document Conversion segment, in which our general and administrative expenses increased to $2,434,279 in 2021 from $1,990,342 in 2020. In our Document Management segment, our general and administrative expenses decreased to $1,610,017 in 2021 compared to $1,818,184 in 2020. Overall increases were due to the impacts of full year of Graphic Sciences and CEO plus reinstated full management salaries in 2021, partially offset by decreased legal and accounting professional fees. Increased sharing of public company costs with the increased Document Conversion segment decreased those expenses in our Document Management segment.

Change in Fair Value of Earnout Liabilities

Improved gross margin performance at Graphic Science during the first quarter 2021 resulted in an adjustment to fair value of earnout liabilities of $69,950. Improved revenue performance at CEO during the second quarter resulted in an adjustment to fair value of earnout liabilities of $7,261. Further improvements in actual and forecast gross margin and revenue performance drove an adjustment in fair value of during the fourth quarter of $53,427 and $10,777 for Graphic Sciences and CEO, respectively, totaling $141,414 for 2021. Adjustments to fair value of earnout liabilities were $1,554,800 during 2020, comprised of $1,423,800 for Graphic Sciences and $131,000 for CEO Image. The fair value adjustments were driven by updated assumptions to reflect the improved performance of both acquisitions against their threshold targets and a reduction of pandemic-related uncertainty.

Significant Transaction Expenses

There were no significant transaction expenses during 2021. The significant transactions expenses during 2020 were comprised of investment banker and placement agent success fees, as well as legal and consulting fees, in connection with our acquisition of Graphic Sciences and our financing and debt conversion.

Sales and Marketing Expenses

Sales and marketing expenses increased by $336,985, or 32%, during 2021 over 2020. This increase was primarily driven by the inclusion of the sales and marketing expenses Graphic Sciences during all of those periods in 2021 as well as the reinstatement of full sales and marketing salaries as a part of reducing expenses and preserving cash during the initial COVID-19 uncertainty in 2020, as well as adding two sales representatives during the year and a partial resumption of travel in 2021, plus adding a director of marketing in the third quarter 2021. For 2021, the sales and marketing expenses related to Document Management and Document Conversion segments were $591,106 and $787,246. For 2020, the sales and marketing expenses related to Document Management and Document Conversion segments were $584,470 and 456,897. The relative increase in Document Conversion is driven by the two additional sales reps and shared general marketing expenses.

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Depreciation and Amortization

Depreciation and amortization increased by $116,997, or 39%, during 2021 over 2020 as a result of depreciation on additional assets placed in service, primarily racking associated with the warehouse consolidation, and the addition of Graphic Sciences depreciation for a full year.

Other Items of Income and Expense

Gain on Extinguishment of Debt

The $845,083 gain on extinguishment of debt during 2021 reflects the full forgiveness of the principal and interest on our PPP Note by the SBA in January 2021. The $287,426 gain on extinguishment of debt in the during 2020 was due to the extinguishment of certain debt as part of conversion of notes payable accounted for using troubled debt restructuring.

Income Tax Benefit

Income tax benefit was $0 during 2021 compared to $188,300 during 2020. The benefit was driven by the releases of a portion of the valuation allowance in March 2020 for deferred tax liabilities of Graphic Sciences that were no longer due.

Interest Expense

Interest expense was $452,120 during 2021 as compared with $637,683 during 2020, representing a decrease of $185,563 or 29%. The decrease resulted primarily from lower interest expense on lower net debt following the March 2020 private placement of securities and note conversion, as well as one-time interest expense associated with accelerating the beneficial conversion option on the notes converted in 2020.

Results of Operations – First Quarter 2022 Compared with First Quarter 2021

Revenues

The following table sets forth our revenues by reportable segment for the periods indicated:

	Three months ended March 31, 2022	Three months ended March 31, 2021
Revenues by segment
Document Management	$914,950	$735,818
Document Conversion	1,788,562	1,899,401
Total revenues	$2,703,512	$2,635,219

The following table sets forth our revenues by revenue source for the periods indicated:

	Three months ended March 31, 2022	Three months ended March 31, 2021
Revenues by revenue source
Sale of software	$64,491	$9,594
Software as a service	431,221	323,726
Software maintenance services	336,602	340,446
Professional services	1,587,948	1,652,463
Storage and retrieval services	283,250	308,990
Total revenues	$2,703,512	$2,635,219

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Our total revenues in the first quarter 2022 increased by $68,293, or 3%, over our first quarter 2021 revenues, driven primarily by continued strong performance in our Document Management segment being largely offset by short-term weakness in our Document Conversion segment, primarily due to the COVID-19 resurgence in Michigan and the corresponding temporary pause in demand. Professional services, our largest revenue line item, was down $64,515, or 4%, due to this resurgence. The increase in total revenues is primarily attributable to growth software as a service and software, partially offset by software maintenance services and storage and retrieval, as further described below.

Sale of Software Revenues

Revenues from the sale of software principally consist of sales of additional or upgraded software licenses and applications to existing customers and resellers. The $54,897, or 572%, increase in these revenues in the first quarter 2022 compared to the first quarter 2021 was due to timing of large direct sales projects, with favorable comparisons to the very low project volume of the first quarter of 2021. We expect the volatility of this revenue line item to continue as the frequency of on-premise software solution sales decreases over time.

Software as a Service Revenues

We provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into our software as a service agreement for periods of one year or more. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Revenues from the sale of software as a service are reported as part of our Document Management segment. The $107,495, or 33%, increase in these revenues in the first quarter 2022 compared to the first quarter 2021 was primarily the result of most new customers choosing a cloud-based solution, plus expanded data storage, user seats, and hosting fees for existing customers. A portion of the increase, approximately 6%, was attributed to existing software maintenance services customers migrating to our cloud solutions.

Software Maintenance Services Revenues

Software maintenance services revenues consist of fees for post-contract customer support services provided to license (premise-based) holders through support and maintenance agreements. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. A substantial portion of these revenues were generated from renewals of maintenance agreements, which typically run on a year-to-year basis. Revenues from the sale of software maintenance services are reported as part of our Document Management segment. The $3,844, or 1%, decrease in these revenues in the first quarter 2022 compared to the first quarter 2021 was primarily driven by customers migrating their premise solution to our cloud solution, resulting maintenance and support agreements decreasing and software as a service increasing. Standing alone, this migration would have resulted in a decrease of 5%, however, these migrations and normal attrition were almost entirely offset by expansion of services with existing customers and price increases.

Professional Services Revenues

Professional services revenues consist of revenues from document scanning and conversion services, consulting, discovery, training, and advisory services to assist customers with document management needs, as well as repair and maintenance services for customer equipment. These revenues include arrangements that do not involve the sale of software. Of our professional services revenues during the first quarter 2022, $1,505,312 were derived from our Document Conversion operations and $82,636 were derived from our Document Management operations. Our overall professional services revenues decreased by $64,515, or 4%, in the first quarter 2022 compared to the first quarter 2021. The decrease is primarily due to the impact of the COVID-19 Omicron variant on our Michigan-based operations, with respect to both our staff and our customers, leading to a reduction in demand and time billed. Our smaller Ohio operations did not experience the same COVID-19 Omicron impact.

Storage and Retrieval Services Revenues

We provide document storage and retrieval services to customers, primarily in Michigan. Revenues from storage and retrieval services are reported as part of our Document Conversion segment. The $25,740, or 8%, decrease in storage and retrieval service revenues in the first quarter 2022 compared to the first quarter 2021 was the primarily result of unusually high incremental document destruction projects in 2021.

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Costs of Revenues and Gross Profits

The following table sets forth our cost of revenues by reportable segment for the periods indicated:

	Three months ended March 31, 2022	Three months ended March 31, 2021
Cost of revenues by segment
Document Management	$180,044	$148,318
Document Conversion	891,631	881,997
Total cost of revenues	$1,071,675	$1,030,315

The following table sets forth our cost of revenues, by revenue source, for the periods indicated:

	Three months ended March 31, 2022	Three months ended March 31, 2021
Cost of revenues:
Sale of software	$26,193	$4,237
Software as a service	91,249	76,340
Software maintenance services	18,300	24,388
Professional services	848,167	834,238
Storage and retrieval services	87,766	91,112
Total cost of revenues	$1,071,675	$1,030,315

Our total cost of revenues during the first quarter 2022 increased by $41,360, or 4%, over first quarter 2021 primarily following sales growth. Our cost of revenues for our Document Management segment increased by $31,726, or 21%, in the first quarter 2022 compared to the first quarter 2021 primarily due to increased sales revenues in that segment. Our cost of revenues for our Document Conversion segment increased by $9,634, or 1%, in the first quarter 2022 compared to the first quarter 2021, despite lower overall sales, due to unfavorable margin projects as well as the impact of inflation on entry level positions in the Document Conversion segment.

Our overall gross profit grew slightly in the first quarter 2022 from the first quarter 2021, up $26,933, or 2%. Our overall gross margin for the first quarter 2022 decreased to 60%, from 61% in the first quarter 2021, primarily a result of unfavorable margin projects and slightly growing costs in our Document Conversion segment. These impacts more than offset the strengthening of margins in our Document Management segment, as further discussed below.

Cost of Software Revenues

Cost of software revenues consists primarily of labor costs of our software engineers and implementation consultants and third-party software licenses that are sold in connection with our core software applications. Cost of software revenues during the first quarter 2022 increased by $21,956, or 518%, from the first quarter 2021, due to the increase in revenues and implementations. Our gross margin for software revenues increased to 59% in the first quarter 2022 from 56% in the first quarter 2021. This increase was driven by changes in the software solution mix, with slightly higher margin solutions in the first quarter 2022 favorably compared to solutions sold in 2021, and more in line with the solutions sold the previous year, in 2020. As with our software revenues, we expect the volatility of this line item to continue as the frequency of on-premise software solution sales decreases over time.

Cost of Software as a Service

Cost of software as a service, or SaaS, consists primarily of technical support personnel, hosting services, and related costs. Cost of software as a service during the first quarter 2022 increased by $14,909, or 20%, over the first quarter 2021. This increase in the cost of SaaS was less than the increase in associated SaaS revenues, so our gross margin in the first quarter 2022 increased to 79% compared to 76% in the first quarter 2021, as a result of improved implementation efficiencies and continued scaling of hosting infrastructure.

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Cost of Software Maintenance Services

Cost of software maintenance services consists primarily of technical support personnel and related costs. Cost of software maintenance services during the first quarter 2022 decreased by $6,088, or 25%, over the first quarter 2021 due to reduced support activity. As a result, our gross margin for software maintenance services increased to 95% in the first quarter 2022 compared to 93% in the first quarter 2021.

Cost of Professional Services

Cost of professional services consists primarily of compensation for employees performing the document conversion services, compensation of our software engineers and implementation consultants and related third-party costs. Cost of professional services during the first quarter 2022 increased by $13,929, or 2%, over the first quarter 2021, primarily due to unfavorable margin projects as well as the impact of inflation on entry level positions in the Document Conversion segment. As a result, our gross margins professional services decreased to 47% in the first quarter 2022 compared to 50% in the first quarter 2021. Gross margins related to consulting and document conversion services may vary widely, depending upon the nature of the project and the amount of labor it takes to complete a project.

Cost of Storage and Retrieval Services

Cost of storage and retrieval services consists primarily of compensation for employees performing the document storage and retrieval services, including logistics. Cost of storage and retrieval services decreased by $3,346, or 4%, in the first quarter 2022 compared to the first quarter 2021, due to unusually high incremental document destruction projects in 2021, partially offset by an increase in wages and training new warehouse personnel. Gross margins for our storage and retrieval services, which exclude the cost of facilities rental, maintenance, and related overheads, decreased to 69% in the first quarter 2022 compared to 71% in the first quarter 2021 primarily as a result of inefficiencies in training new warehouse personnel.

Operating Expenses

The following table sets forth our operating expenses for the periods indicated:

	Three months ended March 31, 2022	Three months ended March 31, 2021
Operating expenses:
General and administrative	$938,883	$1,039,026
Change in fair value of earnout liabilities	64,204	69,950
Significant transaction costs	70,051	-
Sales and marketing	352,114	290,311
Depreciation and amortization	114,110	94,884

Total operating expenses	$1,539,362	$1,494,171

General and Administrative Expenses

General and administrative expenses during the first quarter 2022 decreased by $100,143, or 10%, from the first quarter 2021, principally related to reduced bonuses for the first quarter, reduced third party professional fees, reduced travel, and also salary reductions from retirements and terminations. Our Document Conversion segment, in which our general and administrative expenses decreased to $537,620 in the first quarter 2022 from $552,516 in the first quarter 2021, was relatively flat at -3%, with reduced salaries and travel contributing. In our Document Management segment, our general and administrative expenses decreased to $401,263 in the first quarter 2022 compared to $486,511 in the first quarter 2021 due to decreases in bonuses, personnel expenses, and legal and accounting professional fees.

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Change in Fair Value of Earnout Liabilities

Improvements in actual and forecast gross margin and revenue performance drove an adjustment in fair value of during the first quarter 2022 of $53,426 and $10,777 for Graphic Sciences and CEO, respectively, totaling $64,204 for 2022. The fair value adjustments were driven by updated assumptions to reflect the improved performance of both acquisitions against their threshold targets and a reduction of pandemic-related uncertainty. Improved gross margin performance at Graphic Science during the first quarter 2021 resulted in an adjustment to fair value of earnout liabilities of $69,950.

Significant Transaction Expenses

The significant transactions expenses during the first quarter 2022 were comprised of legal and consulting fees in connection with our acquisition of Yellow Folder, consummated on April 1, 2022. There were no significant transaction expenses during the first quarter 2021.

Sales and Marketing Expenses

Sales and marketing expenses during the first quarter 2022 increased by $61,803, or 21%, over the first quarter 2021. This increase was driven by the expansion of the sales and marketing teams during the first quarter 2022 compared to the first quarter 2021.

Depreciation and Amortization

Depreciation and amortization during the first quarter 2022 increased by $19,226, or 20%, over the first quarter 2021 as a result of additional assets acquired later in 2021, primarily the warehouse racking used by the Document Conversion segment.

Other Items of Income and Expense

Gain on Extinguishment of Debt

The $845,083 gain on extinguishment of debt in the first quarter 2021 reflects the full forgiveness of our PPP Note principal and interest by the SBA in January 2021.

Interest Expense, Net

Interest expense was $112,601 in the first quarter 2022 as compared to $113,044 during the first quarter 2021, representing a decrease of $443, or essentially flat, as expected, as there were no changes in the underlying notes payable.

Liquidity and Capital Resources

We have financed our operations primarily through a combination of cash on hand, cash generated from operations, borrowings from third parties and related parties, and proceeds from private sales of equity. Since 2012, and including our private offering in April 2022, discussed in Recent Developments, we have raised a total of approximately $26 million in cash through issuances of debt and equity securities. As of March 31, 2022, we had $2,172,758 in cash and cash equivalents, net working capital deficit of $1,517,958, and an accumulated deficit of approximately $21.7 million. The net working capital deficit is driven by current notes payable amounting to $1,807,128, net of unamortized debt discount and debt issuance costs.

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In 2022, we engaged in several actions that significantly improved our liquidity and cash flows, including, on April 1, 2022:

●	acquiring the positive cash flow generated by Yellow Folder,

●	receiving aggregate gross proceeds of approximately $5.7 million from the private placement of our common stock (all which was used to acquire Yellow Folder), and

●	receiving approximately $3.0 million in proceeds from the issuance of 12% subordinated promissory notes due March 31, 2025, which we refer to as the 2022 notes (some of which was used to acquire Yellow Folder).

Of our existing debt, $2 million is due February 29, 2023 and approximately $3 million is due March 31, 2025. We also may have earnout payments of up to a maximum of $1,018,333 in the second quarter of 2022 and $833,333 in the second quarter of 2023. Our operating cash flow alone may be insufficient to meet these obligations in full in the first and second quarters of 2023. We have positive operating cash flow, and we believe we could seek additional debt or equity financing on acceptable terms. We believe that our balance sheet and financial statements would support a full or partial refinancing or other appropriate modification of the current promissory notes, such as an extension or conversion to equity. We are confident in our ability to prudently manage our current debt on terms acceptable to us.

Our ability to meet our capital needs in the short term will depend on many factors, including maintaining and enhancing our operating cash flow, successfully managing the transition of our recent acquisition of Yellow Folder, successfully retaining and growing our client base in the midst of general economic uncertainty, and managing any continuing effects of the COVID-19 pandemic on our business.

Based on our current plans and assumptions, we believe our capital resources, including our cash and cash equivalents, along with funds expected to be generated from our operations and potential financing options, will be sufficient to meet our anticipated cash needs arising in the ordinary course of business for at least the next 12 months, including to satisfy our expected working capital needs, earnout obligations and capital and debt service commitments.

Our ability to meet our capital needs further into the future will depend primarily on strategically managing the business and successfully retaining our client base.

Indebtedness

As of March 31, 2022, our outstanding long-term indebtedness consisted of the 2020 notes issued to accredited investors on March 2, 2020, with an aggregate outstanding principal balance of $2,000,000 and accrued interest of $0. See Note 9 to our condensed consolidated financial statements for first quarter 2022 included in this prospectus for further information on the 2020 notes. In addition, as of April 1, 2022, we issued additional long-term indebtedness consisting of approximately $3 million as part of the 2022 notes. For more information on the 2022 notes, see Note 15 to our condensed consolidated financial statements regarding subsequent events.

Capital Expenditures

There were no material commitments for capital expenditures at March 31, 2021.

Cash Provided by and Used in Operating Activities.

Net cash provided by operating activities during the first quarter 2022 was $476,171, primarily attributable to the net loss adjusted for non-cash expenses of $463,783, a decrease in operating assets of $171,743 and a decrease in operating liabilities of $139,229. Net cash provided by operating activities during the first quarter 2021 was $326,869, primarily attributable to the net income adjusted for a gain, net of non-cash expenses, of $415,624, an increase in operating assets of $148,540 and an increase in operating liabilities of $48,261.

Net cash provided by operating activities during 2021 was $1,389,966, primarily attributable to net income adjusted for non-cash expenses of $703,883, an increase in operating assets of $393,404 and a decrease in operating liabilities of $278,464. Net cash provided by operating activities during 2020 was $124,988, primarily attributable to the net loss adjusted for non-cash expenses of $2,945,569, a decrease in operating assets of $388,507 and a decrease in operating liabilities of $1,008,887.

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Cash Used by Investing Activities.

Net cash used in investing activities in the first quarter 2022 was $56,043, primarily related to purchases of property and equipment. Net cash used in investing activities in the first quarter 2021 was $231,699, primarily related to purchases of property and equipment, including construction in progress.

Net cash used in investing activities in 2021 was $590,485, primarily related to purchases of racking property and equipment for the new Sterling Heights, MI warehouse. Net cash used in investing activities in 2020 was $4,095,952, primarily related to cash paid to acquire Graphic Sciences and CEO Image.

Cash Provided by Financing Activities

Cash provided and used by financing activities primarily consist of net proceeds from issuance or repayments of debt, new issuance of equity, or payment of contingent consideration in the form of earnout liabilities.

There were no financing activities during the first quarter 2022 or 2021. The private placement of our common stock and issuance of promissory notes payable occurred on April 1, 2022, and these events are discussed further in Note 15 to our condensed consolidated financial statements.

Net cash used by financing activities during 2021 amounted to $954,733, due to payment of earnout liabilities. Net cash provided by financing activities for 2020 amounted to $5,474,681. The net cash provided by financing activities resulted from new borrowings of $3,008,700, partially offset by $175,924 in financing costs, and the sale of common stock resulting in $2,859,633 in net cash. Notes payable payments amounted to $170,000, which comprised of seller notes which are installment payments for net assets acquired. Notes payable payments to related parties amounted to $47,728.

Critical Accounting Policies and Estimates

These critical accounting policies and estimates by our management should be read in conjunction with Note 4 Summary of Significant Accounting Policies to the Consolidated Financial Statements.

The preparation of consolidated financial statements in accordance U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.

The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We consider the following accounting policies and estimates to be both those most important to the portrayal of our financial condition and those that require the most subjective judgment:

●	Revenue Recognition
●	Business Acquisition, Goodwill and Intangibles, including Contingent Liability—Earnout
●	Accounts Receivable, Unbilled
●	Deferred Revenues
●	Accounting for Costs of Computer Software to be Sold, Leased or Marketed and Accounting for Internal Use Software
●	Accounting Stock-Based Compensation

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Revenue Recognition

In accordance with ASC 606, “Revenue From Contracts With Customers,” we follow a five-step model to assess each contract of a sale or service to a customer: identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods and services. In addition, ASC 606 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

Our contracts with customers often contain multiple performance obligations. For these contracts, we account for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. We determine the SSP based on an observable standalone selling price when it is available, as well as other factors, including, the price charged to customers, our discounting practices, and our overall pricing objectives, while maximizing observable inputs. In situations where pricing is highly variable or uncertain, we estimate the SSP using a residual approach.

Revenue from on-premises licenses is recognized upfront upon transfer of control of the software, which occurs at delivery, or when the license term commences, if later. We recognize revenue from maintenance contracts ratably over the service period. Cloud services revenue is recognized ratably over the cloud service term. Training, professional services, and storage and retrieval services are provided either on a time and material basis, in which revenues are recognized as services are delivered, or over a contractual term, in which revenues are recognized ratably. With respect to contracts that include customer acceptance provisions, we recognize revenue upon customer acceptance. Our policy is to record revenues net of any applicable sales, use or excise taxes.

Payment terms and conditions vary by contract type, although our terms generally include a requirement of payment within 30 to 60 days. We assess whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. In instances where the timing of revenue recognition differs from the timing of payment, we have determined our contracts do not include a significant financing component. The primary purpose of our invoicing terms is to provide customers with simplified and predictable ways of purchasing our products and services, not to receive financing from our customers or to provide customers with financing.

We generally do not offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, do not provide for or make estimates of rights of return and similar incentives.

We establish allowances for doubtful accounts when available information causes us to believe that credit loss is probable.

Business Acquisition, Goodwill and Intangibles Assets, including Contingent Liability—Earnout

We have allocated the purchase price to assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities at the date of acquisition. We estimate a fair value of any earnout which would be owed to the seller based on the terms of the earnout and record this liability at the acquisition date. Fair value was based on future projections of metrics such as revenue or profit over the earnout period and valuation techniques that utilize expected volatility, threshold probability, and discounting of future payments. Evaluating the fair value involves a high degree of assumptions used within the valuation models, in particular, forecasts of projected revenues or margins. Changes in these assumptions could have a significant impact on the fair value of the earnout liabilities.

The carrying value of goodwill is not amortized, but it tested for impairment annually as of December 31, as well as on an interim basis whenever events or changes in circumstances indicate that the carrying amount of a reporting unit may not be recoverable. An impairment charge is recognized for the amount by which the carrying amount exceeds the recorded fair value. All intangible assets have finite lives and are stated at cost, net of amortization. Amortization is computed over the useful life of the related assets on a straight-line method.

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As of December 31, 2021 and 2020, we recorded a change in fair value of earnout liabilities for both Graphic Sciences and CEO Image. The assumptions were updated to reflect the improved performance of both acquisitions against their threshold targets, the passage of time, and, for December 2020, a reduction of uncertainty driven by the pandemic.

Accounts Receivable, Unbilled

We recognize professional services revenue over time as the services are delivered using an input or output method (e.g., labor hours incurred as a percentage of total labor hours budgeted, images scanned, or similar milestones), as appropriate for the contract, provided all other revenue recognition criteria are met. When our revenue recognition policies recognize revenue that has not yet been billed, we record those contract asset amounts in accounts receivable, unbilled.

Deferred Revenues

Amounts that have been invoiced are recognized in accounts receivable, deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Deferred revenue represents amounts billed for which revenue has not yet been recognized. Deferred revenues typically relate to maintenance and software-as-a-service agreements which have been paid for by customers prior to the performance of those services, and payments received for professional services and license arrangements and software-as-a-service performance obligations that have been deferred until fulfilled under our revenue recognition policy.

Accounting for Costs of Computer Software to be Sold, Leased or Marketed and Accounting for Internal Use Software

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 985-20 “Costs of Software to be Sold, Leased or Otherwise Marketed,” we expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Once technological feasibility has been established, certain software development costs incurred during the application development stage are eligible for capitalization. Based on our software development process, technical feasibility is established upon completion of a working model. Technological feasibility is typically reached shortly before the release of such products. No such costs were capitalized during the periods presented in this prospectus.

In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years.

Stock-Based Compensation

We maintain one stock-based compensation plan. We account for stock-based payments to employees in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant. We account for stock-based payments to non-employees in accordance with ASC 718, “Compensation - Stock Compensation,” which requires that such equity instruments are recorded at their fair value on the grant date.

The grant date fair value of stock option awards is recognized in earnings as stock-based compensation cost over the requisite service period of the award using the straight-line attribution method. We estimate the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of our stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

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OUR BUSINESS

Company Overview

Intellinetics, formerly known as GlobalWise Investments, Inc. is a Nevada holding company incorporated in 1997, with two wholly-owned subsidiaries: (i) Intellinetics, Ohio, an Ohio corporation and (ii) Graphic Sciences, a Michigan corporation. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization. On March 2, 2020, Intellinetics purchased Graphic Sciences, Inc.

We are a document services and software solutions company serving both the small-to-medium business and governmental sectors with their digital transformation and process automation initiatives. During 2020, we made two significant business acquisitions that have significantly impacted our financial operations and grown our business operations:

●	Graphic Sciences, on March 2, 2020, and

●	CEO Image, on April 21, 2020.

For further information about these acquisitions, please see Note 5 to our consolidated financial statements for the fiscal year 2021, included elsewhere in this prospectus.

Our products and services are provided through two reporting segments: Document Management and Document Conversion. Our Document Management segment, which includes our CEO Image acquisition, consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our Document Conversion segment, which includes and primarily consists of our Graphic Sciences acquisition, provides digital transformation assistance to customers converting documents from one medium to another, predominantly paper to digital, potentially including migration to our software solutions, as well as long-term storage and retrieval services. Our solutions create value for customers by making it easy to connect business-critical documents to the people and processes who need them by making those documents easy to find and act upon, while also being secure, compliant, and audit-ready. Solutions are sold both directly to end-users and through resellers.

Our customers use our software by one of two methods: purchasing our software and installing it onto their own equipment, which we refer to as a “premise” model, or licensing and accessing our platform via the Internet, which we refer to as a “software as a service” or “SaaS” model and also as a “cloud-based” model. Licensing of our software through our SaaS model has become increasingly popular among our customers, especially in light of the increased deployment of remote workforce policies, and is a key ingredient in our revenue growth strategy. Our SaaS products are hosted with Amazon Web Services and Expedient, providing our customers with reliable hosting services that we believe are consistent with industry best practices in data security and performance.

We operate a U.S.-based business with concentrated sales to the State of Michigan for our Document Conversion segment, complemented by our diverse set of document management software solutions and services. We hold or compete for leading positions regionally in select markets and attribute this leadership to several factors including the strength of our brand name and reputation, our comprehensive offering of innovative solutions, and the quality of our service support. Net growth in sales of software as a service in recent years reflects market demand for these solutions over traditional sales of on-premise software. We expect to continue to benefit from our select niche leadership market positions, innovative product offering, growing customer base, and the impact of our sales and marketing programs. Examples of these programs include identifying and investing in growth and expanded market penetration opportunities, more effective products and services pricing strategies, demonstrating superior value to customers, increasing our sales force effectiveness through improved guidance and measurement, and continuing to optimize our lead generation and lead nurturing processes.

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Recent Events

On April 1, 2022, we acquired substantially all of the assets of Yellow Folder. Located in Dallas, Yellow Folder is a document solutions company that specializes in the K-12 education market. More details regarding the acquisition of Yellow Folder are set forth above in Management’s Discussion and Analysis

Also on April 1, 2022, we completed a private offering with certain accredited investors to raise aggregate gross proceeds of $2,964,500 in 12% subordinated notes and $5,740,756 in shares of our common stock, referred to herein as the 2022 private placement. We used a portion of the net proceeds to finance the acquisition of Yellow Folder, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially debt reduction and other future acquisitions. More details are set forth above in Management’s Discussion and Analysis.

Software and Services

Document Management

Our flagship software platform suite is IntelliCloud™, reflecting our focus, and the market’s focus, on growth via cloud-based content management and process automation. Our Document Management business also generates software-related professional services that include installation, integration, training, and consulting services, as well as ongoing software maintenance and customer support.

The IntelliCloud™ suite of software is comprised of stand-alone and integrated modules that include:

●	Image Processing: includes image processing modules used for capturing, transforming and managing images of paper documents, including support of distributed and high-volume capture, optical character recognition;

●	Records Management: addresses needs relating to retention of content through automation and policies, ensuring legal, regulatory and industry compliance for our clients;

●	Workflow: supports business processes, routing content electronically for assigning work tasks and approvals, and creating related audit trails, notifications, and escalations; and

●	Extended Components: includes document composition and e-forms (via third party OEM integration partnership), search, content and web analytics (via third party data visualization and advanced OCR engine partnerships), email and information archiving, packaged application integration, and advanced capture for invoice processing, and accounts payable lifecycle automation.

Document Conversion

We convert images from paper to digital, paper to microfilm, microfiche to microfilm, and micrographics to digital for business and federal, county, and municipal governments. Our Document Conversion business also provides its clients with long-term paper and microfilm storage and retrieval options.

The primary Document Conversion offerings are:

●	Digital Scanning Services. These services include paper scanning, newspaper and microfilm scanning, microfiche scanning, aperture card scanning, drawing scanning, and book scanning. Most government files must be retained for long terms or permanently, making such clients a prime candidate for digital conversion. There are four production categories for these services, consisting of document prep, scanning, indexing, and delivery.

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●	Business Process Outsourcing (BPO). BPO contracts provide ongoing outsourcing of customer processes such as mail room activities, where we pick up customer mail from the post office, open it, sort it, scan it, and upload it to the appropriate customer system.

●	Microfilm and Microfiche. We provide microfilming/microfiche conversion to digital, converting scanned images to microfilm or microfiche, and microfilm/microfiche preservation and duplication.

●	Box Storage Services. We provide physical document storage and retrieval services for our clients.

●	Scanning Equipment, Software and Repair. We sell and service document image software, document scanners, and microfilm scanners, readers and printers. This is a smaller, slowly declining part of our Document Conversion business.

Marketing and Sales

We have a multi-channel sales model that directs our sales efforts through direct sales and through intermediaries, such as independent software vendors, resellers and referral partners. Our Document Management and Document Conversion segments each use direct and reseller channels for sales. We have developed partner-specific marketing programs with channel partners. We believe that our channel partner strategy improvements have increased the competitive strength of our platform of products. In addition, we have established a set of business solutions templates for specific vertical markets that provide base software configurations which we believe will facilitate our delivery and installation of software to our customers in both our direct and reseller channels. We believe that these advancements, in the aggregate, will allow us to license and sell our products to a targeted customer base, shortening our sales cycle, making margins more consistent, and allowing us to expand our sales through existing and new reseller partnerships and direct customers. We continue to devote significant efforts, in both development and marketing, in enhancing all channels to market.

Competition and Market Position

The market for our products is competitive, and we expect that competition will continue to intensify as the document solutions markets evolve and potentially consolidate. We believe that the trend toward electronic document management, and particularly cloud solutions, was accelerated by the COVID-19 pandemic.

We believe the primary competitors of our Document Management segment are DocuWare, Square 9, M-files, On-Base, FileBound, and Laserfiche, who also serve small-to-medium business (SMB) and governmental sectors. The principal competitive factors affecting the market for our document conversion services include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training; and (ix) the ability to address specific customer business problems. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

We believe the competitors of our Document Conversion segment vary from small, niche entities to larger entities, including Iron Mountain. The principal competitive factors affecting the market for our software products and services include: (i) vendor and services reputation and (ii) services quality, performance and price. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer, and that, for our current and prospective customers, maintaining secure control over the customers’ information is highly valued.

We believe that the consolidated Company has advantages over our competitors in the small-to-medium business market, and particularly organizations in highly regulated, risk and compliance-intensive markets, such as state and local government, non-clinical health care, and K-12 education. In our view, we will remain competitive by remaining a focused niche provider with product offerings aligned with buyer-specific requirements. We anticipate that we will benefit from five specific advantages already in place:

●	Turnkey cloud or premise document workflow and document conversion solutions targeting specific industry customers with benchmark value-to-price ratio;

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●	Rigorous quality review process and maintenance of customer data confidentiality in document conversions;

●	Modular solution packaging and rapid customer activation model;

●	Integrated on-demand solutions library as standard platform feature; and

●	Expanded software integration tools that make it easier for independent software vendors to integrate and sell IntelliCloud software capabilities into their customer base.

We believe, with these competitive strengths, that we are well positioned as a cloud-based managed document services provider for the small-to-medium business and governmental sectors.

Customers

Document Management

For 2021, the two largest customers of our Document Management segment accounted for approximately 10% and 4%, respectively, of the segment’s revenues for that period. For 2020, the two largest customers of our Document Management segment accounted for approximately 6% and 4%, respectively, of the segment’s revenues for that period.

For the years ended December 31, 2021, and 2020, government contracts represented approximately 30% and 37%, respectively, of the Document Management segment’s net revenues, including a significant portion of the segment’s sales to resellers which represent ultimate sales to government agencies. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically 12 months. Since our inception, our contracts with government customers have generally renewed on the original terms and conditions upon expiration.

Document Conversion

Our Document Conversion segment has significant customer concentration with the State of Michigan. Graphic Sciences’ contract with the State of Michigan is for five years from June 1, 2018 to May 30, 2023 with a provision for two, one-year extensions. The contract is issued to Graphic Sciences through the Michigan Department of Management and Budget, Enterprise Procurement and managed through the Department of Management and Budget, Records Management Services Division (RMS).

The contract provides local and state government agencies access to digital and micrographic conversion services. These agencies have the option to perform these conversion services internally or go out to bid if they so choose. Typically, they elect to have these services outsourced to Graphic Sciences through RMS, which eliminates the bidding process.

All Michigan agencies and departments are able to use the services and prices provided under this contract. Mechanically, the work we perform is invoiced to RMS and the end user is invoiced through the State of Michigan accounting system. We do not invoice the end user directly when entities utilize this contract facility, and we have a single point of contact for managing billing and receipt. The state in effect acts as a reseller of our services to the other agencies and makes a mark-up of what is charged. For 2021, the State of Michigan represented approximately 64% of our Document Conversion segment’s net revenues, and 47% of the total consolidated revenues. For 2020, the State of Michigan represented approximately 71% of our Document Conversion segment’s net revenues, and 47% of the total consolidated revenues.

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Intellectual Property

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Software Development

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. We discuss our accounting for such costs, and when we expense or capitalize, in more detail below in “Critical Accounting Policies and Estimates.”

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business. Other than government procurement rules affecting sales to governmental customers, we do not believe that we are subject to any special governmental regulations or approval requirements affecting our products or services. Complying with the regulations and requirements applicable to our business does not entail a significant cost or burden. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Human Capital

As of March 21, 2021, we employed a total of 104 individuals; all but 11 are full-time employees. Graphic Sciences employs 81 individuals, comprised of 75 full-time and 6 part-time employees, all located in Michigan. Graphic Sciences also utilizes temporary employees, through various agencies, to provide labor for variable project work. Intellinetics Ohio employs 23 individuals, comprised of 17 full-time and 5 part-time employees, primarily located in Ohio. As a combined company, 14 of our employees work in administration and management, 19 of our employees work in software sales, maintenance and support, and software development, and 71 of our employees work in document services and storage operations.

We consider the integrity, experience, dedication, creativity, and team-oriented nature of our employees to be an essential driver of our business and a key to our future prospects. Personal relationships with our existing customers are an important part of our business, and our customers have come to rely on the personal service and knowledge of our workforce across all functional areas. To attract and retain qualified applicants to our company and retain our employees, we offer total benefits packages consisting of base salary or hourly wage (depending on position), a comprehensive benefits package, and equity compensation for certain employees. Annual cash bonuses are based on our profitability, achievement of targets and level of responsibility. When selecting talent, we consider education, experience, diversity, and the likelihood that a candidate will espouse our values of integrity, collaboration, dedication, creativity, and superior customer service.

We are committed to fostering a diverse and inclusive workforce that attracts and retains exceptional talent. In addition, we pride ourselves on an open culture that respects co-workers, values employees’ health and well-being and fosters professional development. We support employee growth and development in a variety of ways including with training opportunities and an overall strategy of promotion from within. Our management conducts annual employee engagement surveys and, for supervisors and above, annual individual employee assessments with an emphasis on individual development for each employee.

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We remain focused on protecting the health and safety of our employees with respect to COVID-19. In April of 2020, we instituted safe distancing practices and additional cleaning procedures for all company offices and facilities, and our offices in Michigan and Ohio were reconfigured to maintain physical distancing. Wherever feasible, we have encouraged employees to work from home. To date, our employees who work in software sales, maintenance and support, and software development continue to work remotely. Our remote working arrangements have not significantly affected our ability to maintain critical business operations.

We believe that relations with our employees are good. None of our employees are represented by a labor union, and we do not have collective bargaining arrangements with any of our employees. In addition, as of March 21, 2021, we engaged four independent contractors.

Property

We lease an office facility measuring approximately 6,000 square feet in Columbus, Ohio, for our headquarters, chief executive offices, and conducting the operations of Intellinetics Ohio. The monthly rental payment is $4,638, with gradually higher annual increases each January up to $5,850 for the final year.

Our subsidiary, Graphic Sciences, uses 36,000 square feet of leased space in Madison Heights, Michigan as its main facility. Graphic Sciences uses about 20,000 square feet for its records storage services, with the remainder of the space used for production, sales, and administration. The monthly rental payment is $41,508, with gradually higher annual increases each September up to $45,828 for the final year, and with a lease term continuing until August 31, 2026. Graphic Sciences also leases and uses a separate 37,000 square foot building in Sterling Heights, Michigan for document storage, except approximately 5,000 square feet for production, and a satellite office in Traverse City, Michigan for production. The monthly Sterling Heights rental payment is $20,452, with gradually higher annual increases each May up to $24,171 for the final year, and with a lease term continuing to April 30, 2028. The monthly Traverse City rental payment is $4,500, with a lease term continuing until January 31, 2024.

Graphic Sciences owns and operates an extensive collection of the specialized equipment necessary for scanning images or converting microfilm to digital images. Graphic Sciences’ logistics department includes a fleet of four leased vehicles for pickup and delivery of client materials. Graphic Sciences also has the ability to provide on-site capture operations for clients needing such services.

MANAGEMENT

On December 31, 2021, and currently, our executive officers and directors included the following:

Name	Age	Title

James F. DeSocio	66	President, Chief Executive Officer, and Director

Matthew L. Chretien	54	Chief Strategy Officer, Chief Technology Officer, Secretary, and Director

Joseph D. Spain	54	Chief Financial Officer, Treasurer

William M. Cooke	60	Director, Chairman of the Board

Rye D’Orazio	67	Director

Sophie Pibouin	54	Director

Roger Kahn	52	Director

James F. DeSocio, President, Chief Executive Officer, and Director. Mr. DeSocio joined Intellinetics on September 25, 2017. Prior to joining Intellinetics, Mr. DeSocio served as Chief Revenue Officer at Relayware, LLC, a global provider of Partner Relationship Management solutions, from January 2015 to September 2017. From January 2013 to November 2014, Mr. DeSocio served as Executive Vice President of Operations for XRS Corporation, a fleet management software solutions provider. From October 2007 to September 2012, Mr. DeSocio served as Executive Vice President of Sales and Business Development for Antenna Software, Inc., a business mobility solutions provider. Mr. DeSocio has extensive experience in sales, marketing, international operations, mergers and acquisitions.

Matthew L. Chretien, Chief Strategy Officer, Chief Technology Officer, Director. Mr. Chretien is a co-founder of Intellinetics and has served as Secretary since December 19, 2017, Chief Strategy Officer since September 25, 2017, and Chief Technology Officer since September 2011. Mr. Chretien previously served as Intellinetics’ President and Chief Executive Officer from July 2013 to September 2017, and from January 1999 to September 2011; Executive Vice President from September 2011 to July 2013; Chief Financial Officer from September 2011 to September 2012; Treasurer from September 2011 to December 2016; and Vice President from 1996 until 1999. Prior to joining Intellinetics, Mr. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems.

Joseph D. Spain, Chief Financial Officer and Treasurer. Mr. Spain joined Intellinetics on October 31, 2016 and was appointed as its Chief Financial Officer on December 1, 2016. Prior to joining Intellinetics, Mr. Spain worked from September 2014 to October 2016 for nChannel, Inc., a software solutions provider for the small-to-medium business retail sector, ultimately serving as Chief Financial Officer of the company. From July 1995 to June 2014, Mr. Spain worked for Mettler-Toledo International, Inc., a global provider of measurement and precision instruments, ultimately serving as Vice President of Finance & Controller for one of the company’s operating units.

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William M. Cooke, Director. Mr. Cooke was appointed as a member and chairman of our board of directors in October 2021. Mr. Cooke joined Taglich Brothers, Inc., a New York-based full-service brokerage firm that specializes in placing and investing in private equity transactions for small public companies, in 2012 and participates in sourcing, evaluating, and executing new investments as well as monitoring existing investments. Prior to joining Taglich Brothers, he was a Managing Director of Glenwood Capital LLC from 2010 to 2012, where he advised middle-market clients on capital raising and mergers and acquisitions. From 2001 to 2009, he sourced, evaluated and executed mezzanine transactions for The Gladstone Companies and BHC Interim Funding II, L.P. Before entering the private equity industry, Mr. Cooke served as a securities analyst primarily covering the automotive and industrial sectors for ABN AMRO Incorporated and McDonald and Company Securities, Inc. Bill received his Bachelor of Arts degree from Michigan State University and Master of Business Administration degree from the University of Michigan. He is a Chartered Financial Analyst and a member of the Board of DecisonPoint Systems, Inc., Unique Fabricating, Inc., Racing & Performance Holdings, LLC and a former member of the board of directors of APR, LLC.

Rye D’Orazio, Director. Mr. D’Orazio has served as a director of Intellinetics since 2006. Mr. D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Mr. D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Mr. D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Mr. D’Orazio was employed as a systems engineer at Electronic Data Systems.

Sophie Pibouin, Director. Ms. Pibouin was appointed as a member of our board of directors on March 20, 2015. Ms. Pibouin is currently employed by Progress Software as the VP Sales North America. Prior to that she was Head of Sales, U.S. for Resulticks. From 2014 to June 2019 Ms. Pibouin served as the worldwide Sales Leader of the IBM Watson marketing brand. Prior to that, Ms. Pibouin served as Chief Operating Officer, from 2012 to 2014, for SDL, PLC, a global provider of customer experience management software and solutions, having previously worked as a General Manager from 2010 to 2012. From 2006 to 2009, she served as Chief Operating Officer at Chronicle Solutions, Inc., a security software company. From 1990 to 2004, she worked for CA, Inc. (formerly Computer Associates), in a variety of positions including ultimately as Senior Vice President/GM for the Mid-Atlantic Region. She graduated with Honors as a Bachelor in International Commerce from the University of Flaubert in Rouen, France.

Roger Kahn, Director. Mr. Kahn was appointed as a member of our board of directors on October 5, 2017. Mr. Kahn has served as President and Chief Executive Officer of Bridgeline Digital, Inc. (“Bridgeline”), a web content management solutions provider, since May 2016. Mr. Kahn previously served as Co-Interim Chief Executive Officer and President of Bridgeline from December 2015 to May 2016, and as Chief Operating Officer from August 2015 to May 2016. From 2008 to September 2016, Mr. Kahn was a partner at Great Land Holdings, a resort development company. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago.

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Corporate Governance

We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors continues to develop its corporate governance policies and practices in light of current operations of the Company to meet laws and regulations, including the rules and regulations of the SEC, the corporate governance requirements of the OTCQB, and best practices in corporate governance.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors, currently consisting of six members. We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors has developed its corporate governance policies and practices to meet laws and regulations, including the rules and regulations of the SEC, and best practices in corporate governance.

Director Independence

Because director independence is not defined by the OTCQB, in accordance with Item 407(a)(1)(ii) of Regulation S-K, we have adopted the definition of independence as set forth in the rules of the Nasdaq Stock Market, which we sometimes refer to as our standards of director independence. Currently, the Board of Directors consists of six directors, of which independent directors constitute a majority. When determining the independence of Robert Schroeder and William Cooke, the Board considered their affiliations with Taglich Brothers Inc., which has been retained by the Company as a Placement Agent and M&A Advisory Firm from time to time including in 2021 and 2022, and Robert Schroeder’s original appointment by Taglich Brothers as a director under the terms of a Placement Agent Agreement between the Company and Taglich Brothers.

The charters of both our Audit Committee and Nominating and Corporate Governance Committee require that all members of each committee be independent. Currently, William Cooke, Rye D’Orazio, Roger Kahn, and Sophie Pibouin serve as our independent directors.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of four (4) meetings during 2021. During 2021, each director attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 97% of the total number of meetings of the Board and committees on which they served.

Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at the request of the independent directors as they deem necessary or appropriate. The sessions may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, either in person or telephonically, except where the failure to attend is due to unavoidable or unforeseeable circumstances. Last year, 50% of the directors attended the Annual Meeting of Stockholders, either in person or telephonically.

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Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter that has been adopted by our Board. Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2021, the Audit Committee consisted of Rye D’Orazio, Roger Kahn, and Robert Schroeder (Former Committee Chairman), until the unexpected passing of our Chairman, Robert Schroeder, on September 1, 2021. William Cooke was appointed to the Audit Committee as Chairman on October 1, 2021. The Board of Directors has determined that all members are independent under our standards of director independence. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Robert C. Schroeder qualified as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. Since September 1, 2021, the Board has been in search of an additional Director to fill our current need for an “audit committee financial expert.” The Audit Committee met four times during 2021.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

●	the quality and integrity of our financial statements;

●	our system of internal control over financial reporting and disclosure controls and procedures;

●	the quality and integrity of our auditing, accounting and financial reporting processes generally;

●	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

●	the design and implementation of the internal audit function; and

●	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

●	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

●	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

●	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

●	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

●	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

●	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

●	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

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●	reviewing and discussing with management and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

●	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

●	reviewing any transaction that involves a potential conflict of interest or a related person;

●	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

●	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Audit Committee Charter is available at http://www.intellinetics.com/corporate-governance.

Compensation Committee

Our Board of Directors has established a Compensation Committee. In 2021, the members of the Compensation Committee were Rye D’Orazio (Chairman), Sophie Pibouin, and Robert Schroeder until his passing on September 1, 2021. William Cooke was appointed to the Compensation Committee as on October 1, 2021. The Board of Directors has determined that all members of the Compensation Committee are independent under our standards of director independence. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee did not meet during 2021 but took action by unanimous written consent.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

●	establishing, reviewing and approving our general compensation philosophy and strategy;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

●	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our incentive compensation plans and programs;

●	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

●	reviewing and approving the compensation of directors;

●	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

●	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

●	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines; and

●	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

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The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers. The Compensation Committee has the authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. To date, the Compensation Committee has not engaged an independent compensation consultant.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations.

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Compensation Committee Charter is available at http://www.intellinetics.com/corporate-governance.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. In 2021, the members of the Nominating and Corporate Governance Committee were Rye D’Orazio, Sophie Pibouin, and Robert Schroeder (Former Committee Chairman) until his passing on September 1, 2021. Roger Kahn was appointed to the Nominating and Corporate Governance Committee as Chairman on September 24, 2001. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under our standards of director independence. The Nominating and Corporate Governance Committee did not meet during 2021 but took action by unanimous written consent.

The primary purposes of the Nominating and Corporate Governance Committee are to:

●	identify and recommend individuals qualified to become members of the Board of Directors and its committees;

●	determine the Board’s size, composition, procedures, governance and committees;

●	develop, review and assess, our corporate governance principles and policies;

●	develop qualification criteria for Board membership;

●	review and recommend independence determinations with respect to the directors;

●	recommend Board committee assignments;

●	oversee our Board’s performance and self-evaluation process;

●	oversee risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

●	review governance-related stockholder proposals and recommend Board responses.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Nominating and Corporate Governance Committee Charter is available at http://www.intellinetics.com/corporate-governance.

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Board Leadership Structure

Our Board of Directors has determined that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows James F. DeSocio, our Chief Executive Officer to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Over the two most recently completed fiscal years, the Chairman of the Board was Robert Schroeder until his passing on September 1, 2021, with William Cooke appointed as successor Chairman on October 1, 2021. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2012. However, the Board of Directors recognizes that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. We believe our current leadership structure is serving the best interests of our company and our stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board of Directors, the needs and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “Qualifications of Nominees for Director.”

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Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing the requisite qualifications and skills of director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it analyzes certain criteria and qualifications that candidates for membership on the Board of Directors should possess. No particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

●	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

●	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

●	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

●	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives .

●	A general level of expertise and experience in our business areas.

●	The ability to read and understand basic financial statements and other financial information pertaining to us.

●	A commitment to understanding our company and our business, industry and strategic objectives.

●	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

●	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

●	For prospective non-employee directors, independence under SEC rules and regulations.

●	The willingness to accept the nomination to serve as a member of our Board of Directors.

●	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

●	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC rules.

●	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

●	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While our Board has not adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

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Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Nominating and Corporate Governance Committee and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

Nominations by stockholders for director candidates must be addressed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. The Board’s role in the risk oversight process includes regular communication with members of senior management on areas of material risk to us, which enables the Board to understand our risk identification, assessment and management and our risk mitigation strategies. There is not a separate Risk Committee.

Each Board committee considers risk within its areas of responsibility and keeps the Board regularly informed through committee reports about such risks. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The full Board considers our risk profile and focuses on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

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Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Codes of Ethics

We have adopted a Code of Ethics and Conduct, designed to encourage our directors, officers and employees to act with the highest level of integrity. This code is available on the Investor Relations section of our website at www.intellinetics.com/corporate-governance.

The Intellinetics, Inc. Code of Ethics and Conduct is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Ethics and Conduct, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Ethics and Conduct covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Conduct.

If we make any amendment to, or grant any waiver from a provision of, our code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s common stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Company’s common stock, as of May 13, 2022.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	152,827	(2)	3.64%
Matthew L Chretien	69,932	(3)	1.70%
Joseph D. Spain	66,247	(4)	1.60%
Rye D’Orazio	11,206		*
Sophie Pibouin	12,208	(5)	*
William Cooke	39,271	(6)	*
Roger Kahn	8,357		*

Officers and Directors as a Group (7 Persons)	360,048	(7)	8.29%

HOLDERS OF MORE THAN 5% BENEFICIAL OWNERSHIP
Michael N. Taglich	686,430	(8)	16.58%
Robert F. Taglich	524,767	(9)	12.68%

*Less than 1%

(1)	Based upon 4,073,757 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 127,854 shares of common stock underlying stock options issued to Mr. DeSocio, exercisable within 60 days of April 27, 2022.
(3)	Beneficial ownership includes 41,464 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of May 13, 2022.
(4)	Beneficial ownership includes 63,927 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of May 13, 2022.
(5)	Beneficial ownership includes 2,560 shares of common stock underlying stock options issued to Ms. Pibouin, exercisable within 60 days of May 13, 2022.
(6)	Beneficial ownership includes 34,694 shares of common stock underlying warrants issued to Mr. Cooke, exercisable within 60 days of May 13, 2022.
(7)	Beneficial ownership includes 360,048 shares of common stock underlying stock options and warrants issued to the group, as disclosed in (2) through (7) above, exercisable within 60 days of May 13, 2022.
(8)	Beneficial ownership includes 66,124 shares of common stock underlying warrants issued to Mr. M. Taglich, exercisable within 60 days of May 13, 2022.
(9)	Beneficial ownership includes 66,125 shares of common stock underlying warrants issued to Mr. R. Taglich, exercisable within 60 days of May 13, 2022.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers (or NEOs) for our last completed fiscal year consisted of (i) our principal executive officer, and; (ii) our two most highly compensated executive officers, other than the principal executive officer. For the year ended December 31, 2021, our NEOs were the following individuals:

●	James F. DeSocio, our current President and Chief Executive Officer;

●	Matthew L. Chretien, our current Secretary and Chief Strategy Officer;

●	Joseph D. Spain, our current Chief Financial Officer and Treasurer.

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Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by our NEOs for 2021 and 2020.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Matthew L. Chretien	2021	175,000	-	-	15,782	(2)	190,782
Chief Strategy Officer	2020	166,250	-	66,097	14,896	(2)	247,243

James F. DeSocio	2021	274,800	-	-	1,874	(3)	276,674
President and Chief Executive Officer	2020	257,700	-	82,621	3,541	(3)	343,862

Joseph D. Spain	2021	162,000	-	-	6,821	(4)	168,821
Chief Financial Officer and Treasurer	2020	148,400	-	66,097	6,626	(4)	221,123

(1) The amounts in this column reflect the aggregate grant date fair value of stock awards computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, based on the closing sale price of our common stock on the date of grant. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(2) Mr. Chretien received other compensation in the form of Health and Welfare Related Insurance Premiums ($14.737), Life Insurance Premiums ($54), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($660) in 2021, and Health and Welfare Related Insurance Premiums ($12,680), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($1,830) in 2020.

(3) Mr. DeSocio received other compensation in the form of Health and Welfare Related Insurance Premiums ($312), Life Insurance Premiums ($54), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,115) in 2021, and Health and Welfare Related Insurance Premiums ($1,682), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,411) in 2020.

(4) Mr. Spain received other compensation in the form of Health and Welfare Related Insurance Premiums ($5,789), Life Insurance Premiums ($54), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($660) in 2021, and Health and Welfare Related Insurance Premiums ($5,593), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($660) in 2020.

Employment Agreements with our Executive Officers

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. Joseph Spain and James DeSocio participated in our 401(k) plan during fiscal 2021 and 2020, but no other named executive officers participated in our 401(k) plan during fiscal 2021 or 2020.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

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Employment Agreements with our Executive Officers

On December 1, 2016, pursuant to an Offer of Employment and Employment Agreement, the Company appointed Joseph D. Spain as the Chief Financial Officer. On September 25, 2017, pursuant to an offer letter agreement, the Company appointed James F. DeSocio as its President and Chief Executive Officer. Intellinetics Ohio is a party to an employment agreement with Matthew L. Chretien, dated as of September 16, 2011.

Offer Letter Agreement with James F. DeSocio

Under this offer letter agreement, James F. DeSocio (i) receives compensation at the rate of $270,000 per year (which was subsequently reduced by mutual agreement and later increased by the Compensation Committee to $275,000), (ii) is eligible to receive options to purchase up to 1,250,000 of the Company’s common stock, subject to various approvals, contingencies, and time vesting, (iii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iv) is eligible for a bonus of up to $135,000, and (v) may become eligible, at the sole discretion of the Company, for profit sharing, and other bonuses. The term of the agreement is indefinite, and James F. DeSocio is an “at will” employee. Under the agreement, James F. DeSocio covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment.

Employment Agreement with Matthew L. Chretien

Under this employment agreement, Matthew L. Chretien agreed to serve as the Interim President and Chief Executive Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Matthew L. Chretien (i) receives compensation at the rate of $195,000 per year (which was subsequently reduced by mutual agreement and later increased by the Compensation Committee to $175,000), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $100,828 on March 31, 2015. Mr. Chretien has informally agreed to receive less in salary than he is entitled to receive under his employment agreement at the current time, while the Company is managing available cash and working towards profitability. The Company notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 is deferred subject to the Company’s available cash flow. The term of the agreement is indefinite, and both parties stipulate and agree that Matthew L. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Matthew L. Chretien becomes permanently disabled. Under the agreement, Matthew L. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the State of Ohio for a period of six months after termination of his employment. Since the date of the agreement, Mr. Chretien has resigned the titles of President, Chief Executive Officer, Principal Accounting Officer, and Treasurer, and currently holds the titles of Secretary, Chief Technology Officer, and Chief Strategy Officer.

Employment Agreement with Joseph D. Spain

Under this employment agreement, Joseph D. Spain (i) receives compensation at the rate of $140,000 per year (which amount was increased to $175,000 per year by the Compensation Committee effective April 14, 2022), (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing and bonuses. The term of the agreement is indefinite, and Joseph D. Spain is an “at will” employee. Under the agreement, Joseph D. Spain covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table sets forth information regarding the outstanding equity awards, consisting of unvested and/or unexercised stock options held by our NEOs as of December 31, 2021:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
Matthew L. Chretien Chief Strategy Officer	2,000	0		$6.50	12/31/2025
	5,000	15,000	(1)	$4.00	9/1/2030
		19,464	(2)	$6.08

James F. DeSocio President and Chief Executive Officer	25,000	0		$6.50	12/31/2025
	6,250	18,750	(3)	$4.00	9/1/2030
		77,854	(4)	$6.08	4/13/2032

Joseph D. Spain Chief Financial Officer and Treasurer	2,000	0		$6.50	12/7/2026
	2,250	750	(5)	$6.50	3/10/2029
	5,000	15,000	(6)	$4.00	9/1/2030
		38,927	(7)	$6.08

(1) Options are subject to 4-year time-based vesting, with 25% vested as of September 2, 2021, 5,000 vesting on September 2, 2022, 5,000 vesting on September 2, 2023, and 5,000 vesting on September 2, 2024.

(2) Options are subject to 3-year time-based vesting, with 6,488 vesting on April 14, 2023, 6,488 vesting on April 14, 2024, and 6,488 vesting on April 14, 2025.

(3) Options are subject to 4-year time-based vesting, with 25% vested as of September 2, 2021, 6,250 vesting on September 2, 2022, 6,250 vesting on September 2, 2023, and 6,250 vesting on September 2, 2024.

(4) Options are subject to 3-year time-based vesting, with 25,591 vesting on April 14, 2023, 25,591 vesting on April 14, 2024, and 25,592 vesting on April 14, 2025.

(5) Options are subject to 4-year time-based vesting, with 75% vested as of March 11, 2022, and 750 vesting on March 11, 2023.

(6) Options are subject to 4-year time-based vesting, with 25% vested as of September 2, 2021, 5,000 vesting on September 2, 2022, 5,000 vesting on September 2, 2023, and 5,000 vesting on September 2, 2024.

(7) Options are subject to 3-year time-based vesting, with 12,976 vesting on April 14, 2023, 12,976 vesting on April 14, 2024, and 12,976 vesting on April 14, 2025.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to the 2015 Intellinetics Inc. Equity Incentive Plan, our only equity compensation plan, as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	144,860	$5.61	352,470
Equity compensation plans not approved by security holders	0	0	0
Total	144,860	$	352,470

Director Compensation

The following table summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Stock Awards($)(1)	Option Awards($)	Total($)
(a)	(b)	(c)	(d)	(h)
Sophie Pibouin	$15,000	$10,000	-	$25,000	(2)
Rye D’Orazio	7,500	7,500	-	15,000
Robert C. Schroeder	5,625	32,500	-	38,125
Roger Kahn	7,500	7,500	-	15,000
William Cooke	1,875			1,875

(1) Stock awards set forth in column (c) were fully vested at the time of grant.

(2) At year end, Ms. Pibouin held aggregate stock option awards of 2,560, which were fully vested upon grant.

On April 14, 2022, the Compensation Committee, pursuant to the authority given to it by the Board, approved the following annual compensation for non-employee directors:

●	$20,000 cash payment per year payable quarterly ($25,000 for the Board Chair), and

●	Stock award equal to $20,000 as of the date of grant, in shares of Company’s common stock, ($32,500 for the Board Chair).

No additional compensation was paid to directors for meetings attended, committee memberships, or committee chairmanships.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The written charter for the Audit Committee requires that all transactions between the Company and any related person be reviewed, approved, and overseen by the Audit Committee, which is comprised of independent directors. Related person transactions are those transactions covered by Item 404 of Regulation S-K.

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during each of the previous three fiscal years.

Amendment and Conversion of 2016 Convertible Notes.

The following convertible notes, originally issued by the Company to a director and stockholders holding more than 5% beneficial ownership of the Company’s common stock, were amended on March 2, 2020 to permit their conversion into equity upon the same terms as any simultaneous securities offering. The 2016 notes bore interest at an annual rate of 10%. On March 2, 2020, the 2016 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2021	Amount outstanding as of May 13, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Robert Schroeder Director	12/30/2016	$20.00	25,000	0	0	0	0
Michael Taglich 5% Stockholder	12/30/2016	$20.00	250,000	0	0	0	0
Robert Taglich 5% Stockholder	12/30/2016	$20.00	100,000	0	0	0	0

Amendment and Conversion of 2017 Convertible Notes

The following convertible notes, originally issued by the Company to a director and officer, and stockholders holding more than 5% beneficial ownership of the Company’s common stock, were amended on March 2, 2020 to permit their conversion into equity upon the same terms as any simultaneous securities offering. The 2017 notes bore interest at an annual rate of 8%. On March 2, 2020, the 2017 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2021	Amount outstanding as of May 13, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Michael Taglich 5% Stockholder	11/17/2017	$10.00	200,000	0	0	0	0
Michael Taglich 5% Stockholder	11/29/2017	$10.00	75,000	0	0	0	0
Robert Taglich 5% Stockholder	12/30/2016	$10.00	75,000	0	0	0	0
James DeSocio Officer	11/17/2017	$10.00	40,000	0	0	0	0

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Conversion of 2018 Convertible Notes

The following convertible notes, originally issued by the Company to stockholders holding more than 5% beneficial ownership of the Company’s common stock for cash, were amended on March 2, 2020 to permit their conversion into equity upon the same terms as any simultaneous securities offering. The 2018 notes bore interest at an annual rate of 8%. On March 2, 2020, the 2018 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2020	Amount outstanding as of May 13, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Michael Taglich 5% Stockholder	9/26/2018	$6.50	200,000	200,000	0	0	0
Robert Taglich 5% Stockholder	9/26/2018	$6.50	200,000	200,000	0	0	0

2019 Bridge Notes

The following convertible notes were issued by the Company to stockholders holding more than 5% beneficial ownership of the Company’s common stock. The terms for all the following notes provided for an original issue discount of 12% and maturity on May 15, 2020. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Company in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the non-OID portion of the 2019 bridge notes into shares of common stock as part of the 2020 private placement, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2020	Amount outstanding as of May 13, 2022 (principal and interest)	Amount of principal paid during 2021	Amount of interest paid during 2021
Michael Taglich 5% Stockholder	11/15/2019	N/A	198,864	198,864	0	0	0
Robert Taglich 5% Stockholder	11/15/2019	N/A	198,864	198,864	0	0	0

*Converted the non-OID portion of the 2019 bridge notes into shares of common stock as part of the 2020 note conversion, described below.

2020 Private Placement

Certain related persons participated as investors in a private placement of securities by the Company, on the same terms as all other investors in such private placement.

On March 2, 2020, the Company completed the 2020 private placement by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) shares of the Company’s common stock, at a price of $4.00 per Share and (ii) units, with each unit consisting of $1,000 in 12% subordinated notes and 40 shares. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023.

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The following related persons participated in such offering, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Number of Shares Purchased	Number of Units Purchased	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	148,750	-	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company.	118,750	-	03/02/2020
Robert C. Schroeder	Director and Chairman of the Board of the Company	5,000	-	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of the Company	7,500	-	03/02/2020
Joseph D. Spain	Chief Financial Officer of the Company	2,000	8	03/02/2020

2020 Note Conversion

Certain related persons held convertible promissory notes issued by the Company that were converted in accordance with their terms on March 2, 2020, as part of the 2020 note conversion, on the same terms as all other note holders.

On March 2, 2020, the Company entered into amendments to all of its currently outstanding convertible promissory notes, which were issued by the Company to various investors in 2016, 2017, and 2018. As amended, the notes permitted the Company to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms those offered to investors in any concurrent private placement of securities. In accordance with the amended terms, the Company converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to all outstanding convertible promissory notes into shares of common stock at a conversion price of $4.00 per share.

The following related persons held convertible promissory notes that were converted into shares of common stock, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Outstanding Principal and Interest Converted into Equity	Number of Shares of Common Stock Issued	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company	$899,811	224,952	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company	$453,743	113,435	03/02/2020
Robert C. Schroeder	Director and Chairman of the Board of the Company	$34,076	8,518	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of the Company	$48,077	12,019	03/02/2020

2022 Private Placement

Certain related persons participated as investors in a private placement of securities by the Company, on the same terms as all other investors in such private placement.

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On April 1, 2022, the Company completed the 2022 private placement by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) shares of the Company’s common stock, at a price of $4.62 per Share and (ii) 12% subordinated notes. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on March 30, 2025.

The following related persons participated in such offering, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Number of Shares Purchased	Principal Amount of Notes Purchased	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	190,477	-	04/01/2022
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company	179,652	$600,000	04/01/2022

Promoters and Certain Control Persons

William M. Cooke, a director and Chairman of our Board, is Vice President of Investment Banking at Taglich Brothers, Inc. Robert F. Taglich and Michael N. Taglich, each beneficial owners of more than 5% of the Company’s common stock, are also both principals of Taglich Brothers, Inc. Robert C. Schroeder, formerly a director and Chairman of our Board, was also Vice President of Investment Banking at Taglich Brothers, Inc. during his tenure with our Board.

We retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with its acquisition of Graphic Sciences. Pursuant to an Engagement Agreement, dated April 15, 2019, the Company paid Taglich Brothers, Inc. a success fee of $300,000 as a result of the successful completion of the acquisition of Graphic Sciences, Inc.

We retained Taglich Brothers, Inc., as the exclusive placement agent for the 2020 private placement, as described above, pursuant to a Placement Agent Agreement. In connection with the 2020 private placement, we paid Taglich Brothers, Inc. $440,000, which represented an 8% commission based upon the gross proceeds of the 2020 private placement. In addition, for its services in the 2020 private placement, Taglich Brothers, Inc. was issued warrants to purchase 95,500 shares of common stock, which amount is equal to 10% of the shares and unit shares sold in the 2020 private placement, which have an exercise price of $4.00 per share of common stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights.

We retained Taglich Brothers, Inc. as the exclusive placement agent for the 2020 note conversion, as described above, pursuant to the Placement Agent Agreement. In connection with the 2020 note conversion, we issued 35,250 shares of common stock to Taglich Brothers, Inc., which, based on the conversion price of $4.00 per share, was equal to 3% of the original principal amount of the converted notes.

We retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with its acquisition of Yellow Folder, LLC. Pursuant to an Engagement Agreement, dated May 1, 2020, the Company paid Taglich Brothers, Inc. a success fee of $200,000 as a result of the successful completion of the acquisition of Yellow Folder, LLC.

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We retained Taglich Brothers, Inc., as the exclusive placement agent for the 2022 private placement, as described above, pursuant to a Placement Agent Agreement. In connection with the 2022 private placement, we paid Taglich Brothers, Inc. $696,420, which represented an 8% commission based upon the gross proceeds of the 2022 private placement. In addition, for its services in the 2022 private placement, Taglich Brothers, Inc. was issued warrants to purchase 124,258 shares of common stock, which amount is equal to 10% of the shares sold in the 2022 private placement, which have an exercise price of $4.62 per share of common stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights. In connection with the 2022 private placement, we also agreed to extend the expiration dates of 131,700 currently outstanding warrants previously issued to Taglich Brothers, Inc. (and its assignees) to March 30, 2027.

SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to 1,366,846 shares of our Common Stock, consisting of:

●	1,242,588 issued to the investors in a private placement of securities completed on April 1, 2022;

●	up to 124,258 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2022 private placement.

The 1,366,846 shares of our common stock included in this prospectus were issued to the selling stockholders pursuant to exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.

The selling stockholders named below, or their respective successors, including transferees, may from time to time sell or otherwise dispose of, pursuant to this prospectus, all, some or none of their shares of our common stock being registered hereby. See “Plan of Distribution” below.

The following table sets forth, as to each of the selling stockholders:

●	the name of each of the selling stockholders;

●	the number of shares of our common stock beneficially owned, based on each selling stockholder’s ownership of shares held of record as of May 13, 2022;

●	the number of shares of our common stock being offered by such selling stockholder pursuant to this prospectus; and

●	the number of shares of our common stock beneficially owned upon completion of the offering and the percentage of beneficial ownership upon completion of the offering based upon 4,073,757 shares of our common stock outstanding as of May 13, 2022, assuming full exercise of all warrants held by the selling stockholders on that date.

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Information in the table below and the notes thereto has been provided to us by the selling stockholders or by the placement agent. Unless otherwise indicated, to our knowledge, each selling stockholder listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such selling stockholder, except to the extent authority is shared by spouses under applicable law. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or dispositive power with respect to the securities. The information listed below is not necessarily indicative of beneficial ownership for any other purpose. Except as described in the notes below, none of the selling stockholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

	Shares Beneficially Owned Before Offering					Shares Beneficially Owned After Offering
Name of Selling Stockholder(1)	Shares	Warrants	Options	Percent (2)	Shares Included in Prospectus # Included	Number (3)	Percent (2)

MICHAEL N. TAGLICH KEOGH-ACCOUNT (4)	598,827	66,124	-	16.06%	203,768	461,183	10.82%
MICHAEL TAGLICH CUST FOR AMANDA TAGICH UTMA NY UNTIL 21(4)	5,329	-	-	*	4,329	1,000	*
MICHAEL TAGLICH CUST FOR LUCY TAGICH UTMA NY(4)	10,329	-	-	*	4,329	6,000	*
MICHAEL TAGLICH CUST FOR STELLA TAGICH UTMA NY UNTIL 21(4)	5,329	-	-	*	4,329	1,000	*
THE HOPE A. TAGLICH FIRST PARTY SUPPLEMENTAL NEEDS UAD 08/23/17 MICHAEL N TAGLICH TTEE(4)	5,329	-	-	*	4,329	1,000	*
JON C HOUSER	19,480	-	-	*	19,480	-	*
AJAMB LLC (Paul Seid)	65,814	-	-	1.62%	21,644	44,170	1.05%
RICHARD DUKE	5,519	-	-	*	5,519	-	*
ROBERT W ALLEN JR	42,135	-	-	1.03%	21,645	20,490	*
NINA L BERTSCH REVOCABLE DEED OF TRUST UAD 07/01/21 NINA LISA BERTSCH TTEE	32,066	-	-	*	6,493	25,573	*
CSBPAB LLC (Charles Brand)	69,644	-	-	1.71%	21,645	47,999	1.14%
RONALD JOHNSON	16,233	-	-	*	16,233	-	*
ANGUS BRUCE & LAURALEE BRUCE JT WROS	17,447	-	-	*	10,823	6,624	*
JOSEPH VOSILLA	31,236	-	-	*	12,987	18,249	*
DAVID L ALLEN	20,857	-	-	*	2,164	18,693	*

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NICHOLAS TAGLICH & JULIANA TAGLICH JTWROS	12,911	-	-	*	5,411	7,500	*
EMBRY FAMILY LIVING TRUST DTD 12/1/94 LLOYD BERTIS EMBRY AND KIM THU NGO EMBRY CO-TTEES	32,467	-	-	*	32,467	-	*
ROBERT W ALLEN TRUST U/A /D 4/29/08 ROBERT W ALLEN TRUSTEE	108,314	-	-	2.66%	43,290	65,024	1.55%
SHADOW CAPITAL LLC (B Kent Garlinghouse)	73,398.00	-	-	1.80%	21,645	51,753	1.23%
ROBERT G PAUL	21,688	-	-	*	21,688	-	*
WILLIAM C STEELE TTEE WILLIAM C STEELE LIVING TRUST UAD 5-11-98	15,987.00	-	-	*	12,987	3,000	*
THE CLAUDIA HESS TRUST UAD 05/25/18 CLAUDIA WORTHINGTON HESS TTEE	4,382	-	-	*	4,329	53.00	*
SUSAN A KALKA 2020 TRUST UAD 9/30/20 SUSAN KALKA & ROBYN KALKA TTEES	32,097	-	-	*	10,823	21,274	*
PALADIN HOLDINGS LLC (Paul Seid)	21,644	-	-	*	21,644	-	*
ALBERT C ESPOSITO & BROOKE CROWLEY ESPOSITO	21,645	-	-	*	21,645	-	*
SANDRA BRECHER	25,974	-	-	*	25,974	-	*
KEITH BECKER	53,747	-	-	1.32%	32,467	21,280	*
CLAUDIA TAGLICH	57,257	-	-	1.41%	54,112	3,145	*
MERLE F STOCKLEY JR	3,412	-	-	*	2,164	1,248	*
TED S HARTSHORN	6,493	-	-	*	6,493	-	*
JOSEPH W ABRAMS & PATRICIA G ABRAMS FAMILY TRUST UAD 3/15/95 JOSEPH W ABRAMS & PATRICIA G ABRAMS TTEE	5,411	-	-	*	5,411	-	*
RICHARD MOLINSKY	10,822	-	-	*	10,822	-	*
JOHN UMBACH	6,493.00	-	-	*	6,493	-	*

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ROBERT ANTHONY SOUREK JR	10,822	-	-	*	10,822	-	*
ROBERT ROMANET & MAUREEN L ROMANET	5,998	-	-	*	3,246	2,752	*
JEFFREY L SADAR	6,696	-	-	*	5,411	1,285	*
MATTHEW DEJESUS TAGLICH	6,493	-	-	*	6,493	-	*
ROBERT F TAGLICH C/F XAVIER F TAGLICH UNDER NEW YORK UGMA MINORS ACT(5)	6,493	-	-	*	6,493	-	*
DAVID A RANDOM	82,726	-	-	2.03%	10,823	71,903	1.71%
RICHARD A KRAEMER TRUST U A/D 12-23-96 RICHARD A KRAEMER TTEE	10,823	-	-	*	10,823	-	*
DAVID R GIENAPP	4,329	-	-	*	4,329	-	*
THOMAS J LEONARD	4,328	-	-	*	4,328	-	*
EDGAR L PARKER	4,329	-	-	*	4,329	-	*
JANET SAU-HAN HO	40,676	-	-	1.00%	10,822	29,854	*
MARK & ANDREA VAUGHAN	5,045	-	-	*	4,545	500	*
JOHN W CROW	6,011	-	-	*	5,411	600	*
MARK BOURQUE	5,411	-	-	*	5,411	-	*
RAPHAEL E FERRIS	2,163	-	-	*	2,163	-	*
SOPHIA ESTELLE TAGLICH	6,493	-	-	*	6,493	-	*
OLIVIA SOFIA TAGLICH	6,493.00	-	-	*	6,493	-	*
KARL L FISHER	5,409	-	-	*	5,409	-	*
CHARLES L GILLUM JR	10,909	-	-	*	10,909	-	*
KEITH R SCHROEDER	10,822.00	-	-	*	10,822	-	*
THE CAROLYN L. FOUTCH LIVING TRUST UAD 05/17/13 CAROLYN L FOUTCH TTEE	12,903	-	-	*	5,410	7,493	*
MARY MARGUERITE SCHNURER FAMILY TRUST UAD 12/08/05 MARY MARGUERITE SCHNURER TTEE	16,005	-	-	*	6,493	9,512	*

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POWELL FAMILY LIMITED PARTNERSHIP (Ronald Powell)	5,324	-	-	*	5,324	-	*
JOHN J RESICH JR TTEE JOHN J RESICH JR RET TRUST	31,468	-	-	*	5,194	26,274	*
ANDREW K LIGHT	88,560	-	-	2.17%	32,467	56,093	1.34%
MICHAEL FOSTER & KATHRYN L FOSTER JTWROS TOD DTD 01/06/04	6,493	-	-	*	6,493	-	*
GLENN MICHAEL GRUNEWALD & PATRICIA J GRUNEWALD JT TEN	3,246	-	-	*	3,246	-	*
CARL A QUIMBY TRUST U/A/D 12/30/94 CARL A QUIMBY TTEE	8,658	-	-	*	8,658	-	*
PETER S GOLD	2,207	-	-	*	2,207	-	*
MICHAEL F SALE	2,164	-	-	*	2,164	-	*
ROGER W. LUNSTRA AND JOYCE M. LUNSTRA LIVING TRUST DTD 6/15/07 ROGER W. LUNSTRA AND JOYCE M LUNSTRA CO-TTEES	25,739	-	-	*	21,645	4,094	*
FRIEDLAND TRUST UAD 12/13/07 STEPHEN FRIEDLAND & LINDA FRIEDLAND TTEES	10,823	-	-	*	10,823	-	*
THE ERNEST H HILL LIVING TRUST UAD 12/17/2001 GREGORY P HILL TTEE	6,493	-	-	*	6,493	-	*
KENNETH E KING	10,823	-	-	*	10,823	-	*
STEVEN KRAMER & SHEILA LIEBER	5,410	-	-	*	5,410	-	*
SARAH KRAMER - STEVEN KRAMER POA	5,410	-	-	*	5,410	-	*
ROBERT H. MAPP	5,410	-	-	*	5,410	-	*
JEREMIAH HAGEN	5,410	-	-	*	5,410	-	*
NUVIEW IRA FBO TIMOTHY FITZPATRICK	10,516	-	-	*	5,411	5,105	*
NuView IRA FBO Robert F Taglich(5)	458,539	66,125	-	12.67%	203,766	320,898	7.53%
NUVIEW IRA FBO JOHN T GLANCY	3,246	-	-	*	3,246	-	*

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RICHARD BUCHAKJIAN	25,066	-	-	*	10,823	14,243	*
TAD WILSON	40,395	-	-	*	21,645	18,750	*
NUVIEW IRA FBO TERRY N THUEMLING	16,233	-	-	*	16,233	-	*
LEGENDCAP OPPORTUNITY FUND LLC (Evan Greenberg)	2,164	-	-	*	2,164	-	*
SCOT HOLDING INC (Pat Gordon)	26,070	-	-	*	14,070	12,000	*
DENNIS SAADEH	10,822	-	-	*	10,822	-	*
ROBERT MAXON	4,329	-	-	*	4,329	-	*
Craig Friou	5,411	-	-	*	5,411	-	*
PETER W JANSSEN	21,645	-	-	*	21,645	-	*
Russell Bernier	-	3,600	-	*	2,000	1,600	*
Richard Oh	-	12,860	-	*	6,000	6,860	*
Linda Trudden	-	3,963	-	*	1,500	2,463	*
Jennifer Dendekker	-	3,830	-	*	1,500	2,330	*
Leonard Schleicher	-	22,628	-	*	14,698	7,930	*
Doug Hailey	-	13,348	-	*	8,698	4,650	*
William Cooke(6)	4,577	34,694	-	*	26,094	13,177	*
Jesse Janssen	-	1,915	-	*	1,915	-	*
Michael Silverman	-	319	-	*	319	-	*
EFD Capital Inc. (Barbara J. Glenns)	-	320	-	*	320	-	*

*	indicates less than 1%

(1)	For entity stockholders, the natural person holding voting and dispositive power over the shares appears in parentheses.

(2)	Percentages are based on 4,073,757 shares of common stock outstanding as of May 13, 2022.

(3)	There is no assurance that the selling stockholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the selling stockholders will have sold all of the shares covered by this prospectus and will not have acquired beneficial ownership of any additional shares.

(4)	Michael N. Taglich is a beneficial owner of more than 5% of the Company’s shares of common stock.

(5)	Robert F. Taglich is a beneficial owner of more than 5% of the Company’s shares of common stock.

(6)	William M. Cooke is a director and Chairman of the Board of the Company.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;

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●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation, as amended, authorize the issuance of 25,000,000 shares of common stock.

As of May 13, 2022, we had issued and outstanding:

●	an aggregate of 4,073,757 shares of common stock;

●	an aggregate of 255,958 shares of our common stock issuable upon exercise of warrants with expiration dates between December 2020 and February 2025 at exercise prices ranging from $4.00 to $15.00 per share; and

●	an aggregate of 497,330 shares of our common stock reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan.

As of May 13, 2022, we had no options issued to purchase any capital stock or other securities convertible into capital stock, other than stock options issued pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan and reserved for under that Plan or otherwise as set forth above.

Description of Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the Board of Directors. To date, we have not paid cash dividends. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

Any future determination as to the payment of cash dividends will depend on future earnings, results of operations, capital requirements, financial condition and such other factors as the Board of Directors may consider. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.

Holders of our common stock do not have pre-emptive rights to subscribe for or to purchase any stock, obligations or other securities.

Warrants

The warrants outstanding as of May 13, 2022, to purchase 255,958 shares of our common stock are immediately exercisable and consist of the following:

●	five-year warrants to purchase 3,000 shares of our common stock at an exercise price of $15.00 per share, issued in September of 2017;
●	five-year warrants to purchase 17,200 shares of our common stock at an exercise price of $12.50 per share, issued in November of 2017;
●	five-year warrants to purchase 16,000 shares of our common stock at an exercise price of $9.00 per share, issued in September of 2018;
●	five-year warrants to purchase 95,500 shares of our common stock at an exercise price of $4.00 per share, issued in March of 2020; and
●	five-year warrants to purchase 124,258 shares of our common stock at an exercise price of $4.62 per share, issued to the placement agent in connection with the 2022 private placement.

DILUTION

The shares of common stock offered under this prospectus are already issued and outstanding, other than 124,258 shares of common stock issuable upon the exercise of outstanding warrants that are offered under this prospectus. Thus, the issuance of shares of common stock hereunder will not cause any additional dilution other than any dilution that occurs if any of these outstanding warrants are exercised. Any dilution due to the exercise of warrants by the selling stockholders would not result in material dilution.

Out of the 25,000,000 authorized shares of our common stock, 20,172,955 shares, or approximately 81% of authorized shares, remain available for future issuances. We may issue some or all of these available shares in any attempt by us to raise additional funds through the sale of equity or convertible debt, and this will result in further dilution for existing stockholders. In addition, if we issue all of the authorized shares of our common stock, we may seek stockholder approval in the future to authorize additional stock, and this would also result in further dilution for existing stockholders.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, and assuming the exercise of all warrants covered by this prospectus, we will have 4,198,015 shares of our common stock issued and outstanding, representing approximately 17% of the 25,000,000 authorized shares of our common stock. Furthermore, if all of our other outstanding warrants and options were exercised, we will have 4,697,832 shares of our common stock issued and outstanding, still representing approximately 19% of the 25,000,000 authorized shares of our common stock. The number of shares of our common stock outstanding after the offering is based on 4,073,757 shares of our common stock outstanding as of May 13, 2022, but this amount excludes 255,958 shares of our common stock issuable upon exercise of warrants outstanding as of May 13, 2022, and 497,330 shares reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan.

The selling stockholders identified in this prospectus may, from time to time, offer and sell up to 1,366,846 shares of our common stock consisting of (a) 1,242,588 issued to investors in a private placement of securities completed on April 1, 2022 and (b) up to 124,258 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2022 private placement.

Sales of substantial amounts of our common stock in the public market, or the perception that future sales may occur, could materially and adversely affect the prevailing market price of our common stock.

Registration Rights

In connection with the 2022 private placement, we entered into a registration rights agreement with certain selling stockholders who now own an aggregate of 1,242,588 shares of common stock, under which such selling stockholders are entitled to certain registration rights, and this prospectus is a part of the Registration Statement that we filed pursuant to our obligations under that registration rights agreement. Under the terms of the registration rights agreement, we have agreed to prepare and, as soon as practicable, but in no event later than May 16, 2022, file with the SEC a registration statement covering the resale under the Securities Act of all of the shares, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than June 30, 2022 (or 45 days after filing).

EXPERTS

The consolidated financial statements of Intellinetics, Inc. as of December 31, 2021 and 2020, included in this prospectus and in the Registration Statement have been so included in reliance on the report of GBQ Partners, LLC, an independent registered public accounting firm appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

71

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

We make available, free of charge, on our website located at www.intellinetics.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be inactive textual references only.

Our website address is www.intellinetics.com. The information on our website is not incorporated into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.

We incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of this prospectus and prior to the completion or termination of the offering of the securities covered by this prospectus, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus.

We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

72

Index to Financial Statements

Intellinetics, Inc.

Financial Statements for the Twelve Months Ended December 31, 2021 and 2020

Unaudited Financial Statements for the Three Months Ended March 31, 2022

Yellow Folder, LLC

Financial Statements for the Twelve Months Ended December 31, 2021

Unaudited Financial Statements for the Three Months Ended March 31, 2022 and March 31, 2021

Pro Forma Intellinetics, Inc. and Yellow Folder LLC

Unaudited Pro Forma Condensed Combined Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Intellinetics, Inc. and Subsidiaries

Columbus, Ohio

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Intellinetics, Inc. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years then ended, and related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of the Fair Value of Earnout Liabilities Related to Business Acquisitions

Description of the Matter

As discussed in Note 7 to the consolidated financial statements, the Company makes certain assumptions and judgment in determining fair value measurements for business acquisitions. During 2020, the Company consummated two business acquisitions. The acquisitions resulted in the recognition of earnout liabilities totaling $889,200, subsequently revalued at $2,444,000 at December 31, 2020. During 2021, the Company paid out $954,733 and recorded a change in fair value of $141,414. The remaining earnout liability amounted to $1,630,681 at December 31, 2021.

We identified the evaluation of the fair value of the earnout liabilities related to the acquired businesses as a critical audit matter. Evaluating the fair value involved a high degree of assumptions used within the valuation models including forecasts of projected revenues and volatility rates. In addition, changes in these assumptions could have a significant impact on the fair value of the earnout liabilities.

F-2

How We Addressed the Matter in Our Audit

We obtained an understanding and evaluated the design of internal control over the Company’s process for determining the fair value of earnout liabilities related to the business acquisitions, specifically related to the determination of the key assumptions. We evaluated the forecasts of projected revenues and customer attrition rate assumptions used by the Company by comparing the assumptions to the acquirees’ historical performance. We evaluated certain forecasts of projected revenues used by the Company to value the earnout liabilities using retrospective analysis as well as historical performance and qualitative factors used in forward looking forecast.

/s/ GBQ Partners LLC
We have served as the Company’s auditor since 2012.
Columbus, Ohio
March 24, 2022

F-3

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020

ASSETS

Current assets:
Cash	$1,752,630	$1,907,882
Accounts receivable, net	1,176,059	792,380
Accounts receivable, unbilled	444,782	523,522
Parts and supplies, net	76,691	79,784
Other contract assets	78,556	31,283
Prepaid expenses and other current assets	155,550	130,883
Total current assets	3,684,268	3,465,734

Property and equipment, net	1,091,780	698,752
Right of use assets	3,841,612	2,641,005
Intangible assets, net	968,496	1,184,971
Goodwill	2,322,887	2,322,887
Other assets	53,089	31,284
Total assets	$11,962,132	$10,344,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$181,521	$141,823
Accrued compensation	343,576	271,889
Accrued expenses, other	161,862	131,685
Lease liabilities - current	616,070	518,531
Deferred revenues	1,194,649	996,131
Deferred compensation	100,828	100,828
Earnout liabilities - current	958,818	877,522
Accrued interest payable - current	-	5,941
Notes payable - current	-	580,638
Total current liabilities	3,557,324	3,624,988

Long-term liabilities:
Notes payable - net of current portion	1,754,527	1,802,184
Lease liabilities - net of current portion	3,316,682	2,196,951
Earnout liabilities - net of current portion	671,863	1,566,478
Total long-term liabilities	5,743,072	5,565,613
Total liabilities	9,300,396	9,190,601

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,823,072 and 2,810,865 shares issued and outstanding at December 31, 2021 and 2020, respectively	2,823	2,811
Additional paid-in capital	24,297,229	24,147,488
Accumulated deficit	(21,638,316)	(22,996,267)
Total stockholders’ equity	2,661,736	1,154,032
Total liabilities and stockholders’ equity	$11,962,132	$10,344,633

See Notes to these consolidated financial statements

F-4

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Operations

	Years Ended December 31,
	2021	2020

Revenues:
Sale of software	$78,450	$194,787
Software as a service	1,441,683	1,055,016
Software maintenance services	1,350,470	1,257,446
Professional services	7,468,716	5,007,617
Storage and retrieval services	1,120,946	738,525
Total revenues	11,460,265	8,253,391

Cost of revenues:
Sale of software	14,828	56,664
Software as a service	333,001	273,368
Software maintenance services	81,641	159,122
Professional services	3,709,348	2,553,053
Storage and retrieval services	378,465	220,446
Total cost of revenues	4,517,283	3,262,653

Gross profit	6,942,982	4,990,738

Operating expenses:
General and administrative	4,044,296	3,499,440
Change in fair value of earnout liabilities	141,414	1,554,800
Significant transaction costs	-	636,440
Sales and marketing	1,378,352	1,041,367
Depreciation and amortization	413,932	296,935
Total operating expenses	5,977,994	7,028,982

Income (loss) from operations	964,988	(2,038,244)

Other income (expense)
Gain on extinguishment of debt	845,083	287,426
Interest expense, net	(452,120)	(637,683)
Total other income (expense), net	392,963	(350,257)

Income (loss) before income taxes	1,357,951	(2,388,501)

Income tax benefit	-	188,300

Net income (loss)	$1,357,951	$(2,200,201)

Basic net income (loss) per share:	$0.48	$(0.91)
Diluted net income (loss) per share:	$0.44	$(0.91)

Weighted average number of common shares outstanding - basic	2,822,972	2,406,830
Weighted average number of common shares outstanding - diluted	3,104,820	2,406,830

See Notes to these consolidated financial statements

F-5

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statement of Stockholders’ Equity

Years Ended December 31, 2021 and 2020

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2019	370,497	$371	$14,419,437	$(20,796,066)	$(6,376,258)

Stock Issued to Directors	16,429	16	57,484	-	57,500

Stock Option Compensation	-	-	58,770	-	58,770

Stock Issued	955,000	955	3,819,045	-	3,820,000

Stock Issued for Convertible Notes	1,468,939	1,469	5,728,566	-	5,730,035

Equity Issuance Costs	-	-	(307,867)	-	(307,867)

Note Offer Warrants	-	-	372,053	-	372,053

Net Loss	-	-	-	(2,200,201)	(2,200,201)

Balance, December 31, 2020	2,810,865	$2,811	$24,147,488	$(22,996,267)	$1,154,032

Stock Issued to Directors	12,207	$12	57,488	-	57,500

Stock Option Compensation	-	-	92,253	-	92,253

Net Income	-	-	-	1,357,951	1,357,951

Balance, December 31, 2021	2,823,072	$2,823	$24,297,229	$(21,638,316)	$2,661,736

See Notes to these Consolidated financial statements

F-6

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$1,357,951	$(2,200,201)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	413,932	296,935
Bad debt (recovery) expense	(11,187)	54,834
Parts and supplies reserve change	9,000	15,000
Amortization of deferred financing costs	103,739	117,091
Amortization of beneficial conversion option	-	11,786
Amortization of debt discount	106,666	88,889
Amortization of right of use asset	635,649	405,227
Stock issued for services	57,500	57,500
Stock options compensation	92,253	58,770
Note conversion stock issue expense	-	141,000
Warrant issue expense	-	236,761
Interest on converted debt	-	176,106
Amortization of original issue discount on notes	-	18,296
Gain on extinguishment of debt	(845,083)	(287,426)
Change in fair value of earnout liabilities	141,414	1,554,800
Changes in operating assets and liabilities:
Accounts receivable	(372,492)	605,094
Accounts receivable, unbilled	78,740	(224,128)
Parts and supplies	(5,907)	796
Prepaid expenses and other current assets	(93,745)	6,745
Accounts payable and accrued expenses	141,562	(645,596)
Lease liabilities, current and long-term	(618,986)	(396,292)
Deferred compensation	-	(16,338)
Accrued interest, current and long-term	442	5,940
Deferred revenues	198,518	43,399
Total adjustments	32,015	2,325,189
Net cash provided by operating activities	1,389,966	124,988

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	-	(4,019,098)
Purchases of property and equipment	(590,485)	(76,854)
Net cash used in investing activities	(590,485)	(4,095,952)

Cash flows from financing activities:
Payment of earnout liabilities	(954,733)	-
Proceeds from issuance of common stock	-	3,167,500
Offering costs paid on issuance of common stock	-	(307,867)
Payment of deferred financing costs	-	(175,924)
Proceeds from notes payable	-	3,008,700
Repayment of notes payable	-	(170,000)
Repayment of notes payable - related parties	-	(47,728)
Net cash (used in) provided by financing activities	(954,733)	5,474,681

Net (decrease) increase in cash	(155,252)	1,503,717
Cash - beginning of period	1,907,882	404,165
Cash - end of period	$1,752,630	$1,907,882

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$242,545	$202,291
Cash paid during the period for income taxes	4,595	117,072

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$796,074
Accrued interest notes payable related parties converted to equity	-	238,883
Discount on notes payable for beneficial conversion feature	-	320,000
Discount on notes payable for warrants	-	135,292
Notes payable converted to equity	-	3,421,063
Notes payable converted to equity - related parties	-	1,465,515
Right-of-use asset obtained in exchange for operating lease liability	1,836,256	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$-	$17,269
Accounts receivable	-	1,122,737
Accounts receivable, unbilled	-	276,023
Parts and supplies	-	91,396
Prepaid expenses	-	73,116
Other current assets	-	5,954
Right of use assets	-	2,885,618
Property and equipment	-	735,885
Intangible assets	-	1,361,000
Accounts payable	-	(168,749)
Accrued expenses	-	(162,426)
Lease liabilities	-	(2,947,684)
Federal and state taxes payable	-	(168,900)
Deferred revenues	-	(198,659)
Deferred tax liabilities, net	-	(149,900)
Net assets acquired in acquisition	-	2,772,680
Total goodwill acquired in acquisition	-	2,322,887
Total purchase price of acquisition	-	5,095,567
Purchase price of business acquisition financed with earnout liability	-	(889,200)
Purchase price of business acquisition financed with installment payments	-	(170,000)
Cash used in business acquisition	$-	$4,036,367

See Notes to these consolidated financial statements

F-7

INTELLINETICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

1. Business Organization and Nature of Operations

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., is a Nevada corporation incorporated in 1997, with two wholly-owned subsidiaries: Intellinetics, Inc., an Ohio corporation (“Intellinetics Ohio”), and Graphic Sciences, Inc., a Michigan corporation (“Graphic Sciences”). Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became our sole operating subsidiary as a result of a reverse merger and recapitalization. On March 2, 2020, we purchased all the outstanding capital stock of Graphic Sciences.

Our digital transformation products and services are provided through two reporting segments: Document Management and Document Conversion. Our Document Management segment, which includes the CEO Imaging Systems, Inc. (“CEO Image”) asset acquisition in April 2020, consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our Document Conversion segment, which includes and primarily consists of the Graphic Sciences acquisition, provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as long-term storage and retrieval services. Our solutions create value for customers by making it easy to connect business-critical documents to the people who need them by making those documents easy to find and access, while also being secure and compliant with the customers’ audit requirements. Solutions are sold both directly to end-users and through resellers.

2. Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). We have evaluated subsequent events through the issuance of this Form 10-K.

3. Corporate Actions

On March 20, 2020, we effected a one-for-fifty (1-for-50) reverse stock split of our common stock. All share and per share amounts herein have been adjusted to reflect the reverse stock split.

4. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements accompanying these notes include the accounts of Intellinetics and the accounts of all its subsidiaries in which it holds a controlling interest. Under GAAP, consolidation is generally required for investments of more than 50% of the outstanding voting stock of an investee, except when control is not held by the majority owner. We have two subsidiaries: Intellinetics Ohio and Graphic Sciences. We consider the criteria established under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, “Consolidations” in the consolidation process. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty. The impact of COVID-19 has significantly increased economic and demand uncertainty. Because future events and their effects cannot be determined with precision, actual results could differ significantly from estimated amounts.

Significant estimates and assumptions include valuation allowances related to receivables, accounts receivable -unbilled, the recoverability of long-term assets, depreciable lives of property and equipment, purchase price allocations for acquisitions, fair value for goodwill and intangibles, the lease liabilities, estimates of fair value deferred taxes and related valuation allowances. Our management monitors these risks and assesses our business and financial risks on a quarterly basis.

Revenue Recognition

In accordance with ASC 606, “Revenue From Contracts With Customers,” we follow a five-step model to assess each contract of a sale or service to a customer: identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods and services. In addition, ASC 606 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

We categorize revenue as software, software as a service, software maintenance services, professional services, and storage and retrieval services. We earn the majority of our revenue from the sale of professional services, followed by the sale of software maintenance services and software as a service. We apply our revenue recognition policies as required in accordance with ASC 606 based on the facts and circumstances of each category of revenue.

a) Sale of software

Revenues included in this classification typically include sales of licenses with professional services to new customers, additional software licenses to existing customers, and sales of software with or without services to our resellers (See section j) - Reseller Agreements, below. Our software licenses are functional intellectual property and typically provide customers with the right to use our software in perpetuity as it exists when made available to the customer. We recognize revenue from software licenses at a point in time upon delivery, provided all other revenue recognition criteria are met.

F-8

b) Sale of software as a service

Sale of software as a service (“SaaS”) consists of revenues from arrangements that provide customers the use of our software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized over the contract period.

c) Sale of software maintenance services

Software maintenance services revenues consist of revenues derived from arrangements that provide post-contract support (“PCS”), including software support and bug fixes, to our software license holders. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received. PCS are considered distinct services. However, these distinct services are considered a single performance obligation consisting of a series of services that are substantially the same and have the same pattern of transfer to the customer. These revenues are recognized over the term of the maintenance contract.

d) Sale of professional services

Professional services revenues consist of revenues from document scanning and conversion services, consulting, discovery, training, and advisory services to assist customers with document management needs, as well as repair and maintenance services for customer equipment. We recognize professional services revenue over time as the services are delivered using an input or output method (e.g., labor hours incurred as a percentage of total labor hours budgeted, images scanned, or similar milestones), as appropriate for the contract, provided all other revenue recognition criteria are met.

e) Sale of storage and retrieval services

Sale of document storage and retrieval services consist principally of secured warehouse storage of customer documents, which are typically retained for many years, as well as retrieval per agreement terms and certified destruction if desired. We recognize revenue from document storage and retrieval services over the term of the contract for storage and for the retrieval and destructions components, as the services are delivered. Customers are generally billed monthly based upon contractually agreed-upon terms.

f) Arrangements with multiple performance obligations

In addition to selling software licenses, software as a service, software maintenance services, professional services, and storage and retrieval services on a stand-alone basis, a portion of our contracts include multiple performance obligations. For contracts with multiple performance obligations, we allocate the transaction price of the contract to each distinct performance obligation, on a relative basis using its standalone selling price. We determine the standalone selling price based on the price charged for the deliverable when sold separately.

g) Contract balances

When the timing of our delivery of goods or services is different from the timing of payments made by customers, we recognize either a contract asset (performance precedes contractual due date) or a contract liability (customer payment precedes performance). Customers that prepay are represented by deferred revenue until the performance obligation is satisfied. Contract assets represent arrangements in which the good or service has been delivered but payment is not yet due. Our contract assets consisted of accounts receivable, unbilled, which are disclosed on the consolidated balance sheets, as well as other contract assets which are comprised of employee sales commissions paid in advance of contract periods ending. Our contract liabilities consisted of deferred (unearned) revenue, which is generally related to software as a service or software maintenance contracts. We classify deferred revenue as current based on the timing of when we expect to recognize revenue, which are disclosed on the consolidated balance sheets.

F-9

The following table presents changes in our contract assets during the years ended December 31, 2021, and 2020:

	Balance at Beginning of Period	Addition from acquisition (Note 5)	Revenue Recognized in Advance of Billings	Billings	Balance at End of Period
Year ended December 31, 2021
Accounts receivable, unbilled	$523,522	$-	$4,213,550	$(4,292,290)	$444,782
Other contract assets	$31,283	$-	$88,168	$40,895	$78,556

Year ended December 31, 2020
Accounts receivable, unbilled	$23,371	$276,023	$917,361	$(693,233)	$523,522
Other contract assets	$19,670	$-	$36,954	$25,341	$31,283

h) Deferred revenue

Amounts that have been invoiced are recognized in accounts receivable, deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Deferred revenue represents amounts billed for which revenue has not yet be recognized. Deferred revenues typically relate to maintenance and software as a service agreements which have been paid for by customers prior to the performance of those services, and payments received for professional services and license arrangements and software as a service performance obligations that have been deferred until fulfilled under our revenue recognition policy.

Remaining performance obligations represent the transaction price from contracts for which work has not been performed or goods and services have not been delivered. We expect to recognize revenue on approximately 99% of the remaining performance obligations over the next 12 months, with the remainder recognized thereafter. As of December 31, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations for software as a service and software maintenance contracts with a duration greater than one year was $16,835. As of December 31, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations for software as a service and software maintenance contracts with a duration greater than one year was $45,323. This does not include revenue related to performance obligations that are part of a contract whose original expected duration is one year or less.

The following table presents changes in our contract liabilities during the years ended December 31, 2021 and 2020:

	Balance at Beginning of Period	Addition from acquisition (Note 5)	Billings	Recognized Revenue	Balance at End of Period
Year ended December 31, 2021
Contract liabilities: Deferred revenue	$996,131	$-	$3,700,828	$(3,502,310)	$1,194,649

Year ended December 31, 2020
Contract liabilities: Deferred revenue	$754,073	$198,659	$3,038,446	$(2,995,047)	$996,131

i) Rights of return and customer acceptance

We do not generally offer variable consideration, financing components, rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. Our contracts with customers generally do not include customer acceptance clauses.

j) Reseller agreements

We execute certain sales contracts through resellers. We recognize revenues relating to sales through resellers when all the recognition criteria have been met including passing of control. In addition, we assess the credit-worthiness of each reseller, and if the reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

F-10

k) Contract costs

We capitalize the incremental costs of obtaining a contract with a customer. We have determined that certain sales commissions meet the requirement to be capitalized, and we amortize these costs on a consistent basis with the pattern of transfer of the goods and services in the contract. Total capitalized costs to obtain contracts are included in other contract assets on our consolidated balance sheets.

l) Sales taxes

Sales taxes charged to and collected from customers as part of our sales transactions are excluded from revenues, as well as the determination of transaction price for contracts with multiple performance obligations, and recorded as a liability to the applicable governmental taxing authority.

m) Disaggregation of revenue

We provide disaggregation of revenue based on product groupings in our consolidated statements of operations as we believes this best depicts how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Revenues from contracts are primarily within the United States. International revenues were not material to the consolidated financial statements for the years ended December 31, 2021 and 2020.

n) Significant financing component

Our customers typically do not pay in advance for goods or services to be transferred in excess of one year. As such, it is not necessary to determine if we benefit from the time value of money and should record a component of interest income related to the upfront payment due to the practical expedient of ASC 606-10-32-18.

Concentrations of Credit Risk

We maintain our cash with high credit quality financial institutions. At times, our cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

The number of customers that comprise our customer base, along with the different industries, governmental entities and geographic regions, in which our customers operate, limits concentrations of credit risk with respect to accounts receivable, with the exception of the State of Michigan. In the years ended December 31, 2021 and 2020, our sales to the State of Michigan totaled approximately 47% of revenues. We have not experienced any losses, nor is not aware of any losses by Graphic Sciences, resulting from nonpayment by the State of Michigan.

We do not generally require collateral or other security to support customer receivables; however, we may require customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risks. We have established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific customers and past collections history. Credit losses have been within management’s expectations. At December 31, 2021 and 2020, our allowance for doubtful accounts was $48,783 and $65,927, respectively.

Parts and Supplies

Parts and supplies are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Parts and supplies are used for scanning and document conversion services. A provision for potentially obsolete or slow-moving parts and supplies inventory is made based on parts and supplies levels, future sales forecasted and management’s judgment of potentially obsolete parts and supplies. We recorded an allowance of $24,000 and $15,000 at December 31, 2021 and 2020, respectively.

F-11

Property and Equipment

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over three to seven years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally seven to ten years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Intangible Assets

All intangible assets have finite lives and are stated at cost, net of amortization. Amortization is computed over the useful life of the related assets on a straight-line method.

Goodwill

The carrying value of goodwill is not amortized, but is tested for impairment annually as of December 31, as well as on an interim basis whenever events or changes in circumstances indicate that the carrying amount of a reporting unity may not be recoverable. An impairment charge is recognized for the amount by which the carrying amount exceeds the recorded fair value.

Impairment of Long-Lived Assets

We account for the impairment and disposition of long-lived assets in accordance with ASC 360, “Property, Plant, and Equipment.” We tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group. There was no impairment of long lived assets in the twelve month periods ended 2021 or 2020.

Purchase Accounting Related Fair Value Measurements

We allocate the purchase price, including contingent consideration, of our acquisitions to the assets and liabilities acquired, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such fair market value assessments are primarily based on third-party valuations using assumptions developed by management that require significant judgments and estimates that can change materially as additional information becomes available. The purchase price allocated to intangibles is based on unobservable factors, including but not limited to, projected revenues, expenses, customer attrition rates, a weighted average cost of capital, among others. The weighted average cost of capital uses a market participant’s cost of equity and after-tax cost of debt and reflects the risks inherent in the cash flows. The approach to valuing the initial contingent consideration associated with the purchase price also uses similar unobservable factors such as projected revenues and expenses over the term of the contingent earnout period, discounted for the period over which the initial contingent consideration is measured, and volatility rates. We finalize the purchase price allocation once certain initial accounting valuation estimates are finalized, and no later than 12 months following the acquisition date.

Leases

We determine if an arrangement is a lease at inception. Operating leases in which we are the lessee are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. We do not have any finance leases, as a lessee, and no long-term leases for which we are the lessor.

F-12

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the reasonably certain lease term. As our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and reduced by lease incentives, such as tenant improvement allowances. Our lease terms include options to extend or terminate the lease only when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Stock-Based Compensation

We account for stock-based payments to employees in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

We account for stock-based payments to non-employees in accordance with ASC 718, “Compensation - Stock Compensation,” which requires that such equity instruments are recorded at their fair values on the grant date.

The grant date fair value of stock option awards is recognized in earnings as stock-based compensation cost over the requisite service period of the award using the straight-line attribution method. We estimate the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of our stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

Software Development Costs

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 985-20 “Costs of Software to be Sold, Leased or Otherwise Marketed,” we expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Once technological feasibility has been established, certain software development costs incurred during the application development stage are eligible for capitalization. Based on our software development process, technical feasibility is established upon completion of a working model. Technological feasibility is typically reached shortly before the release of such products. No such costs were capitalized during the periods presented in this report.

In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such costs in the amount of $38,305 were capitalized during 2021. No such costs were capitalized in 2020. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years. At December 31, 2021 and 2020, our consolidated balance sheets included $38,305 and $0, respectively, in other long term assets.

For the years ended December 31, 2021, and 2020, our expensed software development costs were $345,697 and $293,092, respectively.

F-13

Recently Issued Accounting Pronouncements Not Yet Effective

Financial Instruments – Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASC 2016-16 is effective for annual reporting periods beginning after December 15, 2023, including interim reporting periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the impact of the new guidance on its consolidated financial statements and related disclosures.

Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” which provides optional relief through specific exceptions and practical expedients for transitioning away from reference rates that are expected to be discontinued. The relief generally applies to eligible modifications of contractual terms that change (or have the potential to change) the amount or timing of contractual cash flows related to replacement of a reference rate. The relief allows such modifications to be accounted for as continuations of existing contracts without additional analysis. The optional relief is available from March 2020 through December 31, 2022. We do not anticipate any impact on our business from this standard.

No other Accounting Standards Updates that have been issued but are not yet effective are expected to have a material effect on our future consolidated financial statements.

Advertising

We expense the cost of advertising as incurred. Advertising expense for the years ended December 31, 2021 and 2020 amounted to $10,237 and $7,362, respectively.

Earnings (Loss) Per Share

Basic income or loss per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted income or loss per share is computed by dividing net income or loss by the diluted weighted average number of shares of common stock outstanding during the period. The diluted weighted average number of shares gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. Diluted earnings per share exclude all diluted potential shares if their effect is anti-dilutive, including warrants or options which are out-of-the-money and for those periods with a net loss. We reported a net income for 2021 and a net loss for 2020.

Income Taxes

Intellinetics and its subsidiaries file a consolidated federal income tax return. The provision for income taxes is computed by applying statutory rates to income before taxes.

Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax bases of assets and liabilities as of each period-end based on enacted tax laws and statutory rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A 100% valuation allowance has been established on deferred tax assets at December 31, 2021 and 2020, due to the uncertainty of our ability to realize future taxable income. For 2020 we recovered a net $179,400 of its valuation allowance in conjunction with the consolidation of the net deferred tax liability of our wholly owned subsidiary, Graphic Sciences.

We account for uncertainty in income taxes in our financial statements as required under ASC 740, “Income Taxes.” The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by us in our tax returns.

F-14

Segment Information

Operating segments are defined in the criteria established under the FASB ASC 280 as components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by our chief operating decision maker (“CODM”) in deciding how to assess performance and allocate resources. Our CODM assesses performance and allocates resources based on two operating segments: Document Management and Document Conversion. These segments contain individual business components that have been combined on the basis of common management, customers, solutions offered, service processes and other economic characteristics. We currently have no intersegment sales. We evaluate the performance of our segments based on gross profits.

The Document Management Segment provides cloud-based and premise-based content services software. Its modular suite of solutions complements existing operating and accounting systems to serve a mission-critical role for organizations to make content secure, compliant, and process-ready. This segment conducts its primary operations in the United States. Markets served include highly regulated, risk and compliance-intensive markets in healthcare, K-12 education, public safety, other public sector, risk management, financial services, and others. Solutions are sold both directly to end-users and through resellers.

The Document Conversion Segment provides services for scanning and indexing, converting images from paper to digital, paper to microfilm, and microfiche to microfilm, as well as long-term physical document storage and retrieval. This segment conducts its primary operations in the United States. Markets served include business and federal, county, and municipal governments. Solutions are sold both directly to end-users and through a reseller distributor.

Information by operating segment is as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Revenues
Document Management	$3,089,669	$2,816,848
Document Conversion	8,370,596	5,436,543
Total revenues	$11,460,265	$8,253,391

Gross profit
Document Management	$2,542,135	$2,160,807
Document Conversion	4,400,847	2,829,931
Total gross profit	$6,942,982	$4,990,738

Capital additions, net
Document Management	$44,052	$6,440
Document Conversion	546,433	70,414
Total capital additions, net	$590,485	$76,854

	December 31, 2021	December 31, 2020
Goodwill
Document Management	$522,711	$522,711
Document Conversion	1,800,176	1,800,176
Total goodwill	$2,322,887	$2,322,887

	December 31, 2021	December 31, 2020
Total assets
Document Management	$2,233,419	$2,295,165
Document Conversion	9,728,713	8,049,468
Total assets	$11,962,132	$10,344,633

Statement of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

Reclassifications

Certain amounts reported in prior filings of the consolidated financial statements have been reclassified to conform to current presentation.

F-15

5. Business Acquisitions

On March 2, 2020, we acquired all of the issued and outstanding stock of Graphic Sciences. The purchase price paid for Graphic Sciences was $3,906,253 in cash plus potential contingent, or earnout, payments of up $833,000 annually over a three year period based on a gross profit level achieved by Graphic Sciences on an annual basis, for maximum total earnout payments over a three year period of $2,500,000, and with no minimum earnout payments. At the time of this acquisition, management estimated a fair value of the contingent liability—earnout (“earnout liability”) of $686,200 based on the terms of the earnout, and accordingly, recorded this amount as our earnout liability at the acquisition date in accordance with GAAP. For the years ended December 31, 2021 and 2020 we recorded a change in fair value of our earnout liabilities in the amount of $123,377 and $1,554,800, respectively. On June 8, 2021, we paid $769,733 for the first annual period. At December 31, 2021, our consolidated balance sheets reflected an earnout liability for Graphic Sciences in the amount of $1,463,644. See Note 7 for the estimated fair value of the earnout liability as of December 31, 2021.

On April 21, 2020, we acquired substantially all of the assets of CEO Image. The purchase price paid for the assets of CEO Image consisted of $128,832 in cash, $170,000 in installment payments paid during 2020, and potential contingent, or earnout, payments of up $185,000 annually over a two year period based on a sales revenue level achieved by certain customers of CEO Image on an annual basis, for maximum total earnout payments over a two year period of $370,000, and with no minimum earnout payments. At the time of this acquisition, management estimated a fair value of the contingent liability—earnout (“earnout liability”) of $203,000 based on the terms of the earnout, and accordingly, recorded this amount as our earnout liability at the acquisition date in accordance with GAAP. For the year ended December 31, 2021 we recorded a change in fair value of our earnout liabilities in the amount of $18,038 and $0, respectively. On June 10, 2021, we paid $185,000 for the first annual period. At December 31, 2021, our consolidated balance sheets reflected an earnout liability for CEO Image in the amount of $167,038. See Note 7 for the estimated fair value of the earnout liability as of December 31, 2021.

The purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities at the date of acquisitions as follows:

	Total 2020	March 2, 2020	April 21, 2020
Assets acquired:
Cash	$17,269	$17,269	$-
Accounts receivable	1,122,737	1,071,770	50,967
Accounts receivable, unbilled	276,023	276,023	-
Parts and supplies	91,396	91,396	-
Prepaid expenses	73,116	73,116	-
Other current assets	5,954	5,954	-
Right of use assets	2,885,618	2,885,618	-
Property and equipment	735,885	732,372	3,513
Intangible assets (see Note 6)	1,361,000	1,230,000	131,000
	6,568,998	6,383,518	185,480
Liabilities assumed:
Accounts payable	168,749	129,622	39,127
Accrued expenses	162,426	155,949	6,477
Lease liabilities	2,947,684	2,947,684	-
Federal and state taxes payable	168,900	168,900	-
Deferred revenue	198,659	39,186	159,473
Deferred tax liabilities - Net	149,900	149,900	-
	3,796,318	3,591,241	205,077

Total identifiable net assets/(liabilities)	2,772,680	2,792,277	(19,597)

Purchase price	5,095,567	4,592,453	503,114

Goodwill - Excess of purchase price over fair value of net assets acquired	$2,322,887	$1,800,176	$522,711

F-16

Acquisition costs which include legal and other professional fees of approximately $636,440 were expensed as nonrecurring transaction costs and are included in significant transaction costs for 2020 in the accompanying consolidated statement of operations.

The following unaudited pro forma information presents a summary of our consolidated results of operations, as if the acquisitions of Graphic Sciences and CEO Image had occurred on January 1, 2020.

For the year ended December 31, 2020	(unaudited)
December 31, 2020
Total revenues	$9,686,354

Net loss	$(1,993,389)

Basic and diluted net loss per share	$(0.70)

The unaudited pro forma consolidated results are based on our historical financial statements and those of Graphic Sciences and CEO Image and do not necessarily indicate the results of operations that would have resulted had the acquisition actually been completed at the beginning of the applicable period presented. The pro forma financial information assumes that the companies were combined as of January 1, 2020.

The following tables present the amounts of revenue and earnings of the acquirees since the acquisition date included in the consolidated income statement for the reporting period.

	Year ended December 31,
	2021	2020
Graphic Sciences:
Total revenues	$7,995,600	$5,238,654
Net income	$1,062,390	$645,042

	Year ended December 31,
	2021		2020
CEO Image:
Total revenues	$526,634		$375,863
Net income	$-	(a)	$-	(a)

(a)	Total earnings from the CEO Image acquisition are impracticable to disclose as they are not accounted for separately because its operations and financial reporting were merged with existing operations and financial reporting.

6. Intangible Assets, Net

At December 31, 2021, intangible assets consisted of the following:

	Estimated		Accumulated
	Useful Life	Costs	Amortization	Net
Trade names	10 years	$119,000	$(21,817)	$97,183
Customer contracts	5-8 years	1,242,000	(370,687)	871,313
		$1,361,000	$(392,504)	$968,496

At December 31, 2020, intangible assets consisted of the following:

	Estimated		Accumulated
	Useful Life	Costs	Amortization	Net
Trade names	10 years	$119,000	$(9,917)	$109,083
Customer contracts	5-8 years	1,242,000	(166,112)	1,075,888
		$1,361,000	$(176,029)	$1,184,971

F-17

Amortization expense for the years ended December 31, 2021 and 2020, amounted to $216,475 and $176,029, respectively. The following table represents future amortization expense for intangible assets subject to amortization.

For the Years Ending December 31,	Amount
2022	$216,475
2023	216,475
2024	216,475
2025	199,008
2026	58,608
Thereafter	61,455
$968,496

7. Fair Value Measurements

Under GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy consists of the following three levels. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs consist of quoted prices for similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data. Level 3 inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

The carrying values of cash and equivalents, accounts receivable, accounts payable, accrued expenses, and the PPP loan (prior to forgiveness) approximate fair value because of its short maturity. Management believes that the carrying value of the 2020 Notes approximate fair value given the March 2, 2020 transaction proximity to December 31, 2020 in conjunction with the absence of significant net change in the overall economic environment with regards to availability of credit to Company.

We have earnout liabilities related to our two 2020 acquisitions which are measured on a recurring basis and recorded at fair value, measured using probability-weighted analysis and discounted using a rate that appropriately captures the risks associated with the obligation. The inputs used to calculate the fair value of the earnout liabilities are considered to be Level 3 inputs due to the lack of relevant market activity and significant management judgment. Key unobservable inputs include revenue growth rates, which ranged from 0% to 7%, and volatility rates, which were 20% for gross profits. A decrease in future revenues and gross profits may result in a lower estimated fair value of the earnout liabilities.

The following table provides a summary of the changes in fair value of the earnout liabilities for the years ended December 31, 2021 and 2020:

Year ended December 31, 2021
Fair value at January 1, 2021	$2,444,000
Payment	(954,733)
Change in fair value	141,414
Fair value at December 31, 2021	$1,630,681

Year ended December 31, 2020
Fair value at January 1, 2020	$-
Additions	889,200
Change in fair value	1,554,800
Fair value at December 31, 2020	$2,444,000

F-18

The fair values of amounts owed are recorded in the current and long-term portions of earnout liabilities in our consolidated balance sheets. Changes in fair value are recorded in change in fair value of earnout liabilities in our consolidated statements of operations.

8. Property and Equipment

Property and equipment are comprised of the following:

	December 31, 2021	December 31, 2020
Computer hardware and purchased software	$1,494,918	$1,019,259
Leasehold improvements	295,230	275,106
Furniture and fixtures	71,325	82,056
	1,861,473	1,376,421
Less: accumulated depreciation	(769,693)	(677,669)
Property and equipment, net	$1,091,780	$698,752

Total depreciation expense on our property and equipment for the years ended December 31, 2021 and 2020 amounted to $197,457 and $120,906, respectively.

9. Notes Payable – Unrelated Parties

Summary of Notes Payable to Unrelated Parties

The table below summarizes all notes payable at December 31, 2021 and 2020, respectively. See also Note 10 “Notes Payable - Related Parties.”

	December 31, 2021	December 31, 2020
PPP Note (a)	$-	$838,700
2020 Notes	2,000,000	2,000,000
Total notes payable	$2,000,000	$2,838,700
Less unamortized debt issuance costs	(121,029)	(224,767)
Less unamortized debt discount	(124,444)	(231,111)
Less current portion	-	(580,638)
Long-term portion of notes payable	$1,754,527	$1,802,184

(a)	The full amount of the principal and interest on the PPP Note was forgiven in its entirety in January 2021.

Future minimum principal payments of the 2020 Notes are as follows:

As of December 31,	Amount
2023	$2,000,000
Total	$2,000,000

As of December 31, 2021 and 2020, accrued interest for these notes payable with the exception of the related party notes in Note 10, “Notes Payable - Related Parties,” was $0. As of December 31, 2021 and 2020, unamortized debt issuance costs and unamortized debt discount were reflected within long term liabilities on the consolidated balance sheets.

With respect to all notes outstanding (other than the notes to related parties), interest expense, including the amortization of debt issuance costs and debt discount for the years ended December 31, 2021 and 2020 was $452,120 and $548,742, respectively.

We have evaluated the terms of our convertible notes payable in accordance with ASC 815 – 40, “Derivatives and Hedging - Contracts in Entity’s Own Stock” and determined that the underlying common stock is indexed to our common stock. We determined that the conversion feature did not meet the definition of a derivative and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. We evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared with the market price on the date of each note. If the conversion price was deemed to be less than the market value of the underlying common stock at the inception of the note, then we recognized a beneficial conversion feature resulting in a discount on the note payable, upon satisfaction of the contingency. The beneficial conversion features were amortized to interest expense over the life of the respective notes, starting from the date of recognition.

F-19

2016-18 Unrelated Party Notes and 2020 Note Conversion

In 2016 through 2018, we issued convertible promissory notes to unrelated parties in an aggregate principal amount of $3,535,000. On March 2, 2020, we entered into amendments to these convertible promissory notes, as well as amendments to convertible promissory notes with related parties (see note 10), that permitted us to convert all of the outstanding principal and accrued and unpaid interest payable on all outstanding convertible promissory notes into shares of common stock at a reduced conversion rate equal to the purchase price of our common stock issued in the contemporaneous private placement offering. Pursuant thereto, we converted all of the outstanding principal and accrued and unpaid interest payable with respect to all convertible promissory notes, with related parties and with unrelated parties, into a total of 1,433,689 shares of our common stock at a conversion rate of $4.00 per share. Taglich Brothers, Inc. acted as the exclusive placement agent for the note conversion and received compensation (relating to the conversion of both the related and the unrelated notes) of 35,250 shares of our common stock, based on a fee valued at $4.00 per share.

2020 Notes

On March 2, 2020, we sold 2,000 units, at an offering price of $1,000 per unit, to accredited investors in a private placement offering, with each unit consisting of $1,000 in 12% Subordinated Notes (“2020 Notes”) and 40 shares of our common stock, for aggregate gross proceeds of $2,000,000. The entire outstanding principal and accrued interest of the 2020 Notes are due and payable on February 28, 2023. Interest on the 2020 Notes accrues at the rate of 12% per annum, payable quarterly in cash, beginning on June 30, 2020. Any accrued but unpaid quarterly installment of interest will accrue interest at the rate of 14.0% per annum. Any overdue principal and accrued and unpaid interest at the maturity date will accrue a mandatory default penalty of 20% of the outstanding principal balance and an interest rate of 14% per annum from the maturity date until paid in full. We used a portion of the net proceeds from the private placement offering to finance the acquisitions of Graphic Sciences and CEO Image and the remaining net proceeds for working capital and general corporate purposes. We recognized a debt discount of $320,000 for the 80,000 shares issued in conjunction with the units. The amortization of the debt discount, which will be recognized over the life of the 2020 Notes as interest expense, for the years ended December 31, 2021 and 2020 was $106,666 and $88,889, respectively.

PPP Note

On April 15, 2020, we were issued an unsecured promissory note (“PPP Note”) for the PPP loan through PNC Bank with a principal amount of $838,700. The term of the PPP Note Payable was two years, with an interest rate of 1.0% per annum deferred for the first six months. We received notice on January 20, 2021 that the SBA had forgiven the full amount of principal and interest of the PPP Note, and we have recognized a gain on extinguishment of debt of $845,083 for the years ended December 31, 2021.

10. Notes Payable - Related Parties

For the year ended December 31, 2021, there was no interest expense in connection with notes payable – related parties. For the year ended December 31, 2020, interest expense in connection with notes payable – related parties was $88,941.

2016-19 Related Party Notes and 2020 Note Conversion

In 2016 through 2019, we issued convertible promissory notes to related parties, including 5% stockholders, executive officers and directors, in an aggregate principal amount of $1,562,728. On March 2, 2020, we entered into amendments to these convertible promissory notes with related parties, as well as to convertible promissory notes with unrelated parties (see note 9), that permitted us to convert all of the outstanding principal and accrued and unpaid interest payable thereon into shares of common stock at a reduced conversion rate equal to the purchase price of our common stock issued in the contemporaneous private placement offering. Pursuant thereto, we converted all of the outstanding principal and accrued and unpaid interest payable with respect to all convertible promissory notes (with related parties as well as with unrelated parties) into a total of 1,433,689 shares of our common stock at a conversion rate of $4.00 per share, with the exception of the 2019 related party notes. On March 2, 2020, $350,000 of the 2019 related party notes were converted into equity. On May 15, 2020, we repaid the remaining balance of $47,728 in cash.

F-20

11. Deferred Compensation

Pursuant to an employment agreement, we have accrued incentive compensation totaling $100,828 as of December 31, 2021 and 2020 for one of our founders. We deferred these payment obligations until we reasonably believe we have sufficient cash to make those payments in cash. We made no deferred incentive compensation payments during 2021. Following the retirement of founder A. Michael Chretien on December 8, 2017, we made bi-weekly payments until his deferred compensation had been fully paid, which occurred in May 2020. During the years ended December 31, 2021 and 2020, we paid $0 and $16,338, respectively, in deferred incentive compensation, which amounts were reflected as a reduction in our deferred compensation liability.

12. Commitments and Contingencies

From time to time we are involved in legal proceedings, claims and litigation related to employee claims, contractual disputes and taxes in the ordinary course of business. Although we cannot predict the outcome of such matters, currently we have no reason to believe the disposition of any current matter could reasonably be expected to have a material adverse impact on our financial position, results of operations or the ability to carry on any of our business activities.

Employment Agreements

We have entered into employment agreements with three of our key executives, including one of our founders. Under their respective employment agreements, the executives are employed on an “at-will” basis and are bound by typical confidentiality, non-solicitation and non-competition provisions. Deferred compensation for one founder remains outstanding as of December 31, 2021.

Operating Leases

On January 1, 2010, we entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated September 18, 2021, the lease expires on December 31, 2028. The monthly rental payment is $4,638, with gradually higher annual increases each January up to $5,850 for the final year.

Our subsidiary, Graphic Sciences, uses 36,000 square feet of leased space in Madison Heights, Michigan as its main facility. Graphic Sciences uses about 20,000 square feet for its records storage services, with the remainder of the space used for production, sales, and administration. The monthly rental payment is $41,508, with gradually higher annual increases each September up to $45,828 for the final year, and with a lease term continuing until August 31, 2026. Graphic Sciences also leases and uses a separate 37,000 square foot building in Sterling Heights, Michigan for document storage, except approximately 5,000 square feet for production, and a satellite office in Traverse City, Michigan for production. The monthly Sterling Heights rental payment is $20,452, with gradually higher annual increases each May up to $24,171 for the final year, and with a lease term continuing to April 30, 2028. The monthly Traverse City rental payment is $4,500, with a lease term continuing until January 31, 2024. Graphic Sciences also leases and uses four leased vehicles for logistics. The monthly rental payments for these vehicles total $2,618, with lease terms continuing until October 31, 2024.

Graphic Sciences also leases and uses an additional temporary storage space in Madison Heights, with a monthly rental payment of $1,605 and a lease term on a month-to-month basis. We have made an accounting policy election to not record a right-of-use asset and lease liability for short-term leases, which are defined as leases with a lease term of 12 months or less. Instead, the lease payments are recognized as rent expense in the general and administrative expenses on the statement of operations. For each of the above listed leases, management has determined it will utilize the base rental period and have not considered any renewal periods.

The following table sets forth the future minimum lease payments under these operating leases:

For the period Ending December 31,	Amount
2022	$931,853
2023	936,109
2024	879,142
2025	880,254
2026	713,362
Thereafter	522,856
$4,863,576

F-21

Lease costs charged to operations for the years ended December 31, 2021 and 2020 amounted to $1,043,980 and $743,373, respectively. Included in the lease costs for the years ended December 31, 2021 and 2020 were short-term lease costs of $97,024 and $71,411, respectively. The following table sets forth additional information pertaining to our leases:

For the Year Ending December 31,	2021	2020
Operating cash flows from operating leases	$729,549	$482,425
Weighted average remaining lease term – operating leases	5.4 years	5.1 years
Weighted average discount rate – operating leases	7.02%	7.96%

Because these leases do not provide an implicit rate, we use an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments.

13. Stockholders’ Equity

Description of Authorized Capital

We are authorized to issue up to 25,000,000 shares of common stock with $0.001 par value. The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of Intellinetics, the holders of common stock are entitled to share ratably in all assets legally available for distribution.

Common Stock

As of December 31, 2021, 2,823,072 shares of common stock were issued and outstanding, 131,700 shares of common stock were reserved for issuance upon the exercise of outstanding warrants, and 497,330 shares of common stock were reserved for issuance under our 2015 Equity Incentive Plan, as amended (the “2015 Plan”).

On March 2, 2020, we sold 955,000 shares of our common stock and certain subordinated notes in a private placement to accredited investors as follows:

●	875,000 shares of our common stock at a purchase price of $4.00 per share, for aggregate gross proceeds of $3,500,000, and

●	2,000 units at a purchase price of $1,000 per unit, with each unit consisting of $1,000 in 12% Subordinated Notes and 40 shares of our common stock, for aggregate gross proceeds of $2,000,000.

In connection with the private placement offering, we paid the placement agent $440,000 in cash, equal to 8% of the gross proceeds of the offering, along with 95,500 warrants to purchase shares of our common stock and reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. The warrants are exercisable at an exercise price at $4.00 per share for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to limited piggyback registration rights. Underwriting expense of $236,761 and debt issuance costs of $135,291 were recorded for the issuance of the March 2, 2020 warrants, utilizing the Black-Scholes valuation model. The fair value of warrants issued was determined to be $3.90. Underwriting expense of $307,867 and debt issuance costs of $175,924 was recorded for the placement agent cash fee and other related legal fees. For the years ended December 31, 2021 and 2020, interest expense of $103,739 and $86,449, respectively, was recorded as amortization of the debt issuance costs for this private placement offering.

F-22

Reverse Stock Split

In February 2020, upon recommendation and authorization by our Board of Directors, our stockholders holding a majority in interest of the issued and outstanding shares of our common stock, acting by written consent, adopted an amendment to our Articles of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of one-for-fifty (1-for-50) (the “Reverse Split”), and reduce the number of authorized shares of our common stock to 25,000,000 shares (the “25,000,000 Share Amendment”). The Reverse Split and the 25,000,000 Share Amendment became effective on March 20, 2020.

Effective March 2, 2020, before the Reverse Split and the 25,000,000 Share Amendment became effective, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of our common stock, acting by written consent, adopted an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock to 160,000,000 shares (representing 3,200,000 shares on a post-split basis) from 75,000,000 shares (representing 1,500,000 shares on a post-split basis), in order to facilitate the acquisition of Graphic Sciences and certain private placement offerings and note conversions. Thereafter, on March 20, 2020, when the Reverse Split and the 25,000,000 Share Amendment became effective, our authorized capital stock became 25,000,000 shares of common stock.

The Reverse Split did not cause an adjustment to the par value of the common stock. Pursuant to the Reverse Split, we adjusted the amounts for shares reserved for issuance upon the exercise of outstanding warrants, outstanding stock options, and shares reserved for the 2015 Plan.

All references to shares of common stock and per share data in the accompanying consolidated financial statements and in these notes related thereto have been adjusted to reflect the Reverse Split for all periods presented.

Warrants

The following sets forth the warrants to purchase our common stock that were outstanding as of December 31, 2021:

●	Warrants to purchase 3,000 shares of common stock at an exercise price of $15.00 per share exercisable until September 22, 2022, issued to certain 5% stockholders.

●	Warrants to purchase 17,200 shares of common stock at an exercise price of $12.50 per share exercisable until November 30, 2022, issued to the placement agent in connection with private placements of our convertible promissory notes.

●	Warrants to purchase 16,000 shares of common stock at an exercise price of $9.00 per share exercisable until September 26, 2023, issued to the placement agent in connection with private placements of our convertible promissory notes.

●	Warrants to purchase 95,500 shares of common stock at an exercise price of $4.00 per share exercisable until February 28, 2025, issued to the placement agent in connection with private placements of our convertible promissory notes.

No warrants were issued during 2021. Warrants to purchase 95,500 shares of common stock were issued during the 2020 at a fair value determined to be $3.90 per warrant utilizing the Black-Scholes valuation model. The estimated value of the warrants issued during 2020, as well as the assumptions that were used in calculating such values, were based on estimates at the issuance date as follows:

Warrants Issued March 2, 2020
Risk-free interest rate	0.88%
Weighted average expected term	5 years
Expected volatility	130.12%
Expected dividend yield	0.00%

F-23

14. Stock-Based Compensation

From time to time, we issue stock options and restricted stock as compensation for services rendered by our directors and employees.

Restricted Stock

On February 15, 2021 and January 2, 2020, we issued 12,207 shares and 16,429 shares, respectively, of restricted common stock to our directors as part of their annual compensation plan. The grants of restricted common stock were made outside the 2015 Plan and were not subject to any vesting conditions. Stock compensation of $57,500 was recorded for the years ended December 31, 2021 and 2020.

Stock Options

We did not make any stock option grants during 2021. The weighted-average grant date fair value of options granted during 2020 was $3.30. Stock-based compensation for options was $92,253 and $58,770, during the years ended December 31, 2021 and 2020, respectively.

A summary of stock option activity during the years ended December 31, 2021 and 2020 is as follows:

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2021	145,360	$5.61	9 years	$19,200
Forfeited and expired	(500)	6.50

Outstanding at December 31, 2021	144,860	$5.61	8 years	$19,200

Exercisable at December 31, 2021	66,060	$7.35	8 years	$19,200

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2020	46,860	$9.02	9 years	19,200
Granted	99,000	4.00
Forfeited and expired	(500)	6.50
Outstanding at December 31, 2020	145,360	$5.61	9 years	$19,200

Exercisable at December 31, 2020	39,160	$9.51	8 years	$19,200

As of December 31, 2021 and 2020, there was $230,620 and $322,874, respectively, of total unrecognized compensation costs related to stock options granted under our stock option agreements. The unrecognized compensation cost is expected to be recognized over a weighted-average period of three years. The total fair value of stock options that vested during the years ended December 31, 2021, and 2020 was $91,913 and $16,650, respectively.

Issues of Stock-Based Compensation

The following represent grants of stock options, including the fair value recognized or to be recognized over the requisite service period:

Grant date	Shares granted (canceled)	Exercise price	Date fully vested	Fair value

February 10, 2016	4,200	$48.00	February 10, 2020	$174,748
December 6, 2016	2,000	38.00	December 6, 2020	63,937
September 25, 2017	15,000	15.00	September 25, 2019	194,149
September 25, 2017	10,000	19.00	September 25, 2019	126,862
January 30, 2019	250	45.00	January 30, 2019	885
March 11, 2019	(33,200)	-	-	-
March 11, 2019	33,200	6.50	December 6, 2020	24,898	(1)
March 11, 2019	10,100	6.50	March 11, 2023	44,591
September 2, 2020	99,000	4.00	September 2, 2024	327,181

(1)	Represents incremental fair value of replacement shares compared to canceled shares.

F-24

The weighted average estimated values of director and employee stock option grants, as well as the weighted average assumptions that were used in calculating such values during the years ended December 31, 2021 and 2020, were based on estimates at the date of grant as follows:

	April 30,	January 1,	February 10,
	2015 Grant	2016 Grant	2016 Grant
Risk-free interest rate	1.43%	1.76%	1.15%
Weighted average expected term	5 years	5 years	5 years
Expected volatility	143.10%	134.18%	132.97%
Expected dividend yield	0.00%	0.00%	0.00%

	December 6,	September 25,	January 30,
	2016 Grant	2017 Grant	2019 Grant
Risk-free interest rate	1.84%	1.85%	2.54%
Weighted average expected term	5 years	5 years	5 years
Expected volatility	123.82%	130.79%	115.80%
Expected dividend yield	0.00%	0.00%	0.00%

	March 11,	September 2,
	2019 Grant	2020 Grant
Risk-free interest rate	2.44%	0.26%
Weighted average expected term	5 years	5 years
Expected volatility	116.46%	121.33%
Expected dividend yield	0.00%	0.00%

F-25

15. Concentrations

Revenues from a limited number of customers have accounted for a substantial percentage of our total revenues. During the years ended December 31, 2021 and 2020, our largest customer, the State of Michigan, accounted for 47% of our total revenues for each period, and our second largest customer, Rocket Mortgage (formerly Quicken Loans), accounted for 9% and 8%, respectively, of our total revenues.

For the years ended December 31, 2021, and 2020, government contracts represented approximately 62% and 64% of our net revenues, respectively. A significant portion of our sales to resellers represent ultimate sales to government agencies.

As of December 31, 2021, accounts receivable concentrations from our two largest customers were 65% and 7% of our gross accounts receivable, respectively by customer. Accounts receivable balances from our two largest customers at December 31, 2021 have been partially collected. As of December 31, 2020, accounts receivable concentrations from our two largest customers were 54% and 16% of gross accounts receivable, respectively by customer.

16. Provision For Income Taxes

We file income tax returns in the U.S. Federal jurisdiction and various state jurisdictions. For the years ended December 31, 2021, and 2020, we have recognized the minimum amount of state income tax as required by the states in which we are required to file taxes. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

Income tax benefit consists of the following Federal, deferred components for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Use of (benefit of) net operating losses	$91,781	$(72,541)
Other timing differences	108,042	(91,770)
Change in valuation allowance, including $188,000 reduction in valuation allowance due to purchased deferred tax liability in 2020	(199,823)	(23,989)
Tax benefit	$-	$(188,300)

A reconciliation is provided below of the U.S. Federal income tax expense at a statutory rate of 21% for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
U.S. statutory rate	21%	21%
U.S. Federal income tax at statutory rate	$285,170	$(501,690)
Increase (decrease) in income taxes due to:
Non-deductible earnout expense	25,909	299,040
Non-deductible goodwill amortization	39,958	33,390
Other differences	26,253	4,949
Non-taxable PPP loan and interest recovery	(177,467)	-
Benefit of acquisition-date purchased deferred tax liability	-	(188,300)
Other change in valuation allowance	-	164,311
Income tax benefit	$-	$(188,300)

F-26

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

	December 31, 2021	December 31, 2020
Deferred tax assets
Reserves and accruals not currently deductible for tax purposes	$50,558	$51,906
Amortizable assets	32,615	72,893
Net operating loss carryforwards	3,942,488	4,017,875
	4,025,661	4,142,674
Deferred tax liabilities
Property and equipment	(225,484)	(142,674)
Net Deferred tax assets	3,800,177	4,000,000
Valuation allowance	(3,800,177)	(4,000,000)
	$-	$-

As of December 31, 2021 and 2020, we had federal net operating loss carry forwards of approximately $18,762,000 and $19,129,000, respectively, which can be used to offset future federal income tax. A portion of the federal and state net operating loss carry forwards expire at various dates through 2040, and a portion of the net operating loss carry forwards have an indefinite carry forward period. We recorded a valuation allowance against all of our deferred tax assets as of both December 31, 2021, and December 31, 2020. We intend to continue maintaining a full valuation allowance on our deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances. Release of the valuation allowance would result in the recognition of certain deferred tax assets and a decrease to income tax expense for the period the release is recorded. However, the exact timing and amount of the valuation allowance release are subject to change on the basis of the level of profitability that we are able to actually achieve.

17. Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during the reporting period.

Notes Payable – Related Parties

See Note 10 for a summary of notes issued to related parties and the subsequent conversion of such related party notes into shares of our common stock on March 2, 2020.

2020 Private Placement

The following related persons participated as investors a private placement of our securities, on the same terms as all other investors participating in the offering. We issued and sold (i) shares of common stock, at a price of $4.00 per share and (ii) units, with each unit consisting of $1,000 in 12% subordinated notes and 40 shares. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023.

Name of Investor	Relationship to Intellinetics	Number of Shares Purchased	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of Intellinetics.	148,750	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the Common Stock of Intellinetics.	118,750	03/02/2020
Robert C. Schroeder	Former Director and Former Chairman of the Board of Intellinetics	5,000	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of Intellinetics	7,500	03/02/2020
Joseph D. Spain	Chief Financial Officer of Intellinetics	2,000	03/02/2020

Promoters and Certain Control Persons

William M. Cooke, a director of Intellinetics, is the Vice President of Investment Banking at Taglich Brothers, Inc. Robert F. Taglich and Michael N. Taglich, each beneficial owners of more than 5% of our common stock, are also both principals of Taglich Brothers, Inc.

F-27

We retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to us in connection with our acquisition of Graphic Sciences. Pursuant to an Engagement Agreement, dated April 15, 2019, we paid Taglich Brothers, Inc. a success fee of $300,000 as a result of the successful completion of the acquisition of Graphic Sciences, Inc.

We retained Taglich Brothers, Inc., as the exclusive placement agent for the 2020 private placement, as described above, pursuant to a Placement Agent Agreement. In connection with the 2020 private placement, we paid Taglich Brothers, Inc. $440,000, which represented an 8% commission based upon the gross proceeds of the 2020 private placement. In addition, for its services in the 2020 private placement, Taglich Brothers, Inc. was issued warrants to purchase 95,500 shares of common stock, which amount is equal to 10% of the shares and unit shares sold in the 2020 private placement, which have an exercise price of $4.00 per share of common stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights.

We retained Taglich Brothers, Inc. as the exclusive placement agent for the 2020 note conversion, as described above in Note 10 (Notes Payable – Related Parties), pursuant to the Placement Agent Agreement. In connection with the 2020 note conversion, we issued 35,250 shares of common stock to Taglich Brothers, Inc., which, based on the conversion price of $4.00 per share, was equal to 3% of the original principal amount of the converted notes.

18. Subsequent Events

Issuance of Restricted Common Stock to Directors

On January 6, 2022, we issued 8,097 new Shares of restricted common stock to our directors in accordance with our director compensation policy. Stock compensation of $57,500 was recorded on the issuance of the common stock.

F-28

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$2,172,758	$1,752,630
Accounts receivable, net	898,399	1,176,059
Accounts receivable, unbilled	473,986	444,782
Parts and supplies, net	65,713	76,691
Other contract assets	86,603	78,556
Prepaid expenses and other current assets	211,087	155,550
Total current assets	3,908,546	3,684,268

Property and equipment, net	1,087,832	1,091,780
Right of use assets	3,687,107	3,841,612
Intangible assets, net	914,377	968,496
Goodwill	2,322,887	2,322,887
Other assets	79,293	53,089
Total assets	$12,000,042	$11,962,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$330,270	$181,521
Accrued compensation	287,044	343,576
Accrued expenses, other	155,384	161,862
Lease liabilities - current	635,423	616,070
Deferred revenues	1,136,066	1,194,649
Deferred compensation	80,662	100,828
Earnout liabilities - current	994,527	958,818
Notes payable - current	1,807,128	-
Total current liabilities	5,426,504	3,557,324

Long-term liabilities:
Notes payable - net of current portion	-	1,754,527
Lease liabilities - net of current portion	3,151,110	3,316,682
Earnout liabilities - net of current portion	700,358	671,863
Total long-term liabilities	3,851,468	5,743,072
Total liabilities	9,277,972	9,300,396

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,831,169 and 2,823,072 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,831	2,823
Additional paid-in capital	24,377,681	24,297,229
Accumulated deficit	(21,658,442)	(21,638,316)
Total stockholders’ equity	2,722,070	2,661,736
Total liabilities and stockholders’ equity	$12,000,042	$11,962,132

See Notes to these condensed consolidated financial statements

F-29

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Revenues:
Sale of software	$64,491	$9,594
Software as a service	431,221	323,726
Software maintenance services	336,602	340,446
Professional services	1,587,948	1,652,463
Storage and retrieval services	283,250	308,990
Total revenues	2,703,512	2,635,219

Cost of revenues:
Sale of software	26,193	4,237
Software as a service	91,249	76,340
Software maintenance services	18,300	24,388
Professional services	848,167	834,238
Storage and retrieval services	87,766	91,112
Total cost of revenues	1,071,675	1,030,315

Gross profit	1,631,837	1,604,904

Operating expenses:
General and administrative	938,883	1,039,026
Change in fair value of earnout liabilities	64,204	69,950
Transaction costs	70,051	-
Sales and marketing	352,114	290,311
Depreciation and amortization	114,110	94,884

Total operating expenses	1,539,362	1,494,171

Income from operations	92,475	110,733

Other income (expense)
Gain on extinguishment of debt	-	845,083
Interest expense, net	(112,601)	(113,044)

Total other (expense) income	(112,601)	732,039

(Loss) income before income taxes	(20,126)	842,772

Income tax benefit	-	-

Net (loss) income	$(20,126)	$842,772

Basic net (loss) income per share:	$(0.01)	$0.30
Diluted net (loss) income per share:	$(0.01)	$0.27

Weighted average number of common shares outstanding - basic	2,830,899	2,822,665
Weighted average number of common shares outstanding - diluted	2,830,899	3,106,885

See Notes to these condensed consolidated financial statements

F-30

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Equity

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2020	2,810,865	$2,811	$24,147,488	$(22,996,267)	$1,154,032

Stock Issued to Directors	12,207	12	57,488	-	57,500

Stock Option Compensation	-	-	23,098	-	23,098

Net Income	-	-	-	842,772	842,772

Balance, March 31, 2021	2,823,072	$2,823	$24,228,074	$(22,153,495)	$2,077,402

Balance, December 31, 2021	2,823,072	$2,823	$24,297,229	$(21,638,316)	$2,661,736

Stock Issued to Directors	8,097	8	57,492	-	57,500

Stock Option Compensation	-	-	22,960	-	22,960

Net Loss	-	-	-	(20,126)	(20,126)

Balance, March 31, 2022	2,831,169	$2,831	$24,377,681	$(21,658,442)	$2,722,070

See Notes to these condensed consolidated financial statements

F-31

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net (loss) income	$(20,126)	$842,772
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	114,110	94,884
Bad debt (recovery) expense	(2,097)	(2,634)
Parts and supplies reserve change	-	4,500
Amortization of deferred financing costs	25,935	25,935
Amortization of debt discount	26,666	26,666
Amortization of right of use asset	154,505	129,560
Stock issued for services	57,500	57,500
Stock options compensation	22,960	23,098
Gain on extinguishment of debt	-	(845,083)
Change in fair value of earnout liabilities	64,204	69,950
Changes in operating assets and liabilities:
Accounts receivable	279,757	(260,009)
Accounts receivable, unbilled	(29,204)	177,371
Parts and supplies	10,978	(593)
Prepaid expenses and other current assets	(89,788)	(65,309)
Accounts payable and accrued expenses	85,739	227,897
Lease liabilities, current and long-term	(146,219)	(129,759)
Deferred compensation	(20,166)	-
Accrued interest, current and long-term	-	442
Deferred revenues	(58,583)	(50,319)
Total adjustments	496,297	(515,903)
Net cash provided by operating activities	476,171	326,869

Cash flows from investing activities:
Purchases of property and equipment	(56,043)	(231,699)
Net cash used in investing activities	(56,043)	(231,699)

Net increase in cash	420,128	95,170
Cash - beginning of period	1,752,630	1,907,882
Cash - end of period	$2,172,758	$2,003,052

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$60,000	$60,000
Cash paid during the period for income taxes	$1,303	$913

See Notes to these condensed consolidated financial statements

F-32

INTELLINETICS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Business Organization and Nature of Operations

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., is a Nevada corporation incorporated in 1997, with two wholly-owned subsidiaries: Intellinetics, Inc., an Ohio corporation (“Intellinetics Ohio”), and Graphic Sciences, Inc., a Michigan corporation (“Graphic Sciences”). Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became our sole operating subsidiary as a result of a reverse merger and recapitalization. On March 2, 2020, we purchased all the outstanding capital stock of Graphic Sciences.

Our digital transformation products and services are provided through two reporting segments: Document Management and Document Conversion. Our Document Management segment, which includes the CEO Imaging Systems, Inc. (“CEO Image”) asset acquisition in April 2020, consists primarily of solutions involving our software platform, allowing customers to capture and manage their documents across operations such as scanned hard-copy documents and digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our Document Conversion segment, which includes and primarily consists of the Graphic Sciences acquisition, provides assistance to customers as a part of their overall document strategy to convert documents from one medium to another, predominantly paper to digital, including migration to our software solutions, as well as long-term storage and retrieval services. Our solutions create value for customers by making it easy to connect business-critical documents to the people who need them by making those documents easy to find and access, while also being secure and compliant with the customers’ audit requirements. Solutions are sold both directly to end-users and through resellers.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

The financial statements presented in this Quarterly Report are unaudited. However, in the opinion of management, these unaudited condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the periods presented in conformity with GAAP applicable to interim periods. The financial data and other financial information disclosed in these notes to the accompanying condensed consolidated financial statements are also unaudited. As such, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to applicable rules and regulations thereunder.

Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2022 or any other future period.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC filed on March 24, 2022.

3. Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements accompanying these notes include the accounts of Intellinetics and the accounts of all its subsidiaries in which it holds a controlling interest. Under GAAP, consolidation is generally required for investments of more than 50% of the outstanding voting stock of an investee, except when control is not held by the majority owner. We have two subsidiaries: Intellinetics Ohio and Graphic Sciences. We consider the criteria established under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, “Consolidations” in the consolidation process. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses. By their nature, these estimates and assumptions are subject to an inherent degree of uncertainty. The impact of COVID-19 has significantly increased economic and demand uncertainty. Because future events and their effects cannot be determined with precision, actual results could differ significantly from estimated amounts.

Significant estimates and assumptions include valuation allowances related to receivables, accounts receivable -unbilled, the recoverability of long-term assets, depreciable lives of property and equipment, purchase price allocations for acquisitions, fair value for goodwill and intangibles, the lease liabilities, estimates of fair value deferred taxes and related valuation allowances. Our management monitors these risks and assesses our business and financial risks on a quarterly basis.

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Revenue Recognition

In accordance with ASC 606, “Revenue From Contracts With Customers,” we follow a five-step model to assess each contract of a sale or service to a customer: identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods and services. In addition, ASC 606 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

We categorize revenue as software, software as a service, software maintenance services, professional services, and storage and retrieval services. We earn the majority of our revenue from the sale of professional services, followed by the sale of software maintenance services and software as a service. We apply our revenue recognition policies as required in accordance with ASC 606 based on the facts and circumstances of each category of revenue. More detail regarding each category of revenue is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC filed on March 24, 2022.

Contract balances

When the timing of our delivery of goods or services is different from the timing of payments made by customers, we recognize either a contract asset (performance precedes contractual due date) or a contract liability (customer payment precedes performance). Customers that prepay are represented by deferred revenue until the performance obligation is satisfied. Contract assets represent arrangements in which the good or service has been delivered but payment is not yet due. Our contract assets consisted of accounts receivable, unbilled, which are disclosed on the condensed consolidated balance sheets, as well as other contract assets which are comprised of employee sales commissions paid in advance of contract periods ending. Our contract liabilities consisted of deferred (unearned) revenue, which is generally related to software as a service or software maintenance contracts. We classify deferred revenue as current based on the timing of when we expect to recognize revenue, which are disclosed on the condensed consolidated balance sheets.

The following tables present changes in our contract assets during the three months ended March 31, 2022 and 2021:

	Balance at Beginning of Period	Revenue Recognized in Advance of Billings	Billings	Balance at End of Period
Three months ended March 31, 2022
Accounts receivable, unbilled	$444,782	$700,869	$(671,665)	$473,986

Three months ended March 31, 2021
Accounts receivable, unbilled	$523,522	$466,310	$(643,681)	$346,151

	Balance at Beginning of Period	Commissions Paid	Commissions Recognized	Balance at End of Period
Three months ended March 31, 2022
Other contract assets	$78,556	$22,136	$(14,089)	$86,603

Three months ended March 31, 2021
Other contract assets	$31,283	$10,064	$(9,225)	$32,122

Deferred revenue

Amounts that have been invoiced are recognized in accounts receivable, deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Deferred revenue represents amounts billed for which revenue has not yet been recognized. Deferred revenues typically relate to maintenance and software-as-a-service agreements which have been paid for by customers prior to the performance of those services, and payments received for professional services and license arrangements and software-as-a-service performance obligations that have been deferred until fulfilled under our revenue recognition policy.

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Remaining performance obligations represent the transaction price from contracts for which work has not been performed or goods and services have not been delivered. We expect to recognize revenue on approximately 97% of the remaining performance obligations over the next 12 months, with the remainder recognized thereafter. As of March 31, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations for software as a service and software maintenance contracts with a duration greater than one year was $33,547. As of December 31, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations for software as a service and software maintenance contracts with a duration greater than one year was $16,835. This does not include revenue related to performance obligations that are part of a contract whose original expected duration is one year or less.

The following table presents changes in our contract liabilities during the three months ended March 31, 2022 and 2021:

	Balance at Beginning of Period	Billings	Recognized Revenue	Balance at End of Period
Three months ended March 31, 2022
Contract liabilities: Deferred revenue	$1,194,649	$984,117	$(1,042,700)	$1,136,066

Three months ended March 31, 2021
Contract liabilities: Deferred revenue	$996,131	$684,140	$(734,459)	$945,812

Parts and Supplies

Parts and supplies are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Parts and supplies are used for scanning and document conversion services. A provision for potentially obsolete or slow-moving parts and supplies inventory is made based on parts and supplies levels, future sales forecasted and management’s judgment of potentially obsolete parts and supplies. The Company recorded an allowance of $24,000 at March 31, 2022 and December 31, 2021.

Property and Equipment

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over three to seven years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally seven to ten years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Intangible Assets

All intangible assets have finite lives and are stated at cost, net of amortization. Amortization is computed over the useful life of the related assets on a straight-line method.

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Goodwill

The carrying value of goodwill is not amortized, but is tested for impairment annually as of December 31, as well as on an interim basis whenever events or changes in circumstances indicate that the carrying amount of a reporting unity may not be recoverable. An impairment charge is recognized for the amount by which the carrying amount exceeds the recorded fair value.

Impairment of Long-Lived Assets

We account for the impairment and disposition of long-lived assets in accordance with ASC 360, “Property, Plant, and Equipment.” We test long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group. There was no impairment of long-lived assets in the three month periods ended 2022 or 2021.

Purchase Accounting Related Fair Value Measurements

We allocate the purchase price, including contingent consideration, of our acquisitions to the assets and liabilities acquired, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such fair market value assessments are primarily based on third-party valuations using assumptions developed by management that require significant judgments and estimates that can change materially as additional information becomes available. The purchase price allocated to intangibles is based on unobservable factors, including but not limited to, projected revenues, expenses, customer attrition rates, a weighted average cost of capital, among others. The weighted average cost of capital uses a market participant’s cost of equity and after-tax cost of debt and reflects the risks inherent in the cash flows. The approach to valuing the initial contingent consideration associated with the purchase price also uses similar unobservable factors such as projected revenues and expenses over the term of the contingent earn-out period, discounted for the period over which the initial contingent consideration is measured, and volatility rates. We finalize the purchase price allocation once certain initial accounting valuation estimates are finalized, and no later than 12 months following the acquisition date.

Leases

We determine if an arrangement is a lease at inception. Operating leases in which we are the lessee are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the condensed consolidated balance sheets. We do not have any finance leases, as a lessee, and no long-term leases for which we are the lessor.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the reasonably certain lease term. As our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and reduced by lease incentives, such as tenant improvement allowances. Our lease terms include options to extend or terminate the lease only when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Stock-Based Compensation

We account for stock-based payments to employees in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the condensed consolidated statement of operations based on their fair values at the date of grant.

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We account for stock-based payments to non-employees in accordance with ASC 718, “Compensation - Stock Compensation,” which requires that such equity instruments be measured at their fair values on the grant date.

The grant date fair value of stock option awards is recognized in earnings as stock-based compensation cost over the requisite service period of the award using the straight-line attribution method. We estimate the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of our stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

Software Development Costs

We design, develop, test, market, license, and support new software products and enhancements of current products. We continuously monitor our software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 985-20 “Costs of Software to be Sold, Leased or Otherwise Marketed,” we expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Once technological feasibility has been established, certain software development costs incurred during the application development stage are eligible for capitalization. Based on our software development process, technical feasibility is established upon completion of a working model. Technological feasibility is typically reached shortly before the release of such products. No such costs were capitalized during the periods presented in this report.

In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such costs in the amount of $29,397 were capitalized during the first quarter 2022. No such costs were capitalized during the first quarter 2021. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years. At March 31, 2022 and December 31, 2020, our condensed consolidated balance sheets included $64,509 and $38,305, respectively, in other long-term assets.

For the three months ended March 31, 2022 and 2021, our expensed software development costs were $62,751 and $102,195, respectively.

Recently Issued Accounting Pronouncements Not Yet Effective

Financial Instruments – Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASC 2016-16 is effective for annual reporting periods beginning after December 15, 2022, including interim reporting periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the impact of the new guidance on our condensed consolidated financial statements and related disclosures.

F-37

No other Accounting Standards Updates that have been issued but are not yet effective are expected to have a material effect on our future condensed consolidated financial statements.

Advertising

We expense the cost of advertising as incurred. Advertising expense for the three months ended March 31, 2022 and 2021 amounted to $448 and $675, respectively.

(Loss) Earnings Per Share

Basic income or loss per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted income or loss per share is computed by dividing net income or loss by the diluted weighted average number of shares of common stock outstanding during the period. The diluted weighted average number of shares gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. Diluted earnings per share exclude all diluted potential shares if their effect is anti-dilutive, including warrants or options which are out-of-the-money and for those periods with a net loss. The three months ended March 31, 2022 reported a net loss, while the three months ended March 31, 2021 reported net income.

We have outstanding warrants and stock options which have not been included in the calculation of diluted net loss per share for the three months ended March 31, 2022 because to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

Income Taxes

We file a consolidated federal income tax return with our subsidiaries. The provision for income taxes is computed by applying statutory rates to income before taxes.

Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax bases of assets and liabilities as of each period-end based on enacted tax laws and statutory rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A 100% valuation allowance has been established on deferred tax assets at March 31, 2022 and December 31, 2021, due to the uncertainty of our ability to realize future taxable income.

We account for uncertainty in income taxes in our financial statements as required under ASC 740, “Income Taxes.” The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by us in our tax returns.

Segment Information

Operating segments are defined in the criteria established under the ASC 280, “Segment Reporting,” as components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by our chief operating decision maker (“CODM”) in deciding how to assess performance and allocate resources. Our CODM assesses performance and allocates resources based on two operating segments: Document Management and Document Conversion. These segments contain individual business components that have been combined on the basis of common management, customers, solutions offered, service processes and other economic characteristics. We currently have no intersegment sales. We evaluate the performance of our segments based on gross profits.

The Document Management Segment provides cloud-based and premise-based content services software. Its modular suite of solutions complements existing operating and accounting systems to serve a mission-critical role for organizations to make content secure, compliant, and process-ready. This segment conducts its primary operations in the United States. Markets served include highly regulated, risk and compliance-intensive markets in healthcare, K-12 education, public safety, other public sector, risk management, financial services, and others. Solutions are sold both directly to end-users and through resellers.

F-38

The Document Conversion Segment provides services for scanning and indexing, converting images from paper to digital, paper to microfilm, and microfiche to microfilm, as well as long-term physical document storage and retrieval. This segment conducts its primary operations in the United States. Markets served include business and federal, county, and municipal governments. Solutions are sold both directly to end-users and through a reseller distributor.

Information by operating segment is as follows:

	Three months ended March 31, 2022	Three months ended March 31, 2021
Revenues
Document Management	$914,950	$735,818
Document Conversion	1,788,562	1,899,401
Total revenues	$2,703,512	$2,635,219

Gross profit
Document Management	$734,906	$587,500
Document Conversion	896,931	1,017,404
Total gross profit	$1,631,837	$1,604,904

Capital additions, net
Document Management	$1,687	$38,117
Document Conversion	54,356	193,582
Total capital additions, net	$56,043	$231,699

	March 31, 2022	December 31, 2021
Goodwill
Document Management	$522,711	$522,711
Document Conversion	1,800,176	1,800,176
Total goodwill	$2,322,887	$2,322,887

	March 31, 2022	December 31, 2021
Total assets
Document Management	$2,303,195	$2,233,419
Document Conversion	9,686,847	9,728,713
Total assets	$12,000,042	$11,962,132

Statement of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

4. Intangible Assets, Net

At March 31, 2022, intangible assets consisted of the following:

	Estimated		Accumulated
	Useful Life	Costs	Amortization	Net
Trade names	10 years	$119,000	$(24,792)	$94,208
Customer contracts	5-8 years	1,242,000	(421,831)	820,169
		$1,361,000	$(446,623)	$914,377

At December 31, 2021, intangible assets consisted of the following:

	Estimated		Accumulated
	Useful Life	Costs	Amortization	Net
Trade names	10 years	$119,000	$(21,817)	$97,183
Customer contracts	5-8 years	1,242,000	(370,687)	871,313
		$1,361,000	$(392,504)	$968,496

F-39

Amortization expense for the three months ended March 31, 2022 and 2021 amounted to $54,119. The following table represents future amortization expense for intangible assets subject to amortization.

For the Twelve Months Ending March 31,	Amount
2023	$216,475
2024	216,475
2025	216,475
2026	179,292
2027	32,275
Thereafter	53,385
$914,377

5. Fair Value Measurements

Under GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy consists of the following three levels. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs consist of quoted prices for similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data. Level 3 inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

The carrying values of cash and equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of its short maturity. Management believes that the carrying value of the 2020 Notes approximate fair value given that, while there has been change in the overall economic environment, there has not been significant net availability of credit to Company.

We have earnout liabilities related to our two 2020 acquisitions which are measured on a recurring basis and recorded at fair value, measured using probability-weighted analysis and discounted using a rate that appropriately captures the risks associated with the obligation. The inputs used to calculate the fair value of the earnout liabilities are considered to be Level 3 inputs due to the lack of relevant market activity and significant management judgment. Key unobservable inputs include revenue growth rates, which ranged from 0% to 7%, and volatility rates, which were 20% for gross profits. An increase in future revenues and gross profits may result in a higher estimated fair value while a decrease in future revenues and gross profits may result in a lower estimated fair value of the earnout liabilities.

The following table provides a summary of the changes in fair value of the earnout liabilities for the three months ended March 31, 2022 and 2021:

March 31, 2022
Fair value at December 31, 2021	$1,630,681
Change in fair value	64,204
Fair value at March 31, 2022	$1,694,885

March 31, 2021
Fair value at December 31, 2020	$2,444,000
Change in fair value	69,950
Fair value at March 31, 2021	$2,513,950

The fair values of amounts owed are recorded in the current and long-term portions of earnout liabilities in our condensed consolidated balance sheets. Changes in fair value are recorded in change in fair value of earnout liabilities in our condensed consolidated statements of operations.

6. Property and Equipment

Property and equipment are comprised of the following:

	March 31, 2022	December 31, 2021
Computer hardware and purchased software	$1,510,080	$1,494,918
Leasehold improvements	336,111	295,230
Furniture and fixtures	71,325	71,325
	1,917,516	1,861,473
Less: accumulated depreciation	(829,684)	(769,693)
Property and equipment, net	$1,087,832	$1,091,780

Total depreciation expense on our property and equipment for the three months ended March 31, 2022 and 2021 amounted to $59,991 and $40,765, respectively.

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7. Notes Payable

Summary of Notes Payable to Unrelated Parties

The table below summarizes all notes payable at March 31, 2022 and December 31, 2021, respectively.

	March 31, 2022	December 31, 2021
Notes payable – “2020 Notes”	$2,000,000	$2,000,000
Less unamortized debt issuance costs	(95,094)	(121,029)
Less unamortized debt discount	(97,778)	(124,444
Less current portion	(1,807,128)	-
Long-term portion of notes payable	$-	$1,754,527

Future minimum principal payments of the 2020 Notes are as follows:

As of March 31,	Amount
2023	$2,000,000
Total	$2,000,000

As of March 31, 2022 and December 31, 2021, accrued interest for these notes payable was $0. As of March 31, 2022, unamortized deferred financing costs and unamortized debt discount were reflected within short term liabilities on the condensed consolidated balance sheets. As of December 31, 2021, unamortized deferred financing costs and unamortized debt discount were reflected within long term liabilities on the condensed consolidated balance sheets.

With respect to all notes outstanding, for the three months ended March 31, 2022 and 2021, interest expense, including the amortization of debt issuance costs and debt discount, was $112,601 and $113,044, respectively.

2020 Notes

On March 2, 2020, we sold 2,000 units, at an offering price of $1,000 per unit, to accredited investors in a private placement offering, with each unit consisting of $1,000 in 12% Subordinated Notes (“2020 Notes”) and 40 shares of our common stock, for aggregate gross proceeds of $2,000,000. The entire outstanding principal and accrued interest of the 2020 Notes are due and payable on February 28, 2023. Interest on the 2020 Notes accrues at the rate of 12% per annum, payable quarterly in cash, beginning on June 30, 2020. Any accrued but unpaid quarterly installment of interest will accrue interest at the rate of 14.0% per annum. Any overdue principal and accrued and unpaid interest at the maturity date will accrue a mandatory default penalty of 20% of the outstanding principal balance and an interest rate of 14% per annum from the maturity date until paid in full. We used a portion of the net proceeds from the private placement offering to finance the acquisitions of Graphic Sciences and CEO Image and the remaining net proceeds for working capital and general corporate purposes. We recognized a debt discount of $320,000 for the 80,000 shares issued in conjunction with the units. The amortization of the debt discount, which will be recognized over the life of the 2020 Notes as interest expense, was $26,666 and $26,667, respectively, for the three months ended March 31, 2022 and 2021.

PPP Note

On April 15, 2020, we were issued an unsecured promissory note (“PPP Note”) under the Paycheck Protection Program through PNC Bank with a principal amount of $838,700. The term of the PPP Note Payable was two years, with an interest rate of 1.0% per annum deferred for the first six months. We received notice on January 20, 2021 that the Small Business Administration had forgiven the full amount of principal and interest of the PPP Note, and we have recognized a gain on extinguishment of debt of $845,083 for the three months ended March 31, 2021.

8. Deferred Compensation

Pursuant to an employment agreement, we have accrued incentive cash compensation for one of our founders totaling $80,662 as of March 31, 2022 and $100,828 as of December 31, 2021. During the three months ended March 31, 2022, we paid $20,166 in deferred incentive compensation, which amount was reflected as a reduction in our deferred compensation liability. We made no deferred incentive compensation payments during the three months ended March 31, 2021.

9. Commitments and Contingencies

From time to time we are involved in legal proceedings, claims and litigation related to employee claims, contractual disputes and taxes in the ordinary course of business. Although we cannot predict the outcome of such matters, currently we have no reason to believe the disposition of any current matter could reasonably be expected to have a material adverse impact on our financial position, results of operations or the ability to carry on any of our business activities.

Employment Agreements

We have entered into employment agreements with three of our key executives, including one of our founders. Under their respective employment agreements, the executives are employed on an “at-will” basis and are bound by typical confidentiality, non-solicitation and non-competition provisions. Deferred compensation for one founder remains outstanding as of March 31, 2022.

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Operating Leases

On January 1, 2010, we entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated September 18, 2021, the lease expires on December 31, 2028. The monthly rental payment is $4,638, with gradually higher annual increases each January up to $5,850 for the final year.

Our subsidiary, Graphic Sciences, uses 36,000 square feet of leased space in Madison Heights, Michigan as its main facility. Graphic Sciences uses about 20,000 square feet for its records storage services, with the remainder of the space used for production, sales, and administration. The monthly rental payment is $41,508, with gradually higher annual increases each September up to $45,828 for the final year, and with a lease term continuing until August 31, 2026. Graphic Sciences also leases and uses a separate 37,000 square foot building in Sterling Heights, Michigan for document storage, except approximately 5,000 square feet for production, and a satellite office in Traverse City, Michigan for production. The monthly Sterling Heights rental payment is $20,452, with gradually higher annual increases each May up to $24,171 for the final year, and with a lease term continuing to April 30, 2028. The monthly Traverse City rental payment is $4,500, with a lease term continuing until January 31, 2024. Graphic Sciences also leases and uses four leased vehicles for logistics. The monthly rental payments for these vehicles total $2,618, with lease terms continuing until October 31, 2024.

Graphic Sciences also leases and uses an additional temporary storage space in Madison Heights, with a monthly rental payment of $1,605 and a lease term on a month-to-month basis. We have made an accounting policy election to not record a right-of-use asset and lease liability for short-term leases, which are defined as leases with a lease term of 12 months or less. Instead, the lease payments are recognized as rent expense in the general and administrative expenses on the statement of operations. For each of the above listed leases, management has determined it will utilize the base rental period and have not considered any renewal periods.

The following table sets forth the future minimum lease payments under these operating leases:

For the Three Months Ending March 31,	Amount
2023	$935,024
2024	924,598
2025	875,314
2026	885,260
2027	578,184
Thereafter	435,103
$4,633,483

Lease costs charged to operations for the three months ended March 31, 2022 and 2021 amounted to $243,301 and $238,075, respectively. Included in the lease costs for the three months ended March 31, 2022 and 2021 were short-term lease costs of $4,814 and $39,105, respectively. The following table sets forth additional information pertaining to our leases:

For the Three Months Ending March 31, 2022:
Operating cash flows from operating leases	$151,032
Weighted average remaining lease term – operating leases	5.1 years
Weighted average discount rate – operating leases	7.01%

Because these leases do not provide an implicit rate, we use an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments.

F-42

10. Stockholders’ Equity

Common Stock

As of March 31, 2022, 2,831,169 shares of common stock were issued and outstanding, 131,700 shares of common stock were reserved for issuance upon the exercise of outstanding warrants, and 497,330 shares of common stock were reserved for issuance under our 2015 Equity Incentive Plan, as amended (the “2015 Plan”).

On March 2, 2020, we sold 955,000 shares of our common stock and certain subordinated notes in a private placement to accredited investors as follows:

●	875,000 shares of our common stock at a purchase price of $4.00 per share, for aggregate gross proceeds of $3,500,000, and

●	2,000 units at a purchase price of $1,000 per unit, with each unit consisting of $1,000 in 12% Subordinated Notes and 40 shares of our common stock, for aggregate gross proceeds of $2,000,000.

In connection with the private placement offering, we paid the placement agent $440,000 in cash, equal to 8% of the gross proceeds of the offering, along with 95,500 warrants to purchase shares of our common stock and reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. The warrants are exercisable at an exercise price at $4.00 per share for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to limited piggyback registration rights. Underwriting expense of $236,761 and debt issuance costs of $135,291 were recorded for the issuance of the March 2, 2020 warrants, utilizing the Black-Scholes valuation model. The fair value of warrants issued was determined to be $3.90. Underwriting expense of $307,867 and debt issuance costs of $175,924 was recorded for the placement agent cash fee and other related legal fees. For the three months ended March 31, 2022 and 2021, interest expense of $25,935 was recorded as amortization of the debt issuance costs for this private placement offering.

Warrants

The following sets forth the warrants to purchase our common stock that were outstanding as of March 31, 2022:

●	Warrants to purchase 3,000 shares of common stock at an exercise price of $15.00 per share exercisable until September 21, 2022, issued to certain 5% stockholders.

●	Warrants to purchase 17,200 shares of common stock at an exercise price of $12.50 per share exercisable until between November 17, 2022 and November 30, 2022, issued to the placement agent in connection with private placements of our convertible promissory notes.

●	Warrants to purchase 16,000 shares of common stock at an exercise price of $9.00 per share exercisable until between September 20, 2023 and September 26, 2023, issued to the placement agent in connection with private placements of our convertible promissory notes.

●	Warrants to purchase 95,500 shares of common stock at an exercise price of $4.00 per share exercisable until March 2, 2025, issued to the placement agent in connection with private placements of our convertible promissory notes.

No warrants were issued during the three months ended March 31, 2022 or 2021.

F-43

11. Stock-Based Compensation

From time to time, we issue stock options and restricted stock as compensation for services rendered by our directors and employees.

Restricted Stock

On January 6, 2022 and February 15, 2021, we issued 8,097 shares and 12,207 shares, respectively, of restricted common stock to our directors as part of their annual compensation plan. The grants of restricted common stock were made outside the 2015 Plan and were not subject to vesting. Stock compensation of $57,500 was recorded on the issuance of the common stock for the three months ended March 31, 2022 and 2021.

Stock Options

We did not make any stock option grants during the three months ended March 31, 2022 or 2021. Stock-based compensation for options was $22,960 and $23,098 during the three months ended March 31, 2022 and 2021, respectively.

A summary of stock option activity during the three months ended March 31, 2022 and 2021 is as follows:

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2022	144,860	$5.61	8 years	$19,200

Outstanding at March 31, 2022	144,860	$5.61	8 years	$19,200

Exercisable at March 31, 2022	68,335	$7.32	7 years	$19,200

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2021	145,360	$5.61	9 years	$19,200

Outstanding at March 31, 2021	145,360	$5.61	9 years	$19,200

Exercisable at March 31, 2021	41,560	$9.34	8 years	$19,200

F-44

As of March 31, 2022 and December 31, 2021, there was $207,660 and $230,620, respectively, of total unrecognized compensation costs related to stock options granted under our stock option agreements. The unrecognized compensation cost is expected to be recognized over a weighted-average period of two years. The total fair value of stock options that vested during the three months ended March 31, 2022 and 2021 was $10,238 and $10,800, respectively.

12. Concentrations

Revenues from a limited number of customers have accounted for a substantial percentage of our total revenues. During the three months ended March 31, 2022 and 2021, our two largest customers, the State of Michigan, and Rocket Mortgage, both direct clients, accounted for 40% and 10%, and 46% and 11%, respectively, of our total revenues.

For the three months ended March 31, 2022 and 2021, government contracts represented approximately 60% and 64% of our net revenues, respectively. A significant portion of our sales to resellers represent ultimate sales to government agencies.

As of March 31, 2022, accounts receivable concentrations from our three largest customers were 43%, 10%, and 9% of our gross accounts receivable, respectively by customer. As of March 31, 2021, accounts receivable concentrations from our two largest customers were 40% and 17% of gross accounts receivable, respectively by customer. Accounts receivable balances from our two largest customers at March 31, 2022 have been partially collected.

13. Certain Relationships and Related Transactions

We did not participate in any related person transactions during the three-month period ended March 31, 2022 or 2021.

14. Provision For Income Taxes

The Company files income tax returns in the U.S. Federal jurisdiction and various state jurisdictions. For the three months ended March 31, 2022 and 2021, we have recognized the minimum amount of state income tax as required by the states in which we are required to file taxes. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

A reconciliation is provided below of the U.S. Federal income tax expense at a statutory rate of 21% for the three months ended March 31, 2022 and 2021:

	March 31, 2022	March 31, 2021
U.S. statutory rate	21%	21%
U.S. Federal income tax at statutory rate	$(4,226)	$177,030)
Increase (decrease) in income taxes due to:
Non-taxable PPP loan and accrued interest recovery	-	(176,190)
Non-deductible earnout expense	11,220	14,700
Non-deductible goodwill amortization	9,989	10,080
Other differences	93	1,380
Other change in valuation allowance	(17,076)	(27,000)
Income tax benefit	$-	$-

The approximate tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

	March 31, 2022	December 31, 2021
Deferred tax assets
Reserves and accruals not currently deductible for tax purposes	$47,622	$50,558
Amortizable assets	33,950	32,615
Net operating loss carryforwards	3,926,322	3,942,488
	4,007,894	4,025,661
Deferred tax liabilities
Property and equipment	(224,792)	(225,484)
Net Deferred tax assets	3,783,102	3,800,177
Valuation allowance	(3,783,102)	(3,800,177)
	$-	$-

As of March 31, 2022 and December 31, 2021, we had federal net operating loss carry forwards of approximately $18,685,000 and $18,762,000, respectively, which can be used to offset future federal income tax. A portion of the federal and state net operating loss carry forwards expire at various dates through 2040, and a portion of the net operating loss carry forwards have an indefinite carry forward period. We recorded a valuation allowance against all of our deferred tax assets as of both December 31, 2021, and December 31, 2020. We intend to continue maintaining a full valuation allowance on our deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances. Release of the valuation allowance would result in the recognition of certain deferred tax assets and a decrease to income tax expense for the period the release is recorded. However, the exact timing and amount of the valuation allowance release are subject to change on the basis of the level of profitability that we are able to actually achieve.

F-45

15. Subsequent Events

Incentive Stock Option Issuance

On April 14, 2022, we issued incentive stock option awards to purchase an aggregate of 220,587 shares, with an exercise price of $6.08 per share, to seven members of our executive and management teams, subject to three-year vesting and in accordance with the terms and conditions of our 2015 Equity Incentive Plan. Stock compensation of approximately $1.2 million will be recorded over the vesting period.

Private Securities Offering

On April 1, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors, pursuant to which we issued and sold (i) 1,242,588 shares of the Company’s Common Stock, at a price of $4.62 per share, for aggregate gross proceeds of $ 5,740,756 and (ii) $2,964,500 in 12% Subordinated Notes (“Notes”), for aggregate gross proceeds of $8,705,256 for the combined private placement pursuant to the Securities Purchase Agreement (the “Offering”).  We used a portion of the net proceeds of the Offering to finance the acquisition of Yellow Folder described below, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially debt reduction and other future acquisitions.

The principal amount of the Notes, together with any accrued and unpaid interest thereon, become due and payable on March 30, 2025. Interest on the Notes will accrue at the rate of 12% per annum, payable quarterly in cash, beginning on June 30, 2022 and the entire outstanding principal and accrued but unpaid interest due on the Notes is payable on the maturity date. Any accrued but unpaid quarterly installment of interest shall accrue interest at the rate of 14.0% per annum. Any overdue principal and accrued and unpaid interest at the Maturity Date shall accrue a mandatory default penalty of 20% of the outstanding principal balance and an interest rate of 14% per annum from the maturity date until paid in full.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of the Securities Purchase Agreement. In compensation, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the offering, along with warrants to purchase shares of Company common stock, an extension of its existing warrants, and reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. On April 1, 2022, the Company paid the placement agent cash in the amount of $696,420 and issued the placement agent warrants to purchase 124,258 shares at an exercise price at $4.62 per share, which are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to limited piggyback registration rights. In addition, we agreed to extend the expiration date of all currently outstanding warrants previously issued to the placement agent and/or its assignees to March 30, 2027.

Acquisition of Yellow Folder, LLC

On April 1, 2022, the Company acquired substantially all of the assets of Yellow Folder, LLC, a Texas limited liability company (“Yellow Folder”). Located in Dallas, Yellow Folder is a document solutions company that specializes in the K-12 education market.

The acquisition was consummated pursuant to an Asset Purchase Agreement, dated as of April 1, 2022 (the “Purchase Agreement”). The purchase price for Yellow Folder consisted of approximately $6.5 million in cash, on a cash-free, debt-free basis, with a preliminary working capital negative adjustment of $116,731, which remains subject to a post-closing net working capital true-up adjustment.

The Company incurred $70,051 of related acquisition costs in the three months ended March 31, 2022 which are reflected in transaction costs in the Condensed Consolidated Statement of Operations. The Company expects to report Yellow Folder as part of its Document Management segment during fiscal year 2022. The acquisition qualifies as a business combination and will be accounted for using the acquisition method of accounting.

As a result of limited access to Yellow Folder information required to prepare initial accounting, together with the limited time since the acquisition date and the effort required to conform the financial statements to the Company’s practices and policies, the initial accounting for the business combination is incomplete at the time of this filing. As a result, the Company is unable to provide the amounts recognized as of the Yellow Folder acquisition date for the major classes of assets acquired and liabilities assumed, pre-acquisition contingencies and goodwill. The financial statements for Yellow Folder, including pro forma balance sheets and statements of operations for the combined entity, were filed in the Company’s Current Report on 8-K on June 15, 2022, and are also included as financial statements in this Prospectus.

F-46

To the Board of Directors and Shareholders

Yellow Folder, LLC

Carrollton, Texas

Independent Auditor’s Report

Opinion

We have audited the accompanying financial statements of Yellow Folder, LLC (the Company), which comprise the balance sheet as of December 31, 2021, and the related statements of operations and changes in members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter – Subsequent Event

As discussed in the Subsequent Event Note to the financial statements, on April 1, 2022, the Company entered into an agreement to sell substantially all of the assets of the Company for a purchase price of approximately $6,500,000 subject to a post-closing net working capital adjustment.

F-47

To the Board of Directors and Shareholders

Yellow Folder, LLC

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GBQ Partners LLC

Columbus, Ohio

June 10, 2022

F-48

YELLOW FOLDER, LLC

Balance Sheet

December 31, 2021

The accompanying notes are an integral part of the financial statements.

F-49

YELLOW FOLDER, LLC

Statement of Operations

For the Year Ended December 31, 2021

The accompanying notes are an integral part of the financial statements

F-50

YELLOW FOLDER, LLC

Statements of Changes in Member's Deficit

For the Year Ended December 31, 2021

The accompanying notes are an integral part of the financial statements

F-51

YELLOW FOLDER, LLC

Statement of Cash Flows

For the Year Ended December 31, 2021

The accompanying notes are an integral part of the financial statements

F-52

yellow folder, llc

Notes to Financial Statements

December 31, 2021

Nature and Scope of Business

Yellow Folder, LLC (the Company), located in Carrollton, Texas, is a closely held Texas company whose principal business activities consist of providing document securing/ management services within a private, HIPPA and FERPA compliant database to K-12 school districts across the United States as well as storage and other auxiliary services.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is based on agreed-upon contractual terms, and billed at periodic intervals.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At December 31, 2021, management has recorded an allowance for doubtful accounts of $19,440.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Depreciation expense was approximately $36,954 for the year ended December 31, 2021.

F-53

yellow folder, llc

Notes to Financial Statements

December 31, 2021

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services, including any variable consideration.

Nature of Products and Services

The Company has three streams of revenue, Software as a Service (SaaS) related to arrangements that provide customers the use of the Company’s software application, Box storage services and other revenues comprised by; Image processing, retrieval and other miscellaneous professional service offerings. SaaS and Box storage revenues are recognized ratably over time based on the passage of time as the customer receives the benefit. Image processing, retrieval and other miscellaneous service offering revenues are recognized using an input or output method (images scanned or labor hours incurred).

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a contract asset when revenue is recognized prior to invoicing, or deferred revenue when revenue is recognized subsequent to invoicing.

Costs to Obtain a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if the expected benefit of those costs is longer than one year. The Company has determined that certain sales incentive programs, primarily commissions, meet the requirements to be capitalized. Total capitalized costs to obtain a contract are included in Contract Assets within the accompanying balance sheet and are amortized over a 3-year period.

Income Taxes

The Company is a limited liability company and is taxed as a partnership. Therefore, its taxable income or loss is included in its members’ federal and state income tax returns. Accordingly, no provision for federal or state income taxes is recorded in these financial statements. The Company is subject to local income taxes.

The Company accounts for uncertainty in income taxes in its financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), 740, Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

F-54

yellow folder, llc

Notes to Financial Statements

December 31, 2021

Summary of Significant Accounting Policies (continued)

New Accounting Pronouncement

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2021. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at one financial institution, which may exceed federally insured amounts at various times.

Software Development Costs

The Company continuously monitors its software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years. No such costs were capitalized in 2021. For the year ended December 31, 2021 the Company expensed research and development costs related to computer software costs of $831,169.

Capital Lease Obligations

The Company leases certain computer servers under capital lease obligations that mature in 2023. The cost of the servers are included in the accompanying balance sheet as property and equipment. As of December 31, 2021, the cost of the capital lease servers was $286,517 and both have been fully depreciated as of December 31, 2021. Depreciation expense of the leased servers at December 31, 2021 was $31,836. Both leases contain a bargain purchase option, which allows the Company to purchase the equipment at the end of the lease term for substantially less than fair market value.

F-55

yellow folder, llc

Notes to Financial Statements

December 31, 2021

Capital Lease Obligations (continued)

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of December 31, 2021 are as follows:

Interest expense charged on capital leases was approximately $5,495 for the year ended December 31, 2021.

Sales

Revenues within the accompanying statement of operations consist of the following for the year ended December 31, 2021:

Contract Assets

Activity in contract assets (deferred commissions) for the year ended December 31, 2021 was as follows:

F-56

yellow folder, llc

Notes to Financial Statements

December 31, 2021

Contract Assets (continued)

The following is a schedule of the future amortization of deferred commissions as of December 31, 2021:

Members’ Equity

As of December 31, 2021, the Company had 100,000 shares of Class A units and 683 shares of Class B units issued and outstanding, respectively. For the twelve months ended December 31, 2021 $600,000 of distributions were declared and paid on the Class A units. The Class B units have no voting rights or decision-making authority. The total of liquidation preference amount in the aggregate for the class A units relative to Class B units is approximately $52,000,000 at December 31, 2021.

Leasing Arrangements

The Company leases an office for its personnel and a storage unit for customer documents both under month to month operating leases. The operating leases have monthly rental payments of $375 and $32, respectively. The Company is responsible for maintenance, taxes and other expenses associated with the leased property.

Total lease expense amounted to approximately $4,800 for the year ended December 31, 2021.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the year ended December 31, 2021.

Subsequent Events

On April 1, 2022, substantially all of the assets of the Company were sold for a purchase price of approximately $6,500,000 subject to a post-closing net working capital adjustment.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

F-57

YELLOW FOLDER, LLC

Balance Sheets

	(unaudited)
	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$545,341	$548,895
Accounts receivable, net of allowance	92,805	83,451
Other contract assets	73,114	73,114
Prepaid expenses	38,913	59,442
Total current assets	750,173	764,902

Property and equipment, at cost
Computer equipment	1,312,086	1,282,494
Furniture and fixtures	17,690	17,690
	1,329,776	1,300,184
Accumulated depreciation	(1,288,401)	(1,279,161)
Total property and equipment, net	41,375	21,023
Total assets	$791,548	$785,925

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$58,157	$42,246
Accrued expenses	115,539	67,628
Capital lease obligations - current portion	-	59,286
Deferred revenues	1,053,219	1,305,475
Total current liabilities	1,226,915	1,474,635

Long-term liabilities:
Capital lease obligations, net of current portion	-	25,546
Total liabilities	1,226,915	1,500,181

Members’ deficit	(435,637)	(714,256)
Total liabilities and members’ deficit	$791,548	$785,925

The accompanying notes are an integral part of the financial statements.

F-58

YELLOW FOLDER, LLC

Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Sales	$803,613	$666,858

Cost of sales	318,409	197,209

Gross profit	485,204	469,649

Selling, general and administrative expenses	206,315	212,076

Operating income	278,889	257,573

Other expense, net	-	-

Net income	$278,889	$257,573

The accompanying notes are an integral part of the financial statements.

F-59

YELLOW FOLDER, LLC

Statements of Members’ Deficit

For the Three Months Ended March 31, 2022 and 2021

	Class A Units	Class B Units	Members’ Deficit

Balance, December 31, 2020 (Unaudited)	$(1,064,231)	$341,500	$(722,731)

Net Income	257,573	-	257,573

Balance, March 31, 2021 (Unaudited)	$(806,658)	$341,500	$(465,158)

Balance, December 31, 2021	$(1,055,756)	$341,500	$(714,256)

Net Income	278,889	-	278,889

Balance, March 31, 2022 (Unaudited)	$(776,867)	$341,500	$(435,367)

The accompanying notes are an integral part of the financial statements.

F-60

YELLOW FOLDER, LLC

Statement of Cash Flows

(Unaudited)

For the Three Months Ended March 31,
2022

Cash flow from operating activities:
Net income	$278,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,240
Changes in operating assets and liabilities:
Accounts receivable	(9,354)
Prepaid expenses	20,529
Accounts payable and accrued expenses	63,822
Deferred revenue	(252,256)
Total adjustments	(168,019)
Net cash provided by operating activities	110,870

Cash flows from investing activities:
Purchases of property and equipment	(29,592)
Net cash used in investing activities	(29,592)

Cash flows from financing activities:
Payment of capital lease obligations	(84,832)
Net cash (used in) financing activities	(84,832)

Net decrease in cash	(3,554)
Cash - beginning of period	548,895
Cash - end of period	$545,341

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$6,000

The accompanying notes are an integral part of the financial statements.

F-61

YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Nature and Scope of Business

Yellow Folder, LLC (the Company), located in Carrollton, Texas, is a closely held Texas company whose principal business activities consist of providing document securing/ management services within a private, HIPPA and FERPA compliant database to K-12 school districts across the United States as well as storage and other auxiliary services.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is based on agreed-upon contractual terms, and billed at periodic intervals.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At March 31, 2022, management has recorded an allowance for doubtful accounts of $19,440.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Depreciation expense was approximately $3,080 for the three months ended March 31, 2022 and 2021.

F-62

YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services, including any variable consideration.

Nature of Products and Services

The Company has three streams of revenue, Software as a Service (SaaS) related to arrangements that provide customers the use of the Company’s software application, Box storage services and other revenues comprised by; Image processing, retrieval and other miscellaneous professional service offerings. SaaS and Box storage revenues are recognized ratably over time based on the passage of time as the customer receives the benefit. Image processing, retrieval and other miscellaneous service offering revenues are recognized using an input or output method (images scanned or labor hours incurred).

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a contract asset when revenue is recognized prior to invoicing, or deferred revenue when revenue is recognized subsequent to invoicing.

Costs to Obtain a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if the expected benefit of those costs is longer than one year. The Company has determined that certain sales incentive programs, primarily commissions, meet the requirements to be capitalized. Total capitalized costs to obtain a contract are included in Contract Assets within the accompanying balance sheet and are amortized over a 3-year period.

Income Taxes

The Company is a limited liability company and is taxed as a partnership. Therefore, its taxable income or loss is included in its members’ federal and state income tax returns. Accordingly, no provision for federal or state income taxes is recorded in these financial statements. The Company is subject to local income taxes.

The Company accounts for uncertainty in income taxes in its financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), 740, Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

F-63

YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Summary of Significant Accounting Policies (continued)

New Accounting Pronouncement

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2021. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at one financial institution, which may exceed federally insured amounts at various times.

Software Development Costs

The Company continuously monitors its software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years. No such costs were capitalized in 2022 or 2021. For the three months ended March 31, 2022 and 2021 the Company expensed research and development costs related to computer software costs of $173,575 and $178,358.

Capital Lease Obligations

As of March 31, 2022 no capital leases remained for certain computer servers and the servers have been fully depreciated as of March 31, 2022. Depreciation expense of the leased servers for the three months ended March 31, 2021 was $19,101. Interest expense charged on capital leases was approximately $950 and $1,624 for the three months ended March 31, 2022 and 2021.

Sales

Revenues within the accompanying statement of operations consist of the following:

	For the three months ended:
	March 31, 2022	March 31, 2021
Software as a service	$672,317	$581,129
Box storage revenues	83,240	63,841
Other revenues	48,056	21,888
Total net revenues	$803,613	$666,858

Contract Assets

Activity in contract assets (deferred commissions) for the three months ended March 31, 2022 and 2021 was as follows:

	March 31, 2022	March 31, 2021
Contract assets, net - beginning of year	$73,114	$13,670
Additions	26,916	3,900
Amortization	(7,474)	(1,381)
Contract assets, net - end of year	$92,556	$16,189

The following is a schedule of the future amortization of deferred commissions as of March 31, 2022:

2023	$47,175
2024	34,114
2025	11,266
Total	92,556

F-64

YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Members’ Equity

As of March 31, 2022 and 2021, the Company had 100,000 shares of Class A units and 683 shares of Class B units issued and outstanding, respectively. The Class B units have no voting rights or decision-making authority. The total of liquidation preference amount in the aggregate for the class A units relative to Class B units is approximately $52,000,000 at March 31, 2022.

Leasing Arrangements

The Company leases an office for its personnel and a storage unit for customer documents both under month to month operating leases. The operating leases have monthly rental payments of $375 and $32, respectively. The Company is responsible for maintenance, taxes and other expenses associated with the leased property.

Total lease expense amounted to approximately $1,200 for the three months ended March 31, 2022 and 2021.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the three months ended March 31, 2022 and 2021.

Subsequent Events

On April 1, 2022, substantially all of the assets of the Company were sold for a purchase price of approximately $6,500,000 subject to a post-closing net working capital adjustment.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

F-65

Unaudited Pro Forma Condensed Combined Financial Statements

On April 1, 2022, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired substantially all of the assets of Yellow Folder, LLC (“Yellow Folder”). The consideration paid by the Company to the stockholders of Yellow Folder consisted of approximately $6.5 million in cash.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and should be read in conjunction with the:

●	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

●	Separate historical financial statements of Intellinetics included in its Annual Report on Form 10-K for the year ended December 31, 2021; and

●	Separate historical financial statements of Yellow Folder for the year ended December 31, 2021, which are included in Exhibit 99.1 to this Current Report on Form 8-K/A.

●	Separate historical financial statements of Yellow Folder for the quarter ended March 31, 2022 and 2021, which are included in Exhibit 99.2 to this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with Yellow Folder as if the acquisition had occurred on December 31, 2021 and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with Yellow Folder as if the acquisition had occurred on January 1, 2021 and includes adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The pro forma condensed combined financial statements are not necessarily indicative of what Intellinetics’ financial position or results of operations actually would have been had the Company completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The Company has not completed a full, detailed valuation analysis necessary to determine the fair values of Yellow Folder’s identifiable assets acquired and liabilities assumed in the acquisition. However, a preliminary valuation analysis based upon assumptions used by management was performed as of December 31, 2021, the date of which the acquisition is deemed to have occurred for purposes of the pro forma balance sheet, related to its assets and liabilities, including intangible assets. The acquisition of Yellow Folder created goodwill as the acquisition consideration exceeded the fair value attributable to identifiable assets and liabilities. The unaudited pro forma combined balance sheet includes only preliminary estimates assuming the acquisition had occurred on December 31, 2021. The final valuation of amounts of assets acquired and liabilities assumed in the acquisition accounting will be based on their respective fair values as determined as of April 1, 2022, the date of acquisition, and may differ significantly from these preliminary estimates.

The pro forma financial statements do not include integration costs expected to result from the acquisition or the realization of any cost synergies or revenue synergies expected to result from the acquisition. The effects of the foregoing excluded items could, individually or in the aggregate, materially impact the pro forma financial statements.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q and Yellow Folder’s historical information included herein.

F-66

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2021

			Pro Forma
	Intellinetics	Yellow Folder	Adjustments		Combined
ASSETS

Current assets:
Cash	$1,752,630	$548,895	$876,672	a	$3,178,197
Accounts receivable, net	1,176,059	83,451	-		1,259,510
Accounts receivable – unbilled	444,782	-	-		444,782
Parts and supplies – net	76,691	-	-		76,691
Other contract assets	78,556	73,114	-		151,670
Prepaid expenses and other current assets	155,550	59,442	-		214,992

Total current assets	$3,684,268	$764,902	$876,672		$5,325,842

Property and equipment, net	1,091,780	21,023	-		1,112,803
Right of use asset	3,841,612	-	-		3,841,612
Other assets	53,089	-	-		53,089
Intangible assets, net	968,496	-	3,888,798	d	4,857,294
Goodwill	2,322,887	-	3,888,798	d	6,211,685

Total assets	$11,962,132	$785,925	$8,654,268		$21,402,325

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$181,521	$42,246	$-		$223,767
Accrued compensation	343,576	-	-		343,576
Accrued expenses, other	161,862	67,628	16,008	b	245,498
Lease liability - current	616,070	59,286	(59,286)	c	616,070
Deferred revenues	1,194,649	1,305,475	-		2,500,124
Deferred compensation	100,828	-	-		100,828
Earnout liabilities - current	958,818	-	-		958,818

Total current liabilities	$3,557,324	$1,474,635	$(43,278)		$4,988,681

Long-term liabilities:
Notes payable	$1,754,527	$-	$-		$1,754,527
Subordinated notes	-	-	2,727,340	e	2,727,340
Lease liability - net of current portion	3,316,682	25,546	(25,546)	c	$3,316,682
Earnout liabilities - net of current portion	671,863	-	-		671,863

Total long-term liabilities	$5,743,072	$25,546	$2,701,794		$8,470,412

Total liabilities	$9,300,396	$1,500,181	$2,658,516		$13,459,093

Stockholders’ Equity (Deficit):
Common Stock	$2,823	$-	$1,243	f	$4,066
Additional paid-in capital	24,297,229	-	5,280,253	h	29,577,482
Accumulated (deficit) equity	(21,638,316)	(714,256)	714,256	i	(21,638,316)
Total stockholders’ (deficit) equity	2,661,736	(714,256)	5,995,752		$7,943,232
Total liabilities and stockholders’ deficit	$11,962,132	$785,925	$8,654,268		$21,402,325

See notes to these unaudited pro forma condensed combined financial statements.

F-67

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

				Pro Forma
	Intellinetics		Yellow Folder	Adjustments		Combined

Total revenues	$11,460,265		$2,813,474	$-		$14,273,739

Total cost of revenues	$4,517,283		$1,038,204	$-		$5,555,487

Gross profit	$6,942,982		$1,775,270	$-		$8,718,252

Total operating expenses	$5,977,994		$1,153,603	$486,100	j	$7,617,697

Income from operations	$964,988		$621,667	$(486,100)		$1,100,555

Other income (expense)
Other income (expense)	$845,083		$(13,192)			$831,891
Interest expense, net	$(452,120)	$				$(452,120)

Net income	$1,357,951		$608,475	$(486,100)		$1,480,326

Basic net income per share:	$0.48					$0.36
Diluted net income per share:	$0.44					$0.33
Weighted average number of common shares outstanding - basic	2,822,972			1,242,588	g	4,065,560
Weighted average number of common shares outstanding - diluted	3,104,820			1,366,846		4,471,666

See notes to these unaudited pro forma condensed combined financial statements.

F-68

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2022

			Pro Forma
	Intellinetics	Yellow Folder	Adjustments		Combined

ASSETS

Current assets:
Cash	$2,172,758	$545,341	$880,226	a	$3,598,325
Accounts receivable, net	898,399	92,805	20,215	b	1,011,419
Accounts receivable – unbilled	473,986	-	-		473,986
Parts and supplies – net	65,713	-	-		65,713
Other contract assets	86,603	73,114	15,926	b	175,643
Prepaid expenses and other current assets	211,087	38,913	8,476	b	258,476

Total current assets	$3,908,546	$750,173	$924,843		$5,583,562

Property and equipment, net	1,087,832	41,375	9,012	b	1,138,219
Right of use asset	3,687,107	-	-		3,687,107
Other assets	79,293	-	-		79,293
Intangible assets, net	914,377	-	3,888,798	d	4,803,175
Goodwill	2,322,887	-	3,888,798	d	6,211,685

Total assets	$12,000,042	$791,548	$8,711,451		$21,503,041

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$330,270	$58,157	$12,668	b	$401,095
Accured compensation	287,044	-	-		287,044
Accrued expenses, other	155,384	115,539	25,167	b	296,090
Lease liability - current	635,423	-	-		635,423
Deferred revenues	1,136,066	1,053,219	229,413	b	2,418,698
Deferred compensation	80,662	-	-		80,662
Earnout liabilities - current	994,527	-	-		994,527
Notes payable - net	1,807,128	-	-		1,807,128

Total current liabilities	$5,426,504	$1,226,915	$267,248		$6,920,667

Long-term liabilities:
Subordinated notes	$-	$-	$2,727,340	e	$2,727,340
Lease liability - net of current portion	3,151,110	-	-		3,151,110
Earnout liabilities - net of current portion	700,358	-	-		700,358

Total long-term liabilities	$3,851,468	$-	$2,727,340		$6,578,808

Total liabilities	$9,277,972	$1,226,915	$2,994,588		$13,499,475

Stockholders’ Equity (Deficit):
Common Stock	$2,831	$-	$1,243	f	$4,074
Additional paid-in capital	24,377,681	-	5,280,253	h	29,657,934
Accumulated (deficit) equity	(21,658,442)	(435,367)	435,367	i	(21,658,442)
Total stockholders’ (deficit) equity	2,722,070)	(435,367)	5,716,863		$8,003,566)
Total liabilities and stockholders’ deficit	$12,000,042	$791,548	$8,711,451		$21,503,041

See notes to these unaudited pro forma condensed combined financial statements.

F-69

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2022

		Yellow	Pro Forma
	Intellinetics	Folder	Adjustments		Combined

Total revenues	$2,703,512	$803,613	$-		$3,507,125

Total cost of revenues	$1,071,675	$318,409	$-		$1,390,084

Gross profit	$1,631,837	$485,204	$-		$2,117,041

Total operating expenses	$1,539,362	$206,315	$121,525	j	$1,867,202

Income from operations	$92,475	$278,889	$(121,525)		$249,839

Interest expense, net	$(112,601)	$-	$-		(112,601)

Net income (loss)	$(20,126)	$278,889	$(121,525)		$137,238

Basic net income (loss) per share:	$(0.01)				$0.03
Diluted net income (loss) per share:	$(0.01)				$0.03
Weighted average number of common shares outstanding - basic	2,830,899		1,242,588	g	4,073,487
Weighted average number of common shares outstanding - diluted	2,830,899		1,366,846		4,197,745

See notes to these unaudited pro forma condensed combined financial statements.

F-70

1. Transaction and Basis of Presentation

On April 1, 2022, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired substantially all the assets of Yellow Folder, LLC, a Texas limited liability company (“Yellow Folder”). Located in Dallas, Yellow Folder is a document solutions company that specializes in the K-12 education market.

The Acquisition was consummated pursuant to an Asset Purchase Agreement, dated as of April 1, 2022 (the “Purchase Agreement”), by and among the Company, as the purchaser, Yellow Folder, as the seller, and 16th Fairway, LLC, TAG 2103 Investment Trust, Elderly Moose, LLC, and Double Wolves, Inc., collectively, as the members. The board of directors of the Company approved the Purchase Agreement and the transactions contemplated thereby. The purchase price for Yellow Folder consisted of approximately $6.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment, with a preliminary working capital negative adjustment of $116,731. The acquisition was effective as of 12:01 a.m. on April 1, 2022. The Company financed the transaction by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) 1,242,588 shares of the Company’s common stock, at a price of $4.62 per share, for aggregate gross proceeds of $5,740,756 and (ii) $2,964,500 in 12% Subordinated Notes, for aggregate gross proceeds of $8,705,256 for the combined private placement.

The accompanying unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with Yellow Folder as if the acquisition had occurred on December 31, 2021 and the unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with Yellow Folder as if the acquisition had occurred on January 1, 2021. The accompanying pro forma condensed combined financial statements include management’s assumptions and certain adjustments described in greater detail below.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Yellow Folder’s assets acquired and liabilities assumed and conformed the accounting policies of Yellow Folder to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

F-71

The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition. Additionally, the unaudited pro forma condensed combined financial information does not reflect additional revenue opportunities following the acquisition. The unaudited pro forma condensed combined financial information also does not impute any on-going financing costs which the Company may or may not incur related to the transaction.

Certain reclassifications have been made relative to Yellow Folder’s historical financial statements to conform to the financial statement presentation of Intellinetics. Such reclassifications are described in further detail in Note 5 to the unaudited pro forma condensed combined financial statements.

2. Accounting Policies

As a result of the continuing review of Yellow Folder’s accounting policies, Intellinetics may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma combined condensed financial statements do not assume any differences in accounting policies other than as described in Note 4.

3. Purchase Price and Allocation

The following table sets forth the purchase consideration paid to shareholders of Yellow Folder on April 1, 2022, the date of acquisition. The preliminary purchase price allocation set forth below assumes the acquisition had closed on December 31, 2019:

Consideration paid to Yellow Folder’s members:
Cash	$6,500,000
Working capital adjustment	(116,731)
Total consideration	$6,383,269

Preliminary purchase price allocation
Accounts receivable	$83,451
Prepaid expenses	59,442
Contract assets	73,114

Property and equipment	21,023
Accounts payable	(42,246)
Accrued expenses	(67,628)
Deferred liability	(1,305,475)
Total tangible assets acquired and liabilities assumed	(1,394,326)
Intangible assets	3,888,798
Goodwill	3,888,798
Total pro forma net assets acquired	$6,383,269

The final determination of the purchase price allocation and the amount of goodwill acquired will be based on Yellow Folder’s assets acquired and liabilities assumed as of April 1, 2022, the date of acquisition.

F-72

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of net assets is expected to be completed as soon as possible but no later than one year from the acquisition date. The Company will adjust its estimates as needed based upon the final valuation. The following is a summary of preliminary valuation estimates along with management’s assumptions included in the adjustments reflected in the pro forma condensed combined financial information:

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts which management believes approximate their fair values as of the assumed date of acquisition.

Accrued and other liabilities: Accrued expenses were adjusted to record combined estimated transaction costs incurred. These costs were incurred after December 31, 2021, but are included as an adjustment to accrued and other liabilities and accumulated deficit for purposes of presenting the pro forma condensed combined balance sheet as if the transaction had occurred on December 31, 2021. These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2021, as they are not expected to have a continuing impact on future operations.

Identifiable intangible assets: At this time, the Company’s estimates of the fair values of intangible assets are still subject to considerable uncertainty, as substantial amounts of Yellow Folder’s data must be thoroughly analyzed before more precise valuations can be determined. The Company anticipates that these analyses will be completed during the measurement period following the closing date.

Goodwill: Goodwill represents the excess of the acquisition consideration over the preliminary estimated fair values of nets assets acquired. Goodwill presented in the unaudited combined balance sheet was based on the net assets as if the acquisition had occurred on December 31, 2021. Goodwill for the final allocation of the purchase price will be based on the fair value of the net assets acquired on April 1, 2022, the date of acquisition.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the consideration paid to Yellow Folder’s stockholders and to adjust amounts related to the tangible and intangible assets and liabilities of Yellow Folder to reflect the preliminary estimate of their fair values and the impact on the combined statement of income as if Intellinetics and Yellow Folder had been combined during the periods presented. The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	To record an adjustment to remove Yellow Folder cash not acquired in transaction. This amount is offset by an increase in cash related to remaining unused net proceeds from equity offering.

(b)	To record an adjustment to accounts to align with opening balance amounts based on preliminary fair value assessment.

(c)	To record an adjustment to remove Yellow Folder short and long term capital lease liability not included or acquired in transaction.

(d)	To record an adjustment to record intangible assets and goodwill based on preliminary purchase price allocation.

(e)	To record an adjustment to record the issuance of subordinated notes, net of related financing fees, as net proceeds were used in connection with the transaction

(f)	To record an adjustment to commons stock for stock issuance.

(g)	To adjust number of shares outstanding and basic and diluted EPS based on stock issuance.

(h)	Adjustments to remove Yellow Folder additional paid in capital, offset by an increase due to stock issuance net of transaction costs.

(i)	To remove Yellow Folder retained earnings.
(j)	To record an adjustment for amortization of intangibles based on purchase accounting adjustments.

5. Non-recurring Transaction Costs

The Company and Yellow Folder have incurred and the Company will continue to incur certain non-recurring transaction expenses. The pro forma condensed combined balance sheet as of December 31, 2021 includes an adjustment of approximately $335,000 to accrued and other liabilities for combined estimated transaction costs (See Note 2 above). These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2021, as they are not expected to have a continuing impact on future operations.

6. Pro Forma Combined Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma condensed combined statements of operations is computed based on the weighted-average number of shares outstanding:

Twelve months ended December 31, 2021
Pro forma net income	$1,480,326
Intellinetics’ weighted average shares, basic	2,822,972
Shares expected to be issued in conjunction with acquisition of Yellow Folder	1,242,588
Pro forma weighted average shares, basic	4,065,560
Pro from net income per share, basic	$0.36

Pro forma net income	$1,480,326
Intellinetics’ weighted average shares, diluted	3,104,820
Shares expected to be issued in conjunction with acquisition of Yellow Folder	1,366,846
Pro forma weighted average shares, diluted	4,471,666
Pro from net income per share, diluted	$0.33

F-73

1,366,846 Shares of Common Stock

INTELLINETICS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that are payable by the Registrant in connection with the offering described in the prospectus that is part of this Registration Statement. All amounts, other than the SEC Registration Fee, are estimates. Although the Registrant will not receive any of the proceeds from the sale of the shares of our common stock being registered in this Registration Statement, the Registrant agreed to bear the costs and expenses of the registration of such shares.

SEC registration fee	$553.71
Printing fees and expenses	2,000
Accounting fees and expenses	12,000
Legal fees and expenses	25,000
Total	$39,553.71

Item 14. Indemnification of Directors and Officers.

The Nevada General Corporation Law, our Articles of Incorporation, and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Actions by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Successful Defense

To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Registrant only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Registrant may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Registrant has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Registrant.

Item 15. Recent Sales of Unregistered Securities

The offers, sales, and issuances of the securities described below were exempt from the registration requirements under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, including Regulation D promulgated thereunder, regarding transactions by an issuer not involving a public offering. All purchasers of securities in the following transactions represented that they were accredited investors and were acquiring the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration under the Securities Act. All certificates representing the securities in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

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2019 Convertible Bridge Notes

On November 15, 2019, the Registrant issued the 2019 Bridge Notes to certain accredited investors as described above, with an aggregate principal balance of $397,728. The terms provided for an original issue discount of 12% and maturity on May 15, 2020. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Registrant in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the non-OID portion of the 2019 Bridge Notes into shares of common stock as part of the 2020 private placement, described below.

2020 Private Placement

On March 2, 2020, the Registrant completed the 2020 private placement with certain accredited investors, pursuant to which the Registrant issued and sold (i) 875,000 shares of the Registrant’s common stock, at a price of $4.00 per Share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 Units, with each Unit consisting of $1,000 in 12% subordinated notes and 40 shares of Registrant’s common stock, for aggregate gross proceeds of $2,000,000 and $5,500,000 for the combined private placement. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, will become due and payable on February 28, 2023. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid Taglich Brothers, Inc. a cash payment of $440,000, which represented an 8% commission of the gross proceeds received in this closing. In addition, Taglich Brothers, Inc. earned warrants to purchase 95,500 shares of common stock, which represented 8% of the shares of common stock sold, which have an exercise price of $4 per share.

2020 Note Conversion

On March 2, 2020, the Registrant entered into amendments to all of its currently outstanding convertible promissory notes, which were issued by the Registrant to various investors in 2016, 2017, and 2018. As amended, the 2016-2018 Notes permitted the Registrant to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms as those offered to investors in any concurrent private placement of securities. In accordance with the amended terms, the Registrant converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into shares of common stock at a conversion price of $4.00 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent for the 2020 note conversion. In connection with the 2020 note conversion, the Registrant issued 35,250 shares of common stock to Taglich Brothers, Inc., which, based on the conversion price of $4.00 per share, was equal to 3% of the original principal amount of the converted notes.

2022 Private Placement

On April 1, 2022, the Registrant completed the 2022 private placement with certain accredited investors, pursuant to which the Registrant issued and sold (i) 1,242,588 shares of the Registrant’s common stock, at a price of $4.62 per share, for gross proceeds of $5,740,756 and (ii) $2,964,500 in 12% subordinated notes, for aggregate gross proceeds of $8,705,256 for the combined private placement offering. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, will become due and payable on March 30, 2025. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid Taglich Brothers, Inc. a cash payment of $696,420, which represented an 8% commission of the gross proceeds received in this closing. In connection with the offering, Taglich Brothers, Inc. earned warrants to purchase 124,258 shares of common stock, which represented 8% of the shares of common stock sold, which have an exercise price of $4.62 per share. In addition, we agreed to extend the expiration date of all currently outstanding warrants previously issued to the placement agent and/or its assignees to March 30, 2027.

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Stock-Based Compensation

In accordance with the Intellinetics, Inc. 2015 Equity Incentive Plan, the Registrant issued the following stock-based compensation in the previous three fiscal years:

The following Incentive Stock Options to purchase common stock of the Registrant were issued to employees and consultants of the Registrant, all subject to vesting requirements:

Grant Date	Exercise Price	Number of Options	Expiration Date
01/30/2019	$45.00	250	December 31, 2025
03/11/2019	$6.50	33,200	Varies, see note*
03/11/2019	$6.50	10,100	March 10, 2029
09/02/2020	$4.00	99,000	September 1, 2030
04/14/2022	$4.62	220,587	April 13, 2032

* On March 11, 2019, the Registrant canceled previously granted stock options to employees in the following amounts: 3,000 shares at an exercise price of $45.00 per share; 3,200 shares at an exercise price of $48.00 per share; 2,000 shares at an exercise price of $38.00 per share; 15,000 shares at an exercise price of $15.00 per share; and 10,000 shares at an exercise price of $19.00 per share. On the same day, the Registrant replaced those canceled stock options exercisable for a total of 33,200 shares with virtually identical stock options terms in accordance with the 2015 Plan, but at an exercise price of $6.50 per share. Each replaced stock option retained its original expiration date.

On January 7, 2019, the Company issued 5,454 new shares of restricted common stock to an employee of the Company in lieu of cash for a portion of that employee’s base salary.

The following grants of common stock of the Registrant were issued to directors of the Registrant, in accordance with the Registrant’s outside director compensation policy:

Grant Date	Number of Shares
01/05/2018	6,052
01/07/2019	10,454
01/02/2020	16,428
01/04/2021	12,207
01/06/2022	8,097

Item 16. Exhibits and Financial Statement Schedules

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which follows the signature page to this Registration Statement and is incorporated herein by reference. All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the Registration Statement is on Form S-1, Form S-3, Form SF-3, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on the date indicated below.

INTELLINETICS, INC

Date: June 17, 2022	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. DeSocio and Joseph D. Spain, jointly and severally, with full power to act without the joinder of others, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution in each, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1, including, without limitation, any post-effective amendments hereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 17, 2022.

Signature	Title

/s/ James F. DeSocio	President, Chief Executive Officer,
James F. DeSocio	and Director (Principal Executive Officer)

/s/ Matthew L. Chretien	Chief Strategy Officer,
Matthew L. Chretien	Chief Technology Officer, Secretary, and Director
(Principal Executive Officer for prior period)

/s/ Joseph D. Spain	Chief Financial Officer, Treasurer
Joseph D. Spain	(Principal Financial Officer; Principal Accounting Officer)

/s/ Rye D’Orazio	Director
Rye D’Orazio

/s/ William Cooke	Director, Chairman of the Board
William Cooke

/s/ Sophie Pibouin	Director
Sophie Pibouin

/s/ Roger Kahn	Director
Roger Kahn

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INTELLINETICS, INC.

Form S-1

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date

2.1	Stock Purchase Agreement, dated as of March 2, 2020, by and among Intellinetics, Inc., Graphic Sciences, Inc., and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich	8-K	2.1	03-04-2020

2.2	Asset Purchase Agreement, dated April 21, 2020, by and among Intellinetics, Inc., CEO Imaging Systems, Inc., and Bradley R. Lahr	8-K	2.1	04-24-2020

2.3	Asset Purchase Agreement, dated as of April 1, 2022, by and among Intellinetics, Inc., 16th Fairway, LLC, TAG 2103 Investment Trust, Elderly Moose, LLC, and Double Wolves, Inc.	8-K	2.1	04-05-2022

3.1.1	Articles of Incorporation of Intellinetics, Inc.	10-SB	3.1	10-02-2000

3.1.2	Certificate of Correction, effective May 22, 2007	8-K	3.1	06-15-2007

3.1.3	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc.	8-K	99.1	09-03-2014

3.1.4	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc., dated March 2, 2020	8-K	3.1	03-04-2020

3.1.5	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc., dated March 3, 2020	8-K	3.2	03-04-2020

3.2.1	Bylaws of Intellinetics, Inc.	10-SB	3.3	10-02-2000

3.2.2	Amendment No. 1 to the Bylaws of Intellinetics, Inc.	8-K	3.4	03-01-2012

3.2.2	Amendment No. 2 to the Bylaws of Intellinetics, Inc.	8-K	3.3	03-04-2020

4.1	Form of Stock Certificate	10-K	4.1	03-30-2020

4.4	Form of Warrant to Purchase Common Stock, issued October 22, 2017	8-K	10.2	10-26-2017

4.5	Form of Placement Agent Warrants	8-K	10.5	11-24-2017

4.6	Form of Placement Agent Warrants	8-K	10.3	09-26-18

4.7	Form of 12% Subordinated Notes, dated March 2, 2020	8-K	10.2	03-04-2020

4.8	Form of Placement Agent Warrants, dated March 2, 2020	8-K	4.4	03-04-2020

4.9	Form of Placement Agent Warrants, dated April 1, 2022	8-K	4.1	04-05-2022

4.10	Form of 12% Subordinated Notes, dated April 1, 2022	8-K	10.2	04-05-2022

5.1	Opinion of McDonald Carano LLP +

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10.1	Amended Employment Agreement of Matthew L. Chretien, dated September 16, 2011	8-K	10.37	02-13-2012

10.2	Amended Offer of Employment of Matthew L. Chretien, dated September 16, 2011	8-K	10.38	02-13-2012

10.3	Employment Agreement of Joseph D. Spain dated December 2, 2016	8-K	10.3	12-06-2016

10.4	Lease Renewal Agreement by and between Intellinetics, Inc. and Dividend Drive LLC, dated as of August 9, 2016	10-K	10.6	03-30-2017

10.5	Intellinetics, Inc. 2015 Equity Incentive Plan	8-K	10.3	04-30-2015

10.6	First Amendment to Intellinetics, Inc. 2015 Equity Incentive Plan, dated September 25, 2017	8-K	10.2	09-26-2017

10.7	Second Amendment to Intellinetics, Inc. 2015 Equity Incentive Plan, dated February 19, 2018	8-K	10.2	02-23-2018

10.8	Form of Non-Qualified Stock Option Agreement under Company’s 2015 Equity Incentive Plan	10-K	10.9	03-28-2016

10.9	Form of Incentive Stock Option Agreement under Company’s 2015 Equity Incentive Plan	8-K	10.6	01-05-2016

10.10	Offer Letter, dated September 25, 2017, between Intellinetics, Inc. and James F. DeSocio	8-K	10.1	09-26-2017

10.11	Intellinetics, Inc. 2018 Executive Incentive Compensation Plan	8-K	10.3	02-23-2018

10.12	Amendment, dated February 19, 2018, between Intellinetics, Inc. and Joseph D. Spain	8-K	10.1	02-23-2018

10.13	State of Michigan Enterprise Procurement Notice of Contract No 171 180000000749, between the State of Michigan and Graphic Sciences, Inc., with Standard Contract Terms, dated June 1, 2018	8-K	10.4	03-04-2020

10.14	Form of Securities Purchase Agreement, dated March 2, 2020	8-K	10.1	03-04-2020

10.15	Form of Registration Rights Agreement, dated March 2, 2020	8-K	10.3	03-04-2020

10.16	Form of Securities Purchase Agreement, dated April 1, 2022	8-K	10.1	04-05-2022

10.17	Form of Registration Rights Agreement, dated April 1, 2022	8-K	10.3	04-05-2022

21.1	List of Subsidiaries of Intellinetics, Inc. +

23.1	Consent of Independent Registered Public Accounting Firm +

23.2	Consent of Independent Registered Public Accounting Firm +

107	Filing Fee +

+	Filed herewith:

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